Exhibit 99.6

(Securities Code: 8972)

(Date of Notice) August 1, 2023

(Commencement Date of Electronic Provision Measures) July 20, 2023

To Our Unitholders

Hiroaki Momoi

Executive Director

Kenedix Office Investment Corporation

2-1-6 Uchisaiwaicho, Chiyoda-ku, Tokyo

Notice Concerning the Twelfth General Meeting of Unitholders

This exchange offer or business combination is made for the securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Japanese accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

You are cordially invited to attend the Twelfth General Meeting of Unitholders of Kenedix Office Investment Corporation (“the Investment Corporation”). The Meeting will be held as described below.

You can also exercise your voting rights in writing. Please review the “Reference Material for the General Meeting of Unitholders” set forth below, vote on the proposals in the enclosed Voting Rights Exercise Form, and return it by no later than 5:00 p.m. Monday, August 21, 2023.

In addition, the Investment Corporation has established a “deemed approval” provision in Article 15 of its current Articles of Incorporation pursuant to Article 93, paragraph 1 of the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951; as amended, “the Investment Trusts Act”).

Accordingly, if you are unable to attend the Meeting and are unable to vote using the Voting Rights Exercise Form, please note that you will be deemed as having attended the meeting and approved each of the agenda.

(Excerpt from the Investment Corporation’s Current Articles of Incorporation)

Article 15 (Deemed Approval)

1. A unitholder’s non-attendance at the General Meeting of Unitholders and non-voting shall be deemed as the unitholder’s approval of the agenda items submitted to the General Meeting of Unitholders (provided that when submitted agenda items contradict each other, such agenda items shall be omitted).

2. Unitholder votes that are deemed as having approved agenda items pursuant to the preceding Paragraph will be added to the votes cast by attending unitholders.

In holding the Meeting, the Investment Corporation has taken measures to electronically provide reference materials for the Meeting and has uploaded “Notice Concerning General Meeting of Unitholders” on the “General Meeting of Unitholders” page on its website. Please visit and refer to the link below.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Investment Corporation’s website:

https://www.kdo-reit.com/en/

The Investment Corporation has also uploaded its reference materials for the Meeting on the Tokyo Stock Exchange (“TSE”) website. To access the reference materials, please visit the TSE website and search the entity name “Kenedix Office Investment Corporation” or the security code “8972,” go to “Basic Information” and select “Documents for Public Inspection/PR information” tabs.

TSE’s website (Listed Company Information Service)

(https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show)

1. Date and Time

2:30 p.m., Tuesday, August 22, 2023

(Attendees will be allowed into the venue from 2:00 p.m.)

2. Place

2-1-1 Uchisaiwaicho, Chiyoda-ku, Tokyo

Iino Hall and Conference Center Room A1+A2+A3, Iino Building 4F

3. Agenda of the Meeting

Resolution Agenda:

Agenda Item No. 1: Approval of the Merger Agreement

Agenda Item No. 2: Partial amendments to the Articles of Incorporation

Agenda Item No. 3: Election of One (1) Executive Director

Agenda Item No. 4: Election of One (1) Alternate Executive Director

Agenda Item No. 5: Election of Four (4) Supervisory Directors

Note:

(Requests)

•	For those attending the Meeting, please present the enclosed Voting Rights Exercise Form at the reception desk.

•

Unitholders voting by proxy can vote by having another individual unitholder who holds voting rights attend the Meeting and act as their proxies. In such a case, please submit a Power of Representation Form and a Voting Rights Exercise Form at the reception desk.

•	Unitholders are reminded to bring this notice when attending the Meeting, so as to enable us to save our resources.

(Information)

•	If neither approval nor disapproval of a proposal is indicated in a Voting Rights Exercise Form returned to the Investment Corporation, it shall be counted as a vote for approval of the proposal.

•

Please note that, should there be any corrections to the reference materials up to the day before the Meeting, the Investment Corporation will post the relevant sections before and after the corrections on the Investment Corporation and TSE websites above.

•	Please kindly note that no gifts will be handed out to unitholders attending the Meeting.

•	Please note that, in light of the COVID-19 infections in Japan, the Investment Corporation may take measures in order to prevent the COVID-19 infections at the Meeting.

Reference Material for the General Meeting of Unitholders

Agenda and Reference Matter

Agenda Item No. 1: Approval of the Merger Agreement

On June 13, 2023, the Investment Corporation, Kenedix Residential Next Investment Corporation (“KDR”) and Kenedix Retail REIT Corporation (“KRR”; and the Investment Corporation, KDR and KRR are individually or collectively referred to as “Each REIT”) resolved to undertake an absorption-type merger, with November 1, 2023 as the effective date, whereby the Investment Corporation will be the surviving corporation and KDR and KRR will be the dissolving corporations in the merger (the “Merger”), and executed a merger agreement (the “Merger Agreement”) to that effect. All unitholders are requested to agree to the purpose for the Merger as described below and approve the Merger Agreement.

1.	Reason for the absorption-type merger

The Japanese economy is making a moderate recovery as movement restrictions to prevent the spread of COVID-19 infections was removed, and its economic and social activities are being normalized. However, there are uncertain factors in the economic conditions in and outside Japan such as changes in the global affairs, emergence of geopolitical risks and effects of economic sanctions related to these risks as a result of the invasion of Ukraine by Russia, continuous global inflation related to rising commodity prices and fuel costs, increase of the policy interest rates by major countries, and bankruptcies of overseas financial institutions.

In such environment, the current real estate investment trust securities market (the “J-REIT market”) is unstable and affected by the concern for rising operational costs due to inflation and the fear for the rise in the long-term interest rates due to future changes of the monetary policies by the Bank of Japan.

The asset management company of Each REIT, Kenedix Real Estate Fund Management, Inc. (“KFM”), was established as follows: Kenedix Residential Partners, Inc. established in March 2011 merged with Kenedix Office Partners, Inc. and Kenedix Advisors, Inc. (both established in November 2003) in October 2013 in an absorption-type merger, and changed its corporate name to the current name of the asset management company. Each REIT has received sponsor support from Kenedix, Inc., the parent company of KFM, and its group companies and has achieved operational results.

The Investment Corporation was listed on the J-REIT market of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”) in July 2005, as “Kenedix Realty Investment Corporation” which conducted diversified investment in office buildings, residential properties, and retail facilities, etc. and began operation with a portfolio of 29 properties and a total acquisition price of 61 billion yen. Subsequently, the Investment Corporation amended its management guidelines to convert its diversified REIT into office specialized REIT in December 2006. Moreover, the Investment Corporation clarified its plan to build a portfolio centered on mid-sized office buildings and amended its articles of incorporation to change the corporate name to the current name of the investment corporation in February 2014.

The Investment Corporation has increased the size of its assets to 97 properties and the total acquisition price of 453.3 billion yen (excluding the silent partnership equity interest whose underlying asset is Shinjuku Sanei Building) (as of April 30, 2023) through a period of approximately 18 years after it was listed by mainly investing in and managing mid-sized office buildings in Tokyo Metropolitan Area where economic activities are densely integrated with abundant tenant demand and rich stocks of properties.

KDR was listed in April 2012, as “Kenedix Residential Investment Corporation” which mainly invests in residential properties such as rental housing, and began operation with a portfolio of 20 properties and a total acquisition price of 30.4 billion yen. In March 2018, KDR undertook an absorption-type merger, whereby KDR became the surviving corporation and Japan Senior Living Investment Corporation became the dissolving corporation in the merger, and changed its corporate name to the current name of the investment corporation and amended its articles of incorporation in order to add healthcare facilities and hotels to its main investment target in addition to the existing residential properties.

KDR mainly invests in residential properties and healthcare facilities which are spaces where people live and stay. KDR has increased the size of its assets to 182 properties and a total acquisition price of 304.2 billion yen (as of April 30, 2023) through a period of approximately 11 years after it was listed, by investing in and managing the real estates which are expected to have a strong demand from tenants or users and gain stable and lasting profits in accordance with regional analysis and separate analysis based on characteristic features or site locations of each real estate property.

KRR was listed in February 2015, as “Kenedix Retail REIT Corporation” which focuses its investments in “shopping centers for daily needs” that are located within residential districts or adjacent to major roads or streets and provide daily goods and services, and began operations with a portfolio of 18 properties and a total acquisition of 80.8 billion yen. In June 2018, KRR amended its articles of incorporation to, from the perspective of keeping pace with the changing trends of supply chain such as the growth of e-commerce, add distribution centers that provide products that complements shopping centers in its investment target in addition to the existing shopping centers.

KRR has increased the size of its assets to 70 properties and the total acquisition price of 270.3 billion yen (as of April 30, 2023) through a period of approximately 8 years after it was listed, by investing in and managing shopping centers and distribution centers that are expected to contribute to improve the profit stability and the profitability of the portfolio based on its policy to focus its investment in shopping centers for daily needs.

Each REIT has implemented various measures to ensure the acquisition of stable profits and the continued growth of investment assets by leveraging each characteristic.

However, the real estate market’s evaluations of the mid-sized office buildings, which are the Investment Corporation’s main investment target, have not changed because of their scarcity and liquidity. Thus, the capitalization rate remains low and it remains hard to acquire mid-sized office buildings. Moreover, recently, unit prices of the Investment Corporation are significantly below NAV per unit due to the concern for the market outlook regarding secondary vacancies and rent decline due to large supplies of large office buildings, and there are limited opportunities for external growth that involve public offering. Therefore, there are issues with ensuring continued future growth. As for KDR, although KDR has conducted public offerings for five consecutive years, there is the possibility that the acquisition competition may escalate and the acquisition opportunities may decrease due to the relatively stable profitability of residential properties, and recently unit price is below NAV per unit. Moreover, KDR’s LTV is relatively high in the J-REIT market, and KDR has concerns regarding the increase in costs when interest rates are rising. As for KRR, although KRR has a rich real estate pipeline, it has been increasingly difficult to acquire shopping centers for daily needs since the COVID-19 pandemic. In addition, there are concerns over increase in costs caused by inflation, and there are issues such as limited room for the future internal growth as a whole due to the long-term fixed rents.

Moreover, Each REIT is watching the trends of interest levels and price levels such as costs of utilities, which may have an impact on the profitability of their portfolios in the future, and Each REIT recognizes this situation as their common issues.

In such circumstances, Each REIT agreed to start negotiation for merger and carefully deliberated on the issues in order to deal with the issues described above, respond flexibly to environmental changes and attain continued growth. As a result, Each REIT came to the same conclusion that the Merger will contribute to maximize unitholders’ value by leading to the continued growth by expanding investment target sectors, improving their presence and stability in the market by increasing the sizes of their assets, and enabling more commitment for sustainability. Therefore, the Merger Agreement was made and entered into by and among Each REIT.

Each REIT considers that the Merger has the following rationale:

i) Sustainable growth driven by expansion of investment target sectors

The New REIT (defined below) will continue to focus on their main investment target, i.e. mid-sized office buildings, residential properties, healthcare facilities, and shopping centers for daily needs, and it will start to additionally focus on logistics facilities and hotels, in which Each REIT has conducted only limited investments until now, to increase opportunities for acquisitions. In addition, the Merger will enable asset reshuffling among different asset types, disposing of properties with less competitiveness or profitability, allow flexibly to the changes of the external environment surrounding the real estate market, and activate the investments in the investment target sectors that are expected to grow, and thus leading to the improvement of portfolio profitability. As described above, the New REIT aims to attain continued growth beyond the boundary of the strategic management for the existing specialized REIT through a strategic management that ensures a wide range of opportunities for acquisitions and flexibility related to the expansion of the investment target sectors.

ii) Improvement in the market presence and ability

Through the Merger, the asset size of the investment corporation after the Merger (the “New REIT”) will be ranked third in the J-REIT market (Note 1) and this will significantly improve the presence in the market and liquidity of investment units, and the portfolio is expected to own a total of 350 properties (Note 2) after the Merger. Having the largest expected number of properties in the J-REIT market will enhance diversification and contribute to improve the stability of the portfolio. In addition, a property manager that leverages the advantage of its scale will contribute to increase resilience against the pressure of the rising costs.

iii) Further commitment to sustainability

Each REIT has recognized sustainability as a significant issue and has taken the initiative in implementing various initiatives. Specifically, the Investment Corporation has become the first investment corporation in the J-REIT market to participate in GRESB Real Estate Assessment, KDR was the first J-REIT to issue social bonds, and KRR was the first J-REIT to introduce investment unit performance fee. The New REIT plans to integrate and elevate expertise accumulated by Each REIT through the Merger and aims to be a leading company in the sustainability initiatives. Moreover, the New REIT plans to further enforce the sustainability initiatives under the management system with a high degree of specialization and diversity by introducing a new management fee structure that is linked to unitholder value and sustainability metric, improving governance through the enhancement of supervisory officers, and promoting diversity.

Furthermore, the New REIT sets the following growth strategies: capturing new opportunities for growth through the expansion of its investment target sectors, strengthening its earnings power through the reshuffling of its assets which adapt to environmental changes and acquiring upside earnings through active management.

Under these growth strategies, as described in the press releases “Notice Concerning Acquisition of Properties (River City 21 East Towers II and 2 Other Properties) and Disposition of Properties (Harajuku F.F. Building and 1 Other Property)” dated June 13, 2023 by Each REIT, and “Notice Concerning Acquisition of Property (York Mart Higashi-Michinobe)” dated the same day by KRR, the New REIT aims to strengthen its earning power by acquiring a total of four properties: residential property, hotel, distribution center (land) and shopping center for daily needs, and by disposing of two office buildings.

(Note 1)

The amount of asset size after the Merger is calculated by totaling the asset size of Each REIT. The asset size of the Investment Corporation is assumed to be the total of acquisition price of the properties in the portfolio as of April 30, 2023, plus the acquisition (scheduled) price reflecting the acquisitions and sales (including one that are scheduled) of the properties from May 1, 2023 to the effective date of the Merger. The asset size of KDR and KRR is considered to be the appraisal values of the properties as of the end of the latest fiscal period (relating to KDR, as of January 31, 2023 (provided, however, that, this includes the acquisitions of Sunny Life Tachikawa and Rehabili-home Bon Sejour Minamisenzoku; relating to KRR, as of March 31, 2023). The asset sizes of the other investment corporations in the J-REIT market are calculated based on the asset sizes including any properties that the other investment corporations announced the acquisition and sale thereof in the J-REIT market as of April 30, 2023 (acquisition (scheduled) price basis). Therefore, it is not guaranteed that the New REIT will have the third largest asset size in the J-REIT market as of the effective date of the Merger. In regard to the asset size after the Merger, because it is planned that assets of KDR and KRR will be succeeded at market price based on the purchase method by the Investment Corporation as the acquiring corporation, the asset size will not be a simple sum of the total (scheduled) acquisition price of the Investment Corporation and the total appraisal values of KDR and KRR as of the end of the latest accounting period.

(Note 2)

The number of properties of the portfolio after the Merger is based on the number of properties of the Investment Corporation, KDR and KRR as of June 13, 2023 and reflecting the change in the number of the acquisitions and sales of the properties (including ones that are scheduled) by the effective date of the Merger. KDX Chofu Building is treated as one property in the calculation of the number of properties of the portfolio after the Merger though the Investment Corporation owns its office tower and KRR owns its retail wing respectively as of June 13, 2023. The numbers of the properties of the other investment corporations in the J-REIT market is calculated based on the number of properties including those that the other investment corporations announced acquisition and sale thereof in the J-REIT market as of April 30, 2023. Therefore, it is not guaranteed that the portfolio of the New REIT will have the largest number of properties in the J-REIT market as of the effective date of the Merger.

2.	Summary of the contents of the Merger Agreement

As described in Attachment 1 hereto.

3.	Summary of the contents of the matters set forth in Items 1 to 3, Article 194 of the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations

(1)

Matters regarding appropriateness of provisions for number of investment units of the surviving corporation delivered to the unitholders of the dissolving corporation in lieu of their investment units by the surviving corporation for the absorption-type merger or calculation method of number of such investment units and total amount of unitholders’ capital of the surviving corporation and allocation of investment units of the surviving corporation to unitholders of the dissolving corporation

(i)

Matters regarding appropriateness of provisions for number of investment units of the surviving corporation delivered to the unitholders of the dissolving corporation in lieu of their investment units by the surviving corporation for the absorption-type merger or calculation method of number of such investment units and allocation of investment units of the surviving corporation to unitholders of the dissolving corporation

(a)	Number of investment units of the Investment Corporation or amount of money to be allocated for each investment unit of KDR and KRR

	Investment Corporation (Surviving corporation in the absorption-type merger)	KDR (Dissolving corporation in the absorption-type merger)	KRR (Dissolving corporation in the absorption-type merger)
Allocation of investment units under the Merger	1	1.34	1.68
		(Reference) Before the Investment Unit Split (defined in (Note 2) below; hereinafter the same) 0.67	(Reference) Before the Investment Unit Split 0.84

(Note 1)

The number of new Investment Corporation’s investment units to be issued as a result of the Merger (the number of units taking into account the Investment Unit Split of the Investment Corporation): 2,446,037

(Note 2)

The Investment Corporation plans to split one investment unit into 2 investment units with October 31, 2023 as the record date for splitting the investment units and November 1, 2023 as the effective date of the split (the “Investment Unit Split”); the allocation ratio shown above and the number of the new investment units, which the Investment Corporation will allocate and deliver, are subject to the Investment Unit Split taking effect. If 0.67 Investment Corporation’s investment units are allocated and delivered against 1 KDR investment unit and 0.84 Investment Corporation’s investment units are allocated and delivered against 1 KRR investment unit on the basis of the merger ratio before the Investment Unit Split, there will be many unitholders of KDR and KRR being allocated fractions of less than one Investment Corporation’s investment unit. To make it possible for unitholders of KDR and KRR to continue holding the Investment Corporation’s investment units after the Merger, a split of the Investment Corporation’s investment units will be carried out before the allocation towards unitholders of KDR and KRR, in the ratio of two Investment Corporation investment units to one Investment Corporation’s investment unit for the purpose of delivering to all unitholders of KDR and KRR at least one Investment Corporation’s investment unit, and 1.34 Investment Corporation’s investment unit post- Investment Unit Split will be allocated and delivered for every one KDR investment unit and 1.68 Investment Corporation’s investment unit post- Investment Unit Split will be allocated and delivered every one KRR investment unit.

(Note 3)

In addition to the above mentioned investment units, the Investment Corporation intends to pay unitholders of KDR and KRR (the unitholders stated or recorded in the final unitholders’ registers of KDR and KRR on the day before the effective date of the Merger (excluding Each REIT and unitholders of KDR and KRR who has demanded the purchase of their investment units pursuant to Article 149-3 of the Investment Trusts Act) (excluding those who have withdrawn such demand for purchase) (hereinafter referred to as the “Unitholders Subject to Allocation”))), in lieu of cash distributions (distributions of profits) for the last fiscal period of KDR and KRR which ends the day before the effective date of the Merger, the Payment upon the Merger in the form of cash distributions based on distributable income of KDR and KRR for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of distributable income of KDR and KRR on the day before the effective date of the Merger by the number of issued investment units of KDR and KRR on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The Payment upon the Merger will be paid within a reasonable period from the effective date of the Merger. KRR is planning to submit a proposal for the change of the articles of incorporation to the general meeting of unitholders scheduled on August 21, 2023 on the condition that the Merger Agreement is approved at Each REIT’s General Meeting of Unitholders. The proposal is to change the current fiscal year end from March 31 and September 30 to April 30 and October 31 and change the last day of 17th fiscal period which starts from April 1, 2023 from September 30, 2023 to October 31, 2023. If this proposal for the change of the articles of incorporation is approved at the general meeting of unitholders, the last fiscal period of KRR before the effective date of the Merger, the 17th fiscal period will last for 7 months, from April 1, 2023 to October 31, 2023, and cash distribution will not be made with a record date of September 30, 2023 (as written above, the Payment upon the Merger that meets the distributions amount for the same period will be paid).

(b)	Basis for Calculation

The Investment Corporation has appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”), KDR has appointed Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (“Mitsubishi UFJ Morgan Stanley Securities”), and KRR has appointed Nomura Securities Co., Ltd. (“Nomura Securities”) respectively, as their financial advisors for the Merger. Each REIT has requested their respective financial advisors to conduct financial analysis with regard to the merger ratio used in the Merger in order to calculate the merger ratio used in the Merger in a fair manner.

The summaries of the analyses respectively conducted by SMBC Nikko Securities, Mitsubishi UFJ Morgan Stanley Securities, and Nomura Securities indicate figures prior to taking into consideration the Investment Unit Split, by the Investment Corporation, of one investment unit into two investment units as mentioned above in “(a) Number of investment units of the Investment Corporation or amount of money to be allocated for each investment unit of KDR and KRR”.

(SMBC Nikko Securities)

SMBC Nikko Securities has determined to adopt four individual valuation methods to calculate the merger ratio based on its own analysis on the financial information of Each REIT as well as the terms and conditions of the Merger. Because the investment units of Each REIT are respectively listed on the Tokyo Stock Exchange and the market prices are available, SMBC Nikko Securities conducted the historical unit price analysis. Because there are multiple listed investment corporations comparable to Each REIT and analogical estimates of the investment unit values based on the comparable investment corporations are possible, SMBC Nikko Securities also conducted the comparable trading multiple analysis. In addition, SMBC Nikko Securities conducted the dividend discount model analysis (“DDM”) as a method of valuation and analysis of the investment unit values based on dividends that unitholders of Each REIT are expected to receive in the future, and for the purpose of reflecting the market values of the properties held by Each REIT, SMBC Nikko Securities also conducted the adjusted net asset value analysis. The calculated ranges of the merger ratio shown below are those of KDR and KRR with the investment unit value for each investment unit of the Investment Corporation as one (1).

In the historical unit price analysis, the simple average of the closing prices of investment units for the one month period, three-month period and six-month period from June 12, 2023, which is set as the base date for calculation, has been adopted, after taking into account the recent status of market transactions of the investment units of Each REIT.

In the future profit plans of Each REIT assumed in DDM by SMBC Nikko Securities, there is no fiscal year in which a significant increase or decrease in income is expected in Each REIT’s profit plan.

For details concerning the supplemental explanation regarding the assumptions and disclaimers of SMBC Nikko Securities’ analysis, please refer to (Note 1) at the end of this this section.

Valuation Approach	KDR	KRR
Historical Unit Price Analysis	0.66~0.69	0.79~0.82

Comparable Trading Multiple Analysis	0.57~0.95	0.70~1.16

DDM Analysis	0.45~0.96	0.68~1.20

Adjusted Net Asset Value Analysis	0.56	0.66

(Mitsubishi UFJ Morgan Stanley Securities)

Mitsubishi UFJ Morgan Stanley Securities conducted the analyses of the merger ratio by comprehensively taking into account the results of the analyses based on the following four valuation approaches. Because the investment units of Each REIT are respectively listed on the Tokyo Stock Exchange, Mitsubishi UFJ Morgan Stanley Securities conducted the historical unit price analysis as a method of evaluation based on the unit prices formed in the securities market. In addition, Mitsubishi UFJ Morgan Stanley Securities conducted the comparable trading multiple analysis as a method of evaluation based on investment unit values of other listed investment corporations which operate business similar to that of Each REIT. Moreover, Mitsubishi UFJ Morgan Stanley Securities conducted the discounted cash flow analysis (“DCF”) as an intrinsic method of evaluation of the investment unit values based on medium-and-long term future business activities of Each REIT. Furthermore, Mitsubishi UFJ Morgan Stanley Securities conducted the net asset value approach as a static method of evaluation of the investment unit values reflecting the market values of Each REIT’s assets. The summary of the analyses conducted by Mitsubishi UFJ Morgan Stanley Securities is as follows. The calculated ranges of the merger ratio shown below are those of KDR and KRR with the investment unit value for each investment unit of the Investment Corporation as one (1).

In the historical unit price analysis, each closing price of investment units for the one month period, three-month period, six-month period and twelve-month period from June 12, 2023, which is set as the base date for calculation, has been used for the analyses, after taking into account the recent status of market transactions of the investment units of Each REIT.

In the future profit plans of Each REIT assumed in DCF by Mitsubishi UFJ Morgan Stanley Securities, there is no fiscal year in which a significant increase or decrease in income is expected in Each REIT’s profit plan.

For details concerning the supplemental explanation regarding the assumptions and disclaimers of Mitsubishi UFJ Morgan Stanley Securities’ analysis, please refer to (Note 2) at the end of this section.

Valuation Approach	KDR	KRR
Historical Unit Price Analysis	0.61~0.71	0.76~0.86

Comparable Trading Multiple Analysis	0.62~0.83	0.74~1.03

DCF Analysis	0.51~0.72	0.56~0.78

Valuation Approach	0.56	0.66

(Nomura Securities)

Nomura Securities adopted the following four valuation approaches to make calculations of the Merger ratio. Because the investment units of Each REIT are respectively listed on the Tokyo Stock Exchange and the market prices are available, Nomura Securities conducted the average historical unit price analysis. Because there are multiple listed investment corporations comparable to Each REIT and analogical estimates of the investment unit values based on the comparable investment corporations are possible, Nomura Securities also conducted the comparable trading multiple analysis. In addition, Nomura Securities conducted DCF to reflect the status of the future business activities in the calculations. Moreover, Nomura Securities conducted the adjusted market value of net asset value analysis to reflect the effects of selling the investment units at the market price on the net assets in the calculations. The summary of the analyses conducted by Nomura Securities is as follows and the calculated ranges of the merger ratio shown below are those of KDR and KRR with the investment unit value for each investment unit of the Investment Corporation as one (1).

In the average historical unit price analysis, the base date for calculation is June 12, 2023. The simple average of the closing prices for the base date for calculation, the period of five business days from the base date for calculation, the one-month period, three-month period and six-month period from the base date for calculation has been adopted.

In the future profit plans of Each REIT assumed in DCF by Nomura Securities, there is no fiscal year in which a significant increase or decrease in income is expected in Each REIT’s profit plan.

For details concerning the supplemental explanation regarding the assumptions and disclaimers of Nomura Securities’ analysis, please refer to (Note 3) at the end of this section.

Valuation Approach	KDR	KRR
Average Historical Unit Price Analysis	0.66~0.69	0.79~0.82

Comparable Trading Multiple Analysis	0.57~0.72	0.57~0.95

DCF Analysis	0.57~0.70	0.79~1.13

Adjusted Market Value of Net Asset Value Analysis	0.56	0.66

(Note 1)

In analyzing the above merger ratio, SMBC Nikko Securities has relied on the information provided by Each REIT and publicly available information assuming that all such materials and information are accurate and complete, without independent verification of the accuracy or completeness of those materials and information. In addition, SMBC Nikko Securities did not make any independent valuation, appraisal, or assessment of the assets or liabilities (including off-balance-sheet assets and liabilities and any other contingent liabilities) of Each REIT, nor has SMBC Nikko Securities requested any such appraisal or assessment from a third-party institution. Further, SMBC Nikko Securities has assumed that the financial projections provided by Each REIT have been prepared in a reasonable manner to reflect the best currently available estimates and judgments by the management of Each REIT. The analysis of the above merger ratio by SMBC Nikko Securities was based on the above information that was available as of June 12, 2023. SMBC Nikko Securities has prepared its analysis solely for the Board of Directors of the Investment Corporation for the purpose of deliberating the Merger, and the analysis may not be relied upon or used for any other purpose or by any other third party. In addition, SMBC Nikko Securities will not provide any opinion or recommendation on voting by any of the unitholders of Each REIT with respect to the Merger or any other proposed transaction.

(Note 2)

In analyzing the above merger ratio, Mitsubishi UFJ Morgan Stanley Securities has relied on the information provided by Each REIT and publicly available information assuming that all such materials and information are accurate and complete, without independent verification of the accuracy or completeness of those materials and information. In addition, Mitsubishi UFJ Morgan Stanley Securities did not make any independent valuation, appraisal, or assessment of the assets or liabilities (including off-balance-sheet assets and liabilities and any other contingent liabilities) of Each REIT, nor has Mitsubishi UFJ Morgan Stanley Securities requested any such appraisal or assessment from a third-party institution. Further, Mitsubishi UFJ Morgan Stanley Securities has assumed that the financial projections provided by Each REIT have been prepared in a reasonable manner to reflect the best currently available estimates and judgments by the management of Each REIT. The analysis of the above merger ratio by Mitsubishi UFJ Morgan Stanley Securities was based on the above information that was available as of June 12, 2023.

Mitsubishi UFJ Morgan Stanley Securities has prepared its analysis solely for the Board of Directors of KDR for the purpose of deliberating the Merger, and the analysis may not be relied upon or used for any other purpose or by any other third party. In addition, Mitsubishi UFJ Morgan Stanley Securities will not provide any opinion or recommendation on voting by any of the unitholders of Each REIT with respect to the Merger or any other proposed transaction.

(Note 3)

In calculating the merger ratio, Nomura Securities has assumed that the publicly available information and all information provided to Nomura Securities are accurate and complete. Nomura Securities has not independently verified the accuracy or completeness of such information. Nomura Securities did not make any independent valuation, appraisal, or assessment of the assets or liabilities (including derivative products, off-balance-sheet assets and liabilities, and any other contingent liabilities) of Each REIT (including analysis and valuation of individual assets or liabilities), nor has Nomura Securities requested any such appraisal or assessment from a third-party institution. Nomura Securities assumed that respective financial projections of Each REIT (including profit plans and other information) have been considered or prepared in a reasonable manner based on the best currently available good-faith estimates and judgments by the management of Each REIT. The calculations of Nomura Securities reflect the information and economic terms and conditions obtained by Nomura Securities as of June 12, 2023. Nomura Securities has prepared its calculations for the sole purpose of serving as a reference for the governing body of KRR to deliberate the merger ratio.

(c)	Background to Calculations

As a result of discussions and negotiations over an extended period comprehensively taking into consideration such factors as the financial performance and state of the assets and liabilities of Each REIT, each future business prospect, the merits of the Merger and the result of the financial analyses performed by respective financial advisors of Each REIT, Each REIT determined that the above merger ratios are fair and executed the Merger Agreement.

The names of the financial advisors appointed by Each REIT are as described in “(b) Basis for Calculation” above, and none of Each REIT obtained an opinion from its own financial advisor.

(d)	Relationships with the Financial Advisors

None of SMBC Nikko Securities, Mitsubishi UFJ Morgan Stanley Securities and Nomura Securities is deemed a related party of Each REIT pursuant to (i) Article 8, Paragraph 17 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of November 27, 1963; including subsequent amendments); and (ii) Article 67, Paragraph 4 of the Ordinance on Accounting at Investment Corporations (Cabinet Office Ordinance No. 47 of 2006; including subsequent amendments, “the Investment Corporations Accounting Ordinance”) and none of them has any material interests to be disclosed with respect to the Merger.

(e)	Measures to Ensure Fairness

i)	Measures to ensure fairness in assessing the propriety of the Merger and the merger ratio

Each REIT is entrusting its asset management functions to KFM. KFM has organized the responsible managers (the Investment Corporation: Head of Office REIT Department / KDR: Head of Residential REIT Department / KRR: Head of Retail REIT Department) and asset management departments (the Investment Corporation: Office REIT Department / KDR: Residential REIT Department / KRR: Retail REIT Department) consisting of different members for Each REIT individually in assessing the Merger and providing advice and support to the Board of Directors of Each REIT, and established a complete system to block transmission of information by setting up an appropriate information wall between each of the asset management department. In addition, when it is necessary to communicate information causing concerns over conflict of interest between each of the asset management department in the course of assessing the Merger, such information is communicated through each of the abovementioned financial advisors appointed by Each REIT individually, in order to prevent asset management departments from having direct contact with each other.

In the course of assessing the Merger, each responsible manager and each of the asset management department reported on a timely basis the status of its assessment to the Board of Directors of Each REIT each composed of one executive director and supervisory directors (the Investment Corporation: three persons / KDR: three persons / KRR: two persons), whose independence from the asset management company is ensured in terms of the Investment Trusts Act, and all material matters of its assessments were deliberated and approved by the Board of Directors of Each REIT.

In addition, since executive directors of Each REIT concurrently serve as directors of KFM and have a conflict of interest with KFM, they have not participated in resolutions for approval of the Merger Agreement at meetings of the Board of Directors of Each REIT regarding the approval of the conclusion of the Merger Agreement.

In connection with the Merger, KFM will receive management fees for the Merger and management fees relating to the management after the Merger takes effect from the Investment Corporation, which will be the surviving corporation in the Merger, pursuant to the provisions of the Investment Corporation’s articles of incorporation and the asset management agreement with the Investment Corporation, but the amount of both fees will not be affected by the merger ratio of the Merger.

Furthermore, the Investment Corporation appointed Anderson Mori & Tomotsune, KDR appointed Miura & Partners, and KRR appointed Morrison & Foerster Law Offices, respectively, as its legal advisor for the Merger, and received advice concerning the methodology and process relating to the procedures and decision-making process for the Merger.

ii)	Measures to ensure fairness in the calculation of the merger ratio

As described in (a) through (c) above, Each REIT has requested its respective financial advisor to perform financial analysis in regard to the merger ratio, and the merger ratio was determined by comprehensively taking into account the results of such analyses together with other factors.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, the Investment Corporation obtained from SMBC Nikko Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger. Given the above, the Investment Corporation’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, KDR obtained from Mitsubishi UFJ Morgan Stanley Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger. Given the above, KDR’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, KRR obtained from Nomura Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger. Given the above, KRR’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

Each REIT did not, however, obtain written opinions (so-called “fairness opinions”) from their respective financial advisors to the effect that the merger ratio is reasonable from a financial perspective for their respective unitholders.

(ii)	Matters regarding appropriateness of provisions for unitholders’ capital of the surviving corporation in the absorption-type merger

The amount of the total unitholders’ capital and the capital surplus of the Investment Corporation to be increased upon the Merger shall be as follows; provided, however, that Each REIT may change such amount upon agreement through consultation, taking into consideration the financial conditions of Each REIT on the day before the effective date.

(a) Unitholders’ Capital: 0 yen

(b) Capital Surplus:

The amount obtained by deducting the amount set forth in (a) above from the amount of increase or decrease in the unitholders’ equity, etc., set forth in Article 22, Paragraph 1 of the Investment Corporations Accounting Ordinance)

(2)	Matters concerning the dissolving corporation in the absorption-type merger (KDR)

(i)	Details of financial statements, asset management reports, and financial statements of cash distributions pertaining to the final fiscal period

As described in Attachment 2 hereto.

(ii)	Details of material asset disposals, assumption of material debts and other events that materially affect the condition of assets after the last day of the final fiscal period

(a)	Acquisition of assets

KDR entered into a sale and purchase agreement with KST5 Co., Ltd. dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one residential property ( River City 21 East Towers II), with November 1, 2023 as the scheduled acquisition date. KDR also entered into a sale and purchase agreement with G.K. RRB dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one hotel (remm roppongi building), with November 1, 2023 as the scheduled acquisition date. The execution of these acquisitions is subject to the effectiveness of the Merger and other conditions being met.

(3)	Matters concerning the dissolving corporation in the absorption-type merger (KRR)

(i)	Details of financial statements, asset management reports, and financial statements of cash distributions pertaining to the final fiscal period

As described in Attachment 3 hereto.

(ii)	Details of material asset disposals, assumption of material debts and other events that materially affect the condition of assets after the last day of the final fiscal period

(a)	Change of the fiscal period

In connection with the Merger, KRR has decided to submit to the general meeting of unitholders scheduled on August 21, 2023 a proposal to amend its articles of incorporation to change the fiscal period-ends from March 31 and September 30 (current) to April 30 and October 31. If the aforementioned amendment is approved in the general meeting of unitholders, the last fiscal period of KRR before the effective date of the Merger is expected to be from April 1, 2023 to October 31, 2023.

(b)	Acquisition of assets

KRR entered into a sale and purchase agreement with SMFL MIRAI Partners Company, Limited dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one retail facility (York Mart Higashi-Michinobe), with September 25, 2023 as the scheduled acquisition date.

KRR also entered into a sale and purchase agreement with SMFL MIRAI Partners Company, Limited dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one logistics facility (Akishima Distribution Center (Land)), with November 1, 2023 as the scheduled acquisition date. The execution of this acquisition is subject to the effectiveness of the Merger and other conditions being met.

(4)	Matters concerning the surviving corporation in the absorption-type merger

(i)	Details of the material asset disposals, assumption of material debts and other events that materially affect the condition of assets after the last day of the final fiscal period

(a)	Split of investment units

The Investment Corporation decided at the Board of Directors Meeting held on June 13, 2023, to conduct the Investment Unit Split as follows.

i)	Purpose of the Investment Unit Split

The Merger will be effected by way of an absorption-type merger with the Investment Corporation as the surviving corporation, with KDR and KRR having a merger ratio of 0.67 and 0.84, respectively, against one for the Investment Corporation, before taking into account the Investment Unit Split. However, with this merger ratio, 0.67 Investment Corporation’s investment units will be allotted against one KDR investment unit and 0.84 Investment Corporation’s investment units will be allotted against one KRR investment unit, resulting in a number of KDR and KRR unitholders that will receive Investment Corporation’s investment units of less than one unit. For this reason, in order to enable the unitholders of KDR and KRR to continue to hold the Investment Corporation’s investment units after the Merger, the Investment Corporation decided to split the Investment Corporation’s investment units at a ratio of two investment units per one investment unit, for the purpose of providing at least one Investment Corporation’s investment unit to all unitholders of KDR and KRR.

ii)	Method of the Investment Unit Split

The Investment Corporation will implement a two for one split of the investment units held by unitholders of the Investment Corporation stated or recorded on the registry of unitholders as of October 31, 2023, which is the day before the effective date of the Merger. The Investment Unit Split will take effect immediately before the Merger taking effect on November 1, 2023, which is the effective date of the Merger, provided that the merger agreement pertaining to the Merger has not been terminated or expired by the day before the effective date of the Merger.

(b)	Disposition of assets

The Investment Corporation entered into a sale and purchase agreement with Kenedix, Inc. dated June 13, 2023 with respect to the disposition of trust beneficiary interest in real estate pertaining to one office building (Harajuku F.F. Building), with November 1, 2023 as the scheduled disposition date. The Investment Corporation also entered into a sale and purchase agreement with Kenedix, Inc. dated June 13, 2023 with respect to the disposition of trust beneficiary interest in real estate pertaining to one office building (KDX Nagoya Sakae Building), with November 1, 2023 as the scheduled disposition date. The execution of these dispositions is subject to the effectiveness of the Merger and other conditions being met.

Agenda Item No. 2: Partial Amendments to the Articles of Incorporation

1. Reasons for the Amendments

(1)	Following the Merger, the corporate name of the Investment Corporation shall be changed (Concerning Article 1 of the current Articles of Incorporation).

(2)

In relation to the Merger, the Investment Corporation plans to split its investment units at a ratio of two investment units per one investment unit for the purpose of providing at least one Investment Corporation’s investment units to all unitholders of KDR and KRR. Since the total number of investment units issued and outstanding will increase as a result of the unit split and the Merger, the Investment Corporation will increase the total number of issuable investment units (Concerning Article 5, Paragraph 1 of the current Articles of Incorporation).

(3)

The Investment Corporation will newly establish a provision to convene the General Meeting of Unitholders on July 1, 2025 or after such date without delay, and thereafter, on July 1 of every other year or after such date without delay, as well as a provision to convene it at any time as required by laws and regulations or otherwise necessary (Concerning Article 9, Paragraphs 1 and 2 of the current Articles of Incorporation).

(4)

The Investment Corporation will make the necessary changes following the enforcement of the amendment provisions set forth in Item 3 of the Supplementary Provisions of the “Act on Arrangement of Relevant Acts Incidental to Enforcement of the Act Partially Amending the Companies Act” (Act No. 71 of 2019) which took effect on September 1, 2022, and the introduction of measures for electronic provision of reference materials for the General Meeting of Unitholders and other information subject to the electronic provision measures on the same date (Concerning Article 9, Paragraphs 4 and 5 of the Proposed Amendments).

(5)

The Investment Corporation will newly establish a provision to the effect that a public notice of the date of the General Meeting of Unitholders which will be held before the elapse of 25 months from the date of the immediately preceding General Meeting of Unitholders which was held pursuant to the provisions of Article 9, Paragraph 1 of the Proposed Amendments will not be required (Concerning the proviso to Article 9, Paragraph 6 of the Proposed Amendments).

(6)

In order to more directly reflect the intention of the unitholders, the Investment Corporation will newly establish a provision to the effect that, agenda to be resolved at the General Meeting of Unitholders that have a significant impact on the management structure of the Investment Corporation and may affect the interests of the unitholders, shall not be subject to the deemed approval set forth in Article 93, Paragraph 1 of the Investment Trusts Act and Article 15, Paragraph 1 of the Articles of Incorporation (Concerning Article 15, Paragraph 2 of the Proposed Amendments).

(7)

The Investment Corporation will newly establish a provision to the effect that the term of office of executive directors and supervisory directors may be extended or shortened to the extent provided by laws and regulations by resolution of the General Meeting of Unitholders (Concerning Article 20, Paragraph 2 of the current Articles of Incorporation).

(8)

In light of the fact that the audit work will increase as the size of assets under management expands with the implementation of the Merger, while the role and responsibility of accounting auditor are further increasing, the Investment Corporation will change the upper limit of the amount of compensation for the accounting auditor in order to make it possible to adjust the amount of compensation for the accounting auditor to a reasonable level corresponding to the audit work for which the accounting auditor is requested (Concerning Article 29 of the current Articles of Incorporation).

(9)

The Investment Corporation will make changes to increase the maximum amount of debt financing and issuance of investment corporation bonds as the asset size, and the outstanding balance of debt financing and investment corporation bonds of the Investment Corporation thereby will expand due to the Merger (Concerning Article 33, Paragraph 4 of the current Articles of Incorporation).

(10)

Following the Merger, the Investment Corporation will make changes to the asset types and targeted investment area of the real estate serving as the main body of real estate-related assets and the real estate backing such assets as set forth in Attachment 1 of the Articles of Incorporation, which are the investment targets of the Investment Corporation (Concerning “Investment Policies”, Attachment 1 of the current Articles of Incorporation).

(11)

In order to further expand investment opportunities and diversify investment methods for the Investment Corporation, the Investment Corporation will make changes to enable investment in the rights under the investment limited partnership agreements as provided in Article 3, Paragraph 1 of the Limited Partnership Act for Investment (Act No. 90 of 1998; as amended), and will make necessary amendments to the investment limitations and the methods of asset evaluation in line with such changes (Concerning “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” and “Investment Limitations” of Attachment 1, and Attachment 2 of the current Articles of Incorporation).

(12)

In order to establish an asset management fee structure that is more closely linked to the interests of unitholders and sustainability indicators in connection with the Merger, with respect to the fee structure of the Asset Management Company, the Investment Corporation will (i) reduce the rate of the Asset Management Fee I, which is a total assets based fee, (ii) change the calculation method of the Asset Management Fee II, which is linked to the interests of unitholders, and establish the Investment Unit Performance Fee and abolish the Asset Management Fee III, and (iii) establish the ESG Performance-Linked Fee, which is linked to sustainability indicators, and amend the Adjustment Provisions and make other necessary changes accordingly (Concerning Attachment 3 of the current Articles of Incorporation).

(13)

Since the amendments to the Articles of Incorporation set forth in (1), (2), (8), (9), (10) and (12) above shall take effect subject to the Merger taking effect, the Investment Corporation will provide to that effect in the Supplementary Provisions (Concerning Article 39 of the Proposed Amendments).

(14)	In addition to above amendments, the Investment Corporation will make other revisions to the wording and provisions.

2. Details of Amendments

Details of the amendments are as follows.

(Underlined parts indicate the proposed amendments.)

Current Articles of Incorporation	Proposed Amendments
Article 1 (Corporate Name)	Article 1 (Corporate Name)

The Investment Corporation shall be named Kenedix Office Investment Corporation.	The Investment Corporation shall be named KDX Realty Investment Corporation.

Article 5 (Total Number of Issuable Investment Units)	Article 5 (Total Number of Issuable Investment Units)

1. The total number of issuable investment units of the Investment Corporation shall be 4 million units.	1. The total number of issuable investment units of the Investment Corporation shall be 20 million units.

2.~3. (Details Omitted)	2.~3. (No Change)

Article 9 (Convocation)	Article 9 (Convocation)

1. The General Meeting of Unitholders of the Investment Corporation shall be held more than once every two years in principle.	1. The General Meeting of Unitholders of the Investment Corporation shall be convened on July 1, 2025 or after such date without delay, and thereafter, on July 1 of every other year or after such date without delay.

(Newly Established)	2. In addition to the preceding Paragraph, the General Meeting of Unitholders shall be convened at any time as required by laws and regulations or otherwise necessary.

2. Unless otherwise provided by laws and regulations, and with the approval of the Board of Directors, when there is one executive director, said executive director shall convene the General Meeting of Unitholders. When there are two or more executive directors, the General Meeting of Unitholders shall be convened by a single executive director in accordance with the order predetermined by the Board of Directors.	3. Unless otherwise provided by laws and regulations, and with the approval of the Board of Directors, when there is one executive director, said executive director shall convene the General Meeting of Unitholders. When there are two or more executive directors, the General Meeting of Unitholders shall be convened by a single executive director in accordance with the order predetermined by the Board of Directors.

(Newly Established)	4. When convening the General Meeting of Unitholders, the Investment Corporation shall take measures for electronic provision for the reference materials for the General Meeting of Unitholders and other information subject to the electronic provision measures.

Current Articles of Incorporation	Proposed Amendments
(Newly Established)	5. The Investment Corporation may omit all or part of the matters for which the electronic provision measures are taken, which are stipulated in the Regulation for Enforcement of the Investment Trusts Act from the documents to be delivered to the unitholders who have requested the delivery by the record date for the voting rights.

3. In order to convene the General Meeting of Unitholders, the date of the General Meeting of Unitholders shall be announced by two months prior to the date of the General Meeting of Unitholders and each unitholder shall be notified in writing by two weeks prior to the date of said General Meeting of Unitholders.	6. In order to convene the General Meeting of Unitholders, the date of the General Meeting of Unitholders shall be announced by two months prior to the date of the General Meeting of Unitholders and each unitholder shall be notified in writing or by electromagnetic means as required by laws and regulations by two weeks prior to the date of said General Meeting of Unitholders. Provided, however, that such announcement shall not be required for the General Meeting of Unitholders to be held before the elapse of 25 months from the date of the immediately preceding General Meeting of Unitholders which was held pursuant to the provisions of Paragraph 1 above.

Article 15 (Deemed Approval)	Article 15 (Deemed Approval)

1. (Details Omitted)	1. (No Change)

(Newly Established)	2. Notwithstanding the provisions of the preceding Paragraph, deemed approval in the provisions of the preceding Paragraph shall not apply to the resolutions on agenda items under Article 104, Paragraph 1 (Dismissal of Officers and Accounting Auditors), Article 140 (Revising the Articles of Incorporation) (limited to the formulation, revision or abolition of provisions concerning deemed approval), Article 143, item 3 (Dissolution), Article 205, Paragraph 2 (Consent to Cancellation of Entrustment Contracts for Asset Management) or Article 206, Paragraph 1 (Cancellation of Entrustment Contracts for Asset Management) of the Investment Trusts Act.

Current Articles of Incorporation	Proposed Amendments
2. Unitholder votes that are deemed as having approved agenda items pursuant to the preceding Paragraph will be added to the votes cast by attending unitholders.	3. Unitholder votes that are deemed as having approved agenda items pursuant to the provisions of Paragraph 1 will be added to the votes cast by attending unitholders.

Article 20 (Directors’ Election and Term of Office)	Article 20 (Directors’ Election and Term of Office)

1. (Details Omitted)	1. (No Change)

2. The term of office of the Directors shall not exceed two years from the time of their election. However, the term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of the predecessor or the other incumbents.	2. The term of office of the Directors shall not exceed two years from the time of their election. Provided, however, this shall not preclude the shortening or extension of the term of office by a resolution of the General Meeting of Unitholders to the extent prescribed by laws and regulations. In addition, the term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of the predecessor or the other incumbents.

3. (Details Omitted)	3. (No Change)

Article 29 (Basis of the Accounting Auditor’s Compensation)	Article 29 (Basis of the Accounting Auditor’s Compensation)

The compensation of the accounting auditor shall not exceed 15 million yen for each fiscal period that is subject to audit and shall be an amount approved by the Board of Directors. The compensation shall be paid no later than the last day of the month following the month including receiving date of all audit reports required by the Investment Trusts Act and other laws and regulations for the relevant fiscal period.	The compensation of the accounting auditor shall not exceed 30 million yen for each fiscal period that is subject to audit and shall be an amount approved by the Board of Directors. The compensation shall be paid no later than the last day of the month following the month including receiving date of all audit reports required by the Investment Trusts Act and other laws and regulations for the relevant fiscal period.

Article 33 (Debt Financing and Investment Corporation Bond Issue Limit)	Article 33 (Debt Financing and Investment Corporation Bond Issue Limit)

1.~3. (Details Omitted)	1.~3. (No Change)

4. The maximum amount of debt financing and issuance of investment corporation bonds shall be 1 trillion yen each, and the total amount thereof shall not exceed 1 trillion yen.	4. The maximum amount of debt financing and issuance of investment corporation bonds shall be 2 trillion yen each, and the total amount thereof shall not exceed 2 trillion yen.

Current Articles of Incorporation	Proposed Amendments
Article 35 (Cash Distributions Policies)	Article 35 (Cash Distributions Policies)

The Investment Corporation shall, in principle, make distributions based on the following policies:	The Investment Corporation shall, in principle, make distributions based on the following policies:

(1)~(4) (Details Omitted)	(1)~(4) (No Change)

(5) Regulations of the Investment Trusts Association	(5) Regulations of the Investment Trusts Association

In addition to Items (1) through (4), the Investment Corporation shall comply with the regulations of the Investment Trusts Association and other rules and regulations when distributing cash.

In addition to Items (1) through (4), the Investment Corporation shall comply with the regulations of the Investment Trusts Association, and other rules and regulations when distributing cash.

[Note] Due to a minor amendment in Japanese, there is no effect in English.

(Newly Established)	Article 39 (Effect of Amendments of the Articles of Incorporation)

The amendments to the Articles of Incorporation pertaining to Articles 1, 5, 29 and 33, the “Investment Policies” in Exhibit 1, and Exhibit 3 shall take effect on the effective date of the absorption-type merger pursuant to the merger agreement dated June 13, 2023 between the Investment Corporation, Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation, in which the Investment Corporation shall be the surviving corporation, and Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation shall be the dissolving corporations. Such amendments shall be subject to the merger taking effective. This Paragraph shall be deleted after the amendments to the Articles of Incorporation will take effect pursuant to this Paragraph.

Attachment 1	Attachment 1

Asset Management Target and Policies	Asset Management Target and Policies

Investment Policies	Investment Policies

Current Articles of Incorporation	Proposed Amendments
1.When the Investment Corporation invests in Real Estate-related Assets (as defined in Paragraph 4 under the subheading “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” below; the same shall apply hereafter), real estates serving as the main body of Real Estate-related Assets and real estate backing such assets shall be primarily used for office buildings. Targeted investment areas shall primarily be the Tokyo Metropolitan Area (refers to principal urban areas in Tokyo, Kanagawa, Saitama and Chiba Prefectures) and Other Regional Areas (refers to major urban cities throughout local regions, including government-designated cities).	1. When the Investment Corporation invests in Real Estate-related Assets (as defined in Paragraph 4 under the subheading “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” below; the same shall apply hereafter), the real estates serving as the main body of Real Estate-related Assets and real estate backing such assets shall be used for various purposes such as office buildings, residential properties, retail facilities, healthcare facilities, logistics facilities, hotels and others without limiting the use. The targeted investment area shall be in Japan.

2.~3. (Details Omitted)	2.~3. (No Change)

Types, Purposes and Scope of Specified Assets Targeted for Asset Management	Types, Purposes and Scope of Specified Assets Targeted for Asset Management

1.~3. (Details Omitted)	1.~3. (No Change)

4. In addition to the Real Estate Equivalents and Securities Backed by Real Estate (These assets and Real Estate, etc. shall hereafter be collectively referred to as “Real Estate-related Assets.”) detailed in the preceding two paragraphs, the Investment Corporation shall also be able to invest in the Specified Assets listed in the following items:	4. In addition to the Real Estate Equivalents and Securities Backed by Real Estate (These assets and Real Estate, etc. shall hereafter be collectively referred to as “Real Estate-related Assets.”) detailed in the preceding two paragraphs, the Investment Corporation shall also be able to invest in the Specified Assets listed in the following items:

(1)~(8) (Details Omitted)	(1)~(8) (No Change)

(Newly Established)	(9) Rights pursuant to the investment limited partnership agreements stipulated in Article 3, Paragraph 1 of the Limited Partnership Act for Investment (Act No. 90 of 1998, as amended) (“LPS Equity Interest”)

5. (Details Omitted)	5. (No Change)

Investment Limitations	Investment Limitations

Current Articles of Incorporation	Proposed Amendments
1. The Investment Corporation shall invest in the securities and monetary claims listed in Paragraph 4 of “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” above with an emphasis on safety and liquidity, and shall not invest solely for the purpose of actively acquiring investment profits.	1. The Investment Corporation shall invest in the securities (excluding LPS Equity Interest) and monetary claims listed in Paragraph 4 of “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” above with an emphasis on safety and liquidity, and shall not invest solely for the purpose of actively acquiring investment profits.

2.~4. (Details Omitted)	2.~4. (No Change)

Purposes and Scope of Lease of Incorporated Assets	Purposes and Scope of Lease of Incorporated Assets

(Details Omitted)	(No Change)

Attachment 2	Attachment 2

Method, Standard and Reference Date for Asset Evaluation	Method, Standard and Reference Date for Asset Evaluation

1. The method and standard for asset evaluation of the Investment Corporation shall be set out for each type of investment assets, as follows:	1. The method and standard for asset evaluation of the Investment Corporation shall be set out for each type of investment assets, as follows:

(1)~(3) (Details Omitted)	(1)~(3) (No Change)

(4) Equity in tokumei-kumiai relating to real estate

Equity in tokumei-kumiai consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in each item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the equity in the relevant tokumei-kumiai share, and that amount shall be the valuation.

(4) Equity in tokumei-kumiai relating to real estate and LPS Equity Interest

Equity in tokumei-kumiai or LPS Equity Interest consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in each item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the equity in the relevant tokumei-kumiai share or the amount in proportion to the equity in the relevant LPS Equity Interest share, and that amount shall be the valuation.

Current Articles of Incorporation	Proposed Amendments
(5) Beneficial interest in a money trust whose purpose is to invest the trust property mainly in Equity in tokumei-kumiai relating to real estate Equity in tokumei-kumiai that are trust assets shall be appraised in accordance with the preceding item. If the trust assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(5) Beneficial interest in a money trust whose purpose is to invest the trust property mainly in Equity in tokumei-kumiai relating to real estate or LPS Equity Interest

Equity in tokumei-kumiai or LPS Equity Interest that are trust assets shall be appraised in accordance with the preceding item. If the trust assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(6)~(10) (Details Omitted)	(6)~(10) (No Change)

2. If an evaluation is made using a method different from the preceding Paragraph for the purpose of stating the value in the asset management reports, etc., the evaluation shall be made as follows.	2. If an evaluation is made using a method different from the preceding Paragraph for the purpose of stating the value in the asset management reports, etc., the evaluation shall be made as follows.

(1) (Details Omitted)	(1) (No Change)

Current Articles of Incorporation	Proposed Amendments

(2) Beneficial interest in a trust in which real estate, real estate leasehold rights, land rights, or easements are entrusted, and Equity in tokumei-kumiai relating to real estate

In the case where the constituent assets of the trust property or Equity in tokumei-kumiai consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in the preceding item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests or the amount in proportion to the equity in the relevant tokumei-kumiai share, and that amount shall be the valuation.

(2) Beneficial interest in a trust in which real estate, real estate leasehold rights, land rights or easements are entrusted, Equity in tokumei-kumiai relating to real estate, and LPS Equity Interest

In the case where the constituent assets of the trust property, Equity in tokumei-kumiai or LPS Equity Interest consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in the preceding item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, the amount in proportion to the equity in the relevant tokumei-kumiai share or amount in proportion to the equity in the relevant LPS Equity Interest share, and that amount shall be the valuation.

Attachment 3	Attachment 3

Asset Management Fees Payable to the Asset Management Company	Asset Management Fees Payable to the Asset Management Company

The asset management fees that the Investment Corporation pays to the Asset Management Company for the management of assets comprise Asset Management Fees I, II and III, Acquisition Fees, Disposition Fees and Merger Fees. The actual amount or calculation method, and date of payment of the aforementioned fees shall be as follows. The Investment Corporation shall transfer the amount of the aforementioned fees (including consumption tax and local consumption tax) to the account specified by the Asset Management Company.	The asset management fees that the Investment Corporation pays to the Asset Management Company for the management of assets comprise Asset Management Fees I and II, ESG Performance-Linked Fees, Investment Unit Performance Fees, Acquisition Fees, Disposition Fees and Merger Fees. The actual amount or calculation method, and date of payment of the aforementioned fees shall be as follows. The Investment Corporation shall transfer the amount of the aforementioned fees (including consumption tax and local consumption tax) to the account specified by the Asset Management Company.

(1) Asset Management Fee I	(1) Asset Management Fee I

Current Articles of Incorporation	Proposed Amendments

The Asset Management Fee I shall be the amount arrived at when the amount of total assets is multiplied by 0.13% (rounded down to the nearest one yen).

The payment date of the Asset Management Fee I shall be within the relevant fiscal period.

The Asset Management Fee I shall be the amount arrived at when the amount of total assets is multiplied by 0.12% (rounded down to the nearest one yen).

The payment date of the Asset Management Fee I shall be within the relevant fiscal period.

(2) Asset Management Fee II

The Asset Management Fee II shall be obtained by multiplying the distributions per unit before the deduction of Asset Management Fees II and III by 23,000 (rounded down to the nearest one yen).

The payment date of the Asset Management Fee II shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

(2) Asset Management Fee II

The Asset Management Fee II shall be obtained by multiplying (i) the distributable amount after the deduction of gain on sale calculated for each Settlement Date by (ii) earnings per unit after the deduction of gain on sale and (iii) 0.002% (rounded down to the nearest one yen).

The payment date of the Asset Management Fee II shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

Current Articles of Incorporation	Proposed Amendments

(3) Asset Management Fee III

The Asset Management Fee III shall be obtained by subtracting (ii) simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods from (i) the distributions per unit before the deduction of Asset Management Fees II and III, and multiplying by (iii) the number of outstanding investment units for the relevant fiscal period, and then multiplying by (iv) 10.0% (rounded down to the nearest one yen); provided, however, that if the amount calculated by subtracting (ii) simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods from (i) the distributions per unit before the deduction of Asset Management Fees II and III does not exceed zero, the Asset Management Fee III shall be zero.

The payment date of the Asset Management Fee III shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

(Deleted)
(Newly Established)	(3) ESG Performance-Linked Fee

Current Articles of Incorporation	Proposed Amendments

The ESG Performance-Linked Fee shall be obtained by multiplying the amount of total assets by a multiplying factor determined based on the table below and 0.004% (rounded down to the nearest one yen). Provided, however, that if a multiplying factor cannot be obtained because the assessment is not carried out or the assessment criteria, etc. is changed at the discretion of the assessment organization, the multiplying factor shall be 1.0. On the other hand, if the multiplying factor cannot be obtained due to the circumstance of the Investment Corporation such as not participating in the assessment, the multiplying factor shall be 0.8. Even if the GRESB Real Estate Assessment is abolished, if there are indicators that can be objectively judged as replacement, including the case where the name of the assessment is only changed, the multiplying factor shall be determined using such indicators, and if there are not such indicators, the multiplying factor shall be 1.0 in the calculation for the time being.

The payment date of the ESG Performance-Linked Fee shall be within the relevant fiscal period.

GRESB Real Estate Assessment	«	« «	« « «	« « « «	« « « « «
Multiplying Factor	0.8	0.9	1.0	1.1	1.2

* The multiplying factor is determined based on the GRESB Real Estate Assessment on the Settlement Date of the immediately preceding fiscal period.

Current Articles of Incorporation	Proposed Amendments
(Newly Established)

(4) Investment Unit Performance Fee

The Investment Unit Performance Fee shall be an amount calculated for each Settlement Date in accordance with the following formula (rounded down to the nearest one yen).

The payment date of the Investment Unit Performance Fee shall be within the relevant fiscal period.

<Formula>

total assets x (1+ excess return on investment units of the Investment Corporation) x 0.001%

Provided, however, that with respect to the Investment Unit Performance Fee for the fiscal period that includes the effective date of the absorption-type merger pursuant to the merger agreement dated June 13, 2023 between the Investment Corporation, Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation, in which the Investment Corporation shall be the surviving corporation, and Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation shall be the dissolving corporations (the “Merger”), 0 shall be multiplied in lieu of 0.001%.

(4) Acquisition Fee	(5) Acquisition Fee

(Details Omitted)	(No Change)

(5) Disposition Fee	(6) Disposition Fee

(Details Omitted)	(No Change)

(6) Merger Fee	(7) Merger Fee

(Details Omitted)	(No Change)

(7) Adjustment Provisions	(8) Adjustment Provisions

Current Articles of Incorporation	Proposed Amendments
① When the Investment Corporation has acquired treasury investment units and holds treasury investment units that are not disposed of or are not retired at the Settlement Date pertaining to the fiscal period in which the Investment Corporation has acquired such treasury investment units, in calculating the distributions per unit before the deduction of Asset Management Fees II and III, the number of outstanding investment units for the relevant Settlement Date shall be calculated as the number calculated by subtracting the treasury investment units held by the Investment Corporation.	① When the Investment Corporation has acquired treasury investment units and holds treasury investment units that are not disposed of or are not retired at the Settlement Date pertaining to the fiscal period in which the Investment Corporation has acquired such treasury investment units, in calculating the earnings per unit after the deduction of gain on sale, the number of outstanding investment units for the relevant Settlement Date shall be calculated as the number calculated by subtracting the treasury investment units held by the Investment Corporation.

② When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the distributions per unit before the deduction of Asset Management Fees II and III on and after the effective date of such split of investment units, it shall be adjusted by multiplying by the split ratio.	② When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the earnings per unit after the deduction of gain on sale on and after the effective date of such split of investment units, it shall be adjusted by multiplying by the split ratio.

③ When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods on and after the effective date of such split of investment units, the distributions per unit before the deduction of Asset Management Fees II and III for each fiscal period shall be adjusted pursuant to the provisions of the above ② on the assumption that the investment unit spilt conducted during the most recent four fiscal periods including the fiscal period in which the effective date falls has come into effect on the first day of the first fiscal period of the relevant four fiscal periods.	(Deleted)

Current Articles of Incorporation	Proposed Amendments
④ When the rights offering was made and the number of outstanding investment units has increased, in calculating the distributions per unit before the deduction of Asset Management Fees II and III on and after the issue date related to such rights offering, it shall be adjusted by multiplying the ratio of allocation without contribution.	③ When the rights offering was made and the number of outstanding investment units has increased, in calculating the earnings per unit after the deduction of gain on sale on and after the issue date related to such rights offering, it shall be adjusted by multiplying the ratio of allocation without contribution.

(Newly Established)	④ When the split of the investment units of the Investment Corporation was made and the number of outstanding investment units has increased, in calculating the excess return on the investment units of the Investment Corporation on and after the effective date of the split of the investment units, the final price at the time on and after the effective date of the split shall be adjusted by multiplying the split ratio.

⑤ When the rights offering was made and the number of outstanding investment units has increased, in calculating the simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods on and after the issue date related to such rights offering, the distributions per unit before the deduction of Asset Management Fees II and III for each fiscal period shall be adjusted pursuant to the provisions of the above ④ on the assumption that the rights offering made during the most recent four fiscal periods including the fiscal period in which the issue date falls was made on the first day of the first fiscal period of the relevant four fiscal periods.	⑤ When the rights offering was made and the number of outstanding investment units has increased, in calculating the excess return on the investment units of the Investment Corporation on and after the issue date related to such rights offering, the final price at the time after the rights offering shall be adjusted by multiplying the ratio of allocation without contribution.

Current Articles of Incorporation	Proposed Amendments
(Newly Established)	⑥ When the specific fiscal period of the Investment Corporation exceeds or falls short of 6 months due to a change in the fiscal period set forth in Article 34 or for any other reason, (i) the Asset Management Fee I, ESG Performance—Linked Fee and Investment Unit Performance Fee shall be calculated on an annual basis of 0.24%, 0.008% and 0.002%, respectively, with an adjustment to be calculated on a daily basis based on the actual number of days in the relevant fiscal period with 365 days per year (rounded down to the nearest one yen), and (ii) the earnings per unit after the deduction of gain on sale in the Asset Management Fee II shall be calculated by adjusting it to the amount reasonably calculated as earnings per unit after the deduction of gain on sale on the assumption that the relevant fiscal period is six months, based on the actual number of days in the fiscal period.

(8) Meaning of Terms	(9) Meaning of Terms

Current Articles of Incorporation	Proposed Amendments
① “Total assets” means total assets stated in the balance sheet (limited to that approved pursuant to the provisions of Article 131, Paragraph 2 of the Investment Trusts Act) for the Investment Corporation’s Settlement Date immediately prior to the first day of the fiscal period that is subject to Asset Management Fee I for each fiscal period.	① “Total assets” means total assets (less an amount equal to unamortized positive goodwill) stated in the balance sheet (limited to that approved pursuant to the provisions of Article 131, Paragraph 2 of the Investment Trust Act; the same shall apply hereafter) for the Investment Corporation’s Settlement Date immediately prior to the first day of the fiscal period that is subject to Asset Management Fees for each fiscal period. Provided, however, that in relation to the calculation of the Asset Management Fee I for the fiscal period that includes the effective date of the Merger, it shall mean the total amount of assets stated in the balance sheet of the Investment Corporation for the Settlement Date immediately preceding the first day of the relevant fiscal period, plus the appraised value based on the appraisal by a real estate appraiser with the price as of October 31, 2023 for the real estate, etc. owned by Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation.

(Newly Established)	② “Distributable amount after the deduction of gain on sale” means the amount after compensating the amount of loss carried forward, if any, in the net income before tax (the amortization of goodwill shall be added and the gain on negative goodwill shall be excluded) before the deduction of the Asset Management Fee II (including non-deductible consumption taxes related to the Asset Management Fee II) after deduction of the final gain on sale for the relevant fiscal period, which is calculated for each fiscal period of the Investment Corporation subject to the Asset Management Fee II, in accordance with generally accepted corporate accounting practices.

Current Articles of Incorporation	Proposed Amendments

② “Distributions per unit before the deduction of Asset Management Fees II and III” means the amount calculated using the following formula for each of the Investment Corporation’s fiscal periods that is subject to Asset Management Fees II or III (rounded down to the nearest one yen):

<Formula>

Distributions per unit before the deduction of Asset Management Fees II and III = A/B

A: When there is a loss carried forward, the amount calculated by subtracting the loss carried forward from net income for the period before the deduction of Asset Management Fees II and III for the relevant fiscal period

B: The number of outstanding investment units at the Settlement Date for the relevant fiscal period

③ “Earnings per unit after the deduction of gain on sale” means the amount calculated using the following formula for each of the Investment Corporation’s fiscal periods that is subject to Asset Management Fee II (rounded down to the nearest one yen):

<Formula>

Earnings per unit after the deduction of gain on sale = A/B

A: Distributable amount after the deduction of gain on sale calculated for each Settlement Date

B: The number of outstanding investment units at the relevant Settlement Date

③ “Net income for the period before the deduction of Asset Management Fees II and III” means the net income for the period before taxes and before the deduction of Asset Management Fees II and III of each fiscal period of the Investment Corporation subject to Asset Management Fees II and III, as calculated pursuant to generally accepted corporate accounting practices (including consumption taxes that are not subject to deduction for the relevant fees).	(Deleted)

④ (Details Omitted)	④ (No Change)

⑤ “Simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods” means the distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods including each of the Investment Corporation’s fiscal period that is subject to Asset Management Fee III simply averaged for each of the relevant fiscal periods.	(Deleted)

Current Articles of Incorporation		Proposed Amendments
⑥	(Details Omitted)	⑤	(No Change)
⑦	(Details Omitted)	⑥	(No Change)
⑧	(Details Omitted)	⑦	(No Change)
⑨	(Details Omitted)	⑧	(No Change)
⑩	(Details Omitted)	⑨	(No Change)
	(Details Omitted)	⑩	(No Change)
	(Details Omitted)		(No Change)
	(Details Omitted)		(No Change)

(Newly Established)

“Excess return on the investment units of the Investment Corporation” means the amount calculated in accordance with the following formula for each fiscal period of the Investment Corporation subject to the Investment Unit Performance Fee.

<Formula>

The excess return on the investment units of the Investment Corporation shall be A-B.

A: {(Number of additional investment units purchased through reinvestment of dividends for the fiscal period immediately preceding the first day of the relevant fiscal period of the Investment Corporation +1) x the final price (meaning the closing price, and if there is no closing price, the indicative price (the lowest ask price or the highest bid price published; if both are published, the middle rate of the two prices); hereafter the same shall apply in this ) of the investment units on the last business day of the previous fiscal period / the final price of the investment units as of the last business day of the period before the previous fiscal period -1} x 100

B: {The final price of the TSE REIT Index including dividends (“TSE REIT Index (Including Dividends)”) published by Tokyo Stock Exchange, Inc. (“TSE”) on the last business day of the previous fiscal period / TSE REIT Index (Including Dividends) on the last business day of the period before the previous fiscal period -1} x 100

Current Articles of Incorporation	Proposed Amendments
Provided, however, that if the final price of the TSE REIT Index (Including Dividends) cannot be obtained due to reasons such as the fact that the TSE REIT Index (Including Dividends) is not published by TSE, the final price of the TSE REIT Index (Including Dividends) shall be calculated using the value calculated by the Investment Corporation in accordance with the calculation method of the TSE REIT Index (Including Dividends) published at the latest time of the relevant fiscal period.

(Newly Established)	“Final price” means the closing price or, if there is no closing price, the indicative price (the lowest ask price or the highest bid price published; if both are published, the middle rate of the two prices).

Agenda Item No. 3: Election of One (1) Executive Director

This is to request to once again appoint one Executive Director as of the effective date of the Merger subject to the Merger taking effect, because Executive Director Hiroaki Momoi has tendered his resignation as of the end of the day before the effective date of the Merger in order to adjust his term of office subject to the Merger taking effect.

Concerning Agenda Item No. 3, the term of office of an Executive Director shall be from the effective date of the Merger until the end of July, 2025, as stipulated in the proviso of Article 20, Paragraph 2 of the amended Articles of Incorporation.

Agenda Item No. 3 was unanimously approved for submission by all Supervisory Directors of the Investment Corporation at a Board of Directors meeting held on July 19, 2023.

The candidate for the Executive Director position is as follows.

Name (Birth Date)	Main Brief Personal History (Corporate names are based on the names of the relevant corporations at the relevant point in time.)		Number of the Investment Corporation’s Investment Units Held
Hiroaki Momoi (December 17, 1975)	April 1999	Nippon Life Insurance Company	0 unit
	May 2008	Secured Capital Japan Co., Ltd.
	August 2014	Kenedix, Inc. Seconded to Kenedix Real Estate Fund Management, Inc.
	April 2018	Head of Planning Division, Office REIT Department, Kenedix Real Estate Fund Management, Inc.
	November 2021	Head of Strategic Planning, Office REIT Department and General Manager (Office REIT) of Strategic Planning Department, Kenedix Real Estate Fund Management, Inc.
	November 2021	Executive Director, Kenedix Office Investment Corporation
	May 2022	Head of Strategic Planning, Office REIT Department and Head (Office REIT) of Strategic Planning Department, Kenedix Real Estate Fund Management, Inc.
	January 2023	Executive Director, Kenedix Office Investment Corporation (current position)
	January 2023	Director, Chief Operating Officer and Head of Office REIT Department, Kenedix Real Estate Fund Management, Inc. (current position)

•	Corporate names are in principle based on the names of the relevant corporations at the relevant point in time. The same shall apply hereinafter.

•

The abovementioned Executive Director candidate is currently Director, Chief Operating Officer and Head of Office REIT Department of Kenedix Real Estate Fund Management, Inc., with which the Investment Corporation has concluded the Asset Management Agreement.

•	There is no special interest between the Investment Corporation and the candidate other than as stated above.

•	The abovementioned Executive Director candidate is currently executing overall business operations of the Investment Corporation as the Executive Director of the Investment Corporation.

•

The Investment Corporation has concluded an officers’ liability insurance contract with an insurance company pursuant to Article 116-3, Paragraph 1 of the Investment Trusts Act, and the Investment Corporation will compensate for damages, litigation expenses, and other damages incurred by the insured as a result of receiving a claim for damages arising from an act performed by the insured in connection with his or her business as an officer of the Investment Corporation to the extent provided in the insurance contract. The abovementioned Executive Director candidate is currently included as an executive director among the insureds under the relevant insurance contact, and in the event that the abovementioned Executive Director candidate is appointed as executive director, such candidate shall be once again included among the insureds under the relevant insurance contract. In addition, it is intended that upon the expiration of the relevant insurance contract, the same type of contract will be entered into again.

Agenda Item No. 4: Election of One (1) Alternate Executive Director

This is to request the new appointment of one Alternate Executive Director as of the effective date of the Merger, subject to the Merger taking effect, in order to avoid a situation where there is a vacancy in the office of Executive Director or a situation where there are fewer Executive Directors than the number designated by the relevant regulatory requirements.

Furthermore, the period during which the resolution on the appointment of one Alternate Executive Director under this Agenda Item remains effective shall be from the effective date of the Merger (being the date of appointment of the Executive Director under Agenda Item No. 3) until the end of July, 2025, when the term of office of the said Executive Director expires, pursuant to the provisions in the text of Article 20, Paragraph 3 of the Articles of Incorporation, subject to approval being obtained for Agenda Item No. 3.

The Investment Corporation may cancel the appointment of an Alternate Executive Director by a resolution of the Board of Directors meeting only before the inauguration.

Agenda Item No. 4 was unanimously approved for submission by all Supervisory Directors of the Investment Corporation at a Board of Directors meeting held on July 19, 2023.

The candidate for the Alternate Executive Director position is as follows.

Name (Birth Date)	Main Brief Personal History (Corporate names are based on the names of the relevant corporations at the relevant point in time.)		Number of the Investment Corporation’s Investment Units Held
Moyuru Watanabe (March 23, 1971)	April 1994	The Bank of Tokyo, Ltd.	0 unit
	December 1997	Seconded to Ministry of International Trade and Industry
	April 2004	Y’s Therapeutics Co., Ltd.
	April 2006	New City Corporation
	December 2008	Kenedix, Inc.
	May 2011	Head of Finance & Accounting Department of Kenedix, Inc.
	October 2013	Auditor, Space Design Inc.
	March 2014	Auditor, Kenedix Property Management, Inc.
	March 2015	Executive Officer, Head of Finance & Accounting Department of Kenedix, Inc.
	July 2015	Auditor, Kenedix Engineering, Inc.
	June 2017	Auditor, Bit Realty, Inc.
	June 2018	Auditor, Kenedix Investment Partners, Inc.
	February 2020	Head of Retail REIT Department, Kenedix Real Estate Fund Management, Inc.
	February 2020	Executive Director, Kenedix Retail REIT Corporation (current position)
	March 2020	Director, Chief Operating Officer and Head of Retail REIT Department, Kenedix Real Estate Fund Management, Inc. (current position)

•

The abovementioned Alternate Executive Director candidate is currently Director, Chief Operating Officer and Head of Retail REIT Department of Kenedix Real Estate Fund Management, Inc., with which the Investment Corporation has concluded the Asset Management Agreement.

•	There is no special interest between the Investment Corporation and the candidate other than as stated above.

•	The abovementioned Alternate Executive Director candidate is currently executing overall business operations of KRR as the Executive Director of KRR.

•

The Investment Corporation has concluded an officers’ liability insurance contract with an insurance company pursuant to Article 116-3, Paragraph 1 of the Investment Trusts Act, and the Investment Corporation will compensate for damages, litigation expenses, and other damages incurred by the insured as a result of receiving a claim for damages arising from an act performed by the insured in connection with his or her duties as an officer of the Investment Corporation to the extent provided in the insurance contract. In the event that the candidate is appointed as executive director, such candidate shall be newly included among the insureds under the relevant insurance contract. In addition, it is intended that upon the expiration of the applicable insurance contract, the same type of contract will be again entered into again.

Agenda Item No. 5: Election of Four (4) Supervisory Directors

This is to request the new appointments of four Supervisory Directors as of the effective date of the Merger, subject to the Merger taking effect, as two Supervisory Directors, Yoshihiro Morishima and Takahiro Seki, have tendered their resignation as of the end of the day before the effective date of the Merger, subject to the Merger taking effect, and also given that Supervisory Director Akiko Tokuma has tendered her resignation as of the end of the day before the effective date of the Merger, subject to the Merger taking effect, in order to adjust her term of office.

In this Agenda Item, the term of office of Supervisory Directors shall be from the effective date of the Merger until the end of July 2025, as stipulated in the proviso of Article 20, Paragraph 2 of the amended Articles of Incorporation.

The candidates for the four Supervisory Director positions are as follows.

Candidate No.	Name (Birth Date)	Main Brief Personal History (Corporate names are based on the names of the relevant corporations at the relevant point in time.)		Number of the Investment Corporation’s Investment Units Held
1	Akiko Tokuma (Name on family register: Akiko Iwasaki) (November 14, 1973)	April 1996	Director, Tokuma Consulting K.K.	0 unit
		October 1998	Chuo Audit Corporation
		April 2002	Registered as a certified public accountant
		August 2007	Ernst & Young ShinNihon
		October 2010	Tokuma Certified Public Accountants’ Office (current position)
		February 2011	Registered as a certified public tax accountant
		January 2015	Tokuma Tax Accountants’ Corporation
		November 2020	Partner of Tokuma Tax Accountants’ Corporation
		February 2022	Supervisory Director, Kenedix Office Investment Corporation (current position)
		April 2022	Representative Partner of Tokuma Tax Accountants’ Corporation (current position)
		April 2022	Representative Director, Tokuma Consulting K.K. (current position)

Candidate No.	Name (Birth Date)	Main Brief Personal History (Corporate names are based on the names of the relevant corporations at the relevant point in time.)		Number of the Investment Corporation’s Investment Units Held
2	Osamu Utsunomiya (September 28, 1960)	April 1986	Technical Official, Ministry of Health and Welfare	0 unit
		May 1986	Registered the license in the medical register
		June 1996	Director, Programme on Technology Transfer, Western Pacific Regional Office (WPRO), World Health Organization (WHO)
		August 2002	Director-General, Health and Welfare, Okayama Prefecture
		July 2004	Director, Clinical training for physicians office, Medical Professions Division, Health Policy Bureau, Ministry of Health, Labour and Welfare
		April 2009	Visiting Professor, Keio University School of Medicine (current position)
		September 2009	Director, Division of the Health for the Elderly, Health and Welfare Bureau for the Elderly, Ministry of Health, Labour and Welfare
		September 2012	Director, Medical Economics Division, Health Insurance Bureau, Ministry of Health, Labour and Welfare
		July 2014	Director-General, Planning and Strategy Bureau and Director-General, International Health Cooperation, National Center for Global Health and Medicine
		June 2016	Director-General, Narita Airport Quarantine Station, Ministry of Health, Labour and Welfare
		July 2017	Minister’s Secretariat for Environmental Health and Food Safety, Minister’s Secretariat, Ministry of Health, Labour and Welfare
		July 2018	Director-General of Health Service Bureau, Ministry of Health, Labour and Welfare
		July 2019	Retired from Ministry of Health and Welfare
		October 2019	Vice Chairman, Medical Corporation KEN-IKU KAI
		May 2020	Director, Japan Association of Rehabilitation Hospital and Institution
		June 2021	Director, Japan Architectural Hygiene Management Education Center
		November 2021	Supervisory Director, Kenedix Residential Next Investment Corporation (current position)
		July 2023	Chairman, Japan Architectural Hygiene, Management Education Center (current position)

Candidate No.	Name (Birth Date)	Main Brief Personal History (Corporate names are the names of the relevant corporations at the relevant point in time.)		Number of the Investment Corporation’s Investment Units Held
3	Akiko Yamakawa (April 5, 1973)	April 1999	Registered as a lawyer (Dai-ichi Tokyo Bar Association)	0 unit
		April 1999	Komatsu Koma & Nishikawa Law Office
		April 2000	Freshfields Bruckhaus Deringer LLP
		July 2017	Member of the Basic Sub-committee of Labour Policy Council, Ministry of Health, Labour and Welfare (current position)
		September 2017	Partner, Vanguard Lawyers Tokyo (current position)
		July 2018	Supervisory Director, Kenedix Retail REIT Corporation (current position)
		June 2020	Outside Auditor, TIS Inc. (current position)

Candidate No.	Name (Birth Date)	Main Brief Personal History (Corporate names are based on the names of the relevant corporations at the relevant point in time.)		Number of the Investment Corporation’s Investment Units Held
4	Satoru Yamanaka (February 13, 1954)	April 1978	Sumitomo Life Insurance Company	0 unit
		July 1987	Seconded to Sumitomo Life Realty (N.Y.), Inc. as Vice President and Los Angeles Branch Manager
		April 1994	Assistant General Manager, Real Estate Department, Sumitomo Life Insurance Company
		October 1997	Personal Loan Division Chief, Personal Loan Department (Head Office), the same
		April 2000	Senior Assistant General Manager, Real Estate Department, the same
		May 2001	Seconded to Nippon Building Fund Management, Ltd. as Director and Chief Operating Officer
		April 2006	General Manager, Real Estate Department, Sumitomo Life Insurance Company
		January 2007	Executive Director and Senior Vice President, New City Corporation
		September 2008	Representative Director & President, LaSalle Investment Advisors K.K.
		May 2010	Advisor, Canal Investment Trust Co., Ltd.
		October 2010	Managing Director, Heiwa Real Estate Asset Management Co., Ltd.
		June 2016	Managing Director and Investment Management Division General Manager, the same
		July 2018	President and Representative Director, MUL Realty Advisers Company Limited
		November 2018	Executive Officer, MUL Private REIT Inc.

•	There is no special interest between the Investment Corporation and the four candidates.

•	The abovementioned Supervisory Director candidate, Akiko Tokuma, is currently supervising the overall exercise of duties of the Investment Corporation’s Executive Director.

•

The abovementioned Supervisory Director candidate, Osamu Utsunomiya, is currently supervising the overall exercise of duties of KDR’s Executive Director as Supervisory Director of KDR, which is one of the parties of the Merger.

•

The abovementioned Supervisory Director candidate, Akiko Yamakawa, is currently supervising the overall exercise of duties of KRR’s Executive Director as Supervisory Director of KRR, which is one of the parties of the Merger.

•

The Investment Corporation has concluded an officers’ liability insurance contract with an insurance company pursuant to Article 116-3, Paragraph 1 of the Investment Trusts Act, and the Investment Corporation will compensate for damages, litigation expenses, and other damages incurred by the insured as a result of receiving a claim for damages arising from an act performed by the insured in connection with his or her duties as an officer of the Investment Corporation to the extent provided in the insurance contract. The abovementioned Supervisory Director candidate, Akiko Tokuma, is currently included among the insureds under the relevant insurance contract as supervisory director, and in the event such candidate is appointed as supervisory director, she will continue to be included among the insureds under the relevant insurance contract. In addition, in the event that the abovementioned Supervisory Director candidates, Osamu Utsunomiya, Akiko Yamakawa, and Satoru Yamanaka are appointed as supervisory directors, such candidates shall be newly included among the insureds under the relevant insurance contract. It is intended that upon the expiration of the applicable insurance contract, the same type of contract will be entered into again.

Reference Matter

Rules and regulations identified under “Deemed Approval,” as stipulated under Article 93, Paragraph 1 of the Investment Trusts Act and Article 15 of the current Articles of Incorporation, will not apply to any agendum submitted to the General Meeting of Unitholders if such agendum conflict in intent with any other agendum. The Investment Corporation believes that Agenda Item No. 1 through No. 5 do not conflict in intent.

Attachment 1

[Omitted]

Attachment 2

Financial Statements

(22nd Fiscal Period: From August 1, 2022 to January 31, 2023)

Independent Auditor’s Report

Balance Sheet

Statement of Income and Retained Earnings

Statement of Changes in Net Assets

Statement of Cash Flows

Notes to Financial Statements

KENEDIX RESIDENTIAL NEXT INVESTMENT CORPORATION

Balance Sheet

As of January 31, 2023

	22nd Fiscal Period as of January 31, 2023	21st Fiscal Period as of July 31, 2022
	(in thousands of yen)
ASSETS
Current assets
Cash and deposits (Notes 8)	¥13,949,810	¥14,043,415
Cash and deposits in trust (Notes 8)	11,589,952	11,460,934
Operating accounts receivable	65,826	57,058
Prepaid expenses	10,953	16,867
Consumption taxes receivable	—	9,475
Other	5,414	8,062

Total current assets	25,621,956	25,595,814

Noncurrent assets
Property, plant and equipment (Notes 16 and 20)
Buildings	447,056	—
Accumulated depreciation	(5,962)	—
Buildings, net	441,093	—
Structures	10,306	—
Accumulated depreciation	(292)	—
Structures, net	10,013	—
Tools, furniture and fixtures	10,342	—
Accumulated depreciation	(430)	—
Tools, furniture and fixtures, net	9,912	—
Land	1,804,624	173,018
Buildings in trust	125,940,957	122,148,745
Accumulated depreciation	(20,303,778)	(18,830,347)
Buildings in trust, net	105,637,178	103,318,397
Structures in trust	1,568,935	1,465,983
Accumulated depreciation	(429,359)	(392,101)
Structures in trust, net	1,139,576	1,073,882
Machinery and equipment in trust	1,600,108	1,574,807
Accumulated depreciation	(552,744)	(521,625)
Machinery and equipment in trust, net	1,047,363	1,053,181
Tools, furniture and fixtures in trust	1,405,598	1,239,572
Accumulated depreciation	(249,410)	(211,213)
Tools, furniture and fixtures in trust, net	1,156,188	1,028,358
Land in trust	185,748,052	180,334,732

Total property, plant and equipment, net	296,994,003	286,981,571

Intangible assets
Leasehold right in trust (Notes 16 and 20)	1,849,451	1,851,176
Other	129	905

Total intangible assets	1,849,581	1,852,082

Investments and other assets
Lease and guarantee deposits	89,348	89,348
Long-term prepaid expenses	841,793	940,044
Other	1,507,646	324,482

Total investments and other assets	2,438,787	1,353,875

Total noncurrent assets	301,282,373	290,187,529

Deferred assets
Investment corporation bond issuance costs	40,131	44,100
Investment unit issuance costs	69,733	59,235

Total deferred assets	109,864	103,335

Total assets	¥327,014,194	¥315,886,678

	22nd Fiscal Period as of January 31, 2023	21st Fiscal Period as of July 31, 2022
	(in thousands of yen)
LIABILITIES
Current liabilities
Operating accounts payable	¥674,463	¥786,274
Short-term loans payable (Notes 22)	8,250,000	4,400,000
Current portion of investment corporation bonds (Notes 10 and 21)	1,000,000	—
Current portion of long-term loans payable (Notes 10, 12 and 22)	18,100,000	14,050,000
Accounts payable-other	445,820	386,351
Accrued expenses	59,238	59,408
Income taxes payable	605	605
Accrued consumption taxes	78,103	16,126
Advances received	1,448,324	1,387,348
Deposits received	93,981	84,024
Other	1,008	100

Total current liabilities	30,151,545	21,170,239

Noncurrent liabilities
Investment corporation bonds (Notes 10 and 21)	6,700,000	7,700,000
Long-term loans payable (Notes 10, 12 and 22)	130,170,000	133,470,000
Tenant leasehold and security deposits	140,000	—
Tenant leasehold and security deposits in trust	3,826,300	3,731,982
Tenant lump sum deposits in trust	4,325,202	4,414,784
Asset retirement obligations (Note 15)	68,638	68,451
Other	—	73,051

Total noncurrent liabilities	145,230,141	149,458,269

Total liabilities	175,381,687	170,628,508

NET ASSETS
Unitholders’ equity
Unitholders’ capital	130,379,080	125,564,617
Surplus
Capital surplus	13,187,100	13,187,100
Voluntary retained earnings
Reserve for temporary difference adjustments (Note 4)	1,840,000	1,860,000

Total voluntary retained earnings	1,840,000	1,860,000

Unappropriated retained earnings	4,718,142	4,393,566

Total surplus	19,745,242	19,440,666

Total unitholders’ equity	150,124,322	145,005,284

Valuation and translation adjustments
Deferred gains or losses on hedges (Notes 10 and 12)	1,508,184	252,885

Total valuation and translation adjustments	1,508,184	252,885

Total net assets (Note 3)	151,632,506	145,258,169

Total liabilities and net assets	¥327,014,194	¥315,886,678

See accompanying notes to the financial statements.

KENEDIX RESIDENTIAL NEXT INVESTMENT CORPORATION

Statement of Income and Retained Earnings

For the period from August 1, 2022 to January 31, 2023

	22nd Fiscal Period from August 1, 2022 to January 31, 2023	21st Fiscal Period from February 1, 2022 to July 31, 2022
	(in thousands of yen)
Operating revenues
Rent revenue-real estate (Note 6)	¥9,064,123	¥8,790,331
Other lease business revenue (Note 6)	567,986	651,165
Gain on sales of real estate property (Note 6)	304,729	—
Dividends income	—	6,207

Total operating revenues	9,936,839	9,447,705

Operating expenses
Expenses related to rent business (Note 6)	3,517,747	3,549,451
Asset management fees	769,195	675,353
Asset custody fees	16,385	15,846
Administrative service fees	54,012	52,332
Directors’ compensation	4,500	4,500
Other operating expenses	280,282	299,578

Total operating expenses	4,642,123	4,597,062

Operating income	5,294,715	4,850,642

Non-operating income
Interest income	46	46
Gain on forfeiture of unclaimed dividends	100	151
Interest on refund	16	—

Total non-operating income	163	197

Non-operating expenses
Interest expenses	512,288	523,531
Interest expenses on investment corporation bonds	26,853	26,386
Borrowing expenses	135,305	153,526
Amortization of investment corporation bond issuance costs	3,968	3,968
Amortization of investment unit issuance costs	22,627	20,728

Total non-operating expenses	701,045	728,141

Ordinary income	4,593,834	4,122,698

Income before income taxes	4,593,834	4,122,698

Income taxes (Note 14)
Current	605	605

Total income taxes	605	605

Net income	4,593,229	4,122,093

Retained earnings brought forward	124,913	271,473

Unappropriated retained earnings	¥4,718,142	¥4,393,566

See accompanying notes to the financial statements.

KENEDIX RESIDENTIAL NEXT INVESTMENT CORPORATION

Statement of Changes in Net Assets

For the period from August 1, 2022 to January 31, 2023

	Unitholders’ equity
		Surplus
	Unitholders’ capital	Capital surplus	Voluntary retained earnings		Unappropriated retained earnings	Total surplus	Total unitholders’ equity
			Reserve for temporary difference adjustments	Total voluntary retained earnings
	(in thousands of yen)
Balance as of January 31, 2022 (Note 7)	¥116,322,630	¥13,187,100	¥1,880,000	¥1,880,000	¥4,335,589	¥19,402,689	¥135,725,319

Changes of items during the period
Issuance of new investment units	9,241,987						9,241,987
Reversal of reserve for temporary difference adjustments			(20,000)	(20,000)	20,000	—	—
Dividends from surplus					(4,084,116)	(4,084,116)	(4,084,116)
Net income					4,122,093	4,122,093	4,122,093
Net changes of items other than unitholders’ equity

Total changes of items during the period	9,241,987	—	(20,000)	(20,000)	57,977	37,977	9,279,964

Balance as of July 31, 2022 (Note 7)	¥125,564,617	¥13,187,100	¥1,860,000	¥1,860,000	¥4,393,566	¥19,440,666	¥145,005,284

Changes of items during the period
Issuance of new investment units	4,814,462						4,814,462
Reversal of reserve for temporary difference adjustments			(20,000)	(20,000)	20,000	—	—
Dividends from surplus					(4,288,653)	(4,288,653)	(4,288,653)
Net income					4,593,229	4,593,229	4,593,229
Net changes of items other than unitholders’ equity

Total changes of items during the period	4,814,462	—	(20,000)	(20,000)	324,575	304,575	5,119,038

Balance as of January 31, 2023 (Note 7)	¥130,379,080	¥13,187,100	¥1,840,000	¥1,840,000	¥4,718,142	¥19,745,242	¥150,124,322

	Valuation and translation adjustments
	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets
	(in thousands of yen)
Balance as of January 31, 2022 (Note 7)	¥65,386	¥65,386	¥135,790,706

Changes of items during the period
Issuance of new investment units			9,241,987
Reversal of reserve for temporary difference adjustments			—
Dividends from surplus			(4,084,116)
Net income			4,122,093
Net changes of items other than unitholders’ equity	187,499	187,499	187,499

Total changes of items during the period	187,499	187,499	9,467,463

Balance as of July 31, 2022 (Note 7)	¥252,885	¥252,885	¥145,258,169

Changes of items during the period
Issuance of new investment units			4,814,462
Reversal of reserve for temporary difference adjustments			—
Dividends from surplus			(4,288,653)
Net income			4,593,229
Net changes of items other than unitholders’ equity	1,255,298	1,255,298	1,255,298

Total changes of items during the period	1,255,298	1,255,298	6,374,337

Balance as of January 31, 2023 (Note 7)	¥1,508,184	¥1,508,184	¥151,632,506

See accompanying notes to the financial statements.

KENEDIX RESIDENTIAL NEXT INVESTMENT CORPORATION

Statement of Cash Flows

For the period from August 1, 2022 to January 31, 2023

	22nd Fiscal Period from August 1, 2021 to January 31, 2023	21st Fiscal Period from February 1, 2022 to July 31, 2022
	(in thousands of yen)
Net cash provided by (used in) operating activities
Income before income taxes	¥4,593,834	¥4,122,698
Depreciation and amortization	1,721,959	1,666,611
Amortization of investment corporation bond issuance costs	3,968	3,968
Amortization of investment unit issuance costs	22,627	20,728
Interest income	(46)	(46)
Interest expenses	539,142	549,917
Decrease (increase) in operating accounts receivable	(8,767)	179,050
Decrease (increase) in consumption taxes refund receivable	9,475	(9,475)
Decrease (increase) in prepaid expenses	5,914	(6,556)
Increase (decrease) in operating accounts payable	101,379	(66,422)
Increase (decrease) in accounts payable-other	59,423	(22,584)
Increase (decrease) in accrued consumption taxes	61,977	(15,817)
Increase (decrease) in advances received	60,976	123,398
Decrease (increase) in long-term prepaid expenses	98,251	76,891
Decrease in net property, plant and equipment held in trust due to sale	831,329	—
Other, net	10,659	15,539

Subtotal	8,112,105	6,637,902

Interest income received	46	46
Interest expenses paid	(539,291)	(551,245)
Income taxes (paid) refund	1,211	(2,422)

Net cash provided by (used in) operating activities	7,574,072	6,084,281

Net cash provided by (used in) investing activities
Purchase of property, plant and equipment	(2,099,311)	—
Purchase of property, plant and equipment in trust	(10,676,912)	(13,866,514)
Purchase of intangible assets in trust	—	(739,596)
Proceeds from investment securities	—	107,000
Payments of lease and guarantee deposits	—	(120)
Proceeds from lease and guarantee deposits	—	153
Proceeds from tenant leasehold and security deposits	140,000	—
Repayments of tenant leasehold and security deposits in trust	(146,848)	(146,972)
Proceeds from tenant leasehold and security deposits in trust	241,166	414,185
Repayments of tenant lump sum deposits in trust	(232,050)	(299,494)
Proceeds from tenant lump sum deposits in trust	142,468	42,822

Net cash provided by (used in) investing activities	(12,631,488)	(14,488,536)

Net cash provided by (used in) financing activities
Proceeds from short-term loans payable	3,850,000	5,900,000
Repayments of short-term loans payable	—	(4,000,000)
Proceeds from long-term loans payable	7,000,000	15,400,000
Repayments of long-term loans payable	(6,250,000)	(13,500,000)
Proceeds from issuance of investment units	4,781,336	9,210,774
Dividends paid	(4,288,507)	(4,084,773)

Net cash provided by (used in) financing activities	5,092,828	8,926,001

Net increase (decrease) in cash and cash equivalents	35,412	521,746

Cash and cash equivalents at the beginning of period	25,504,350	24,982,604

Cash and cash equivalents at the end of period (Note 8)	¥25,539,762	¥25,504,350

See accompanying notes to the financial statements.

KENEDIX RESIDENTIAL NEXT INVESTMENT CORPORATION

Notes to Financial Statements

For the period from August 1, 2022 to January 31, 2023

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization

Kenedix Residential Next Investment Corporation (“the Investment Corporation”) was established on November 15, 2011 under the Act on Investment Trusts and Investment Corporations of Japan (“the Investment Trust Act”), and was listed on the Real Estate Investment Trust Market of the Tokyo Stock Exchange (Securities Code: 3278) on April 26, 2012. Furthermore, the Investment Corporation conducted an absorption-type merger (“the Merger”) with the Investment Corporation as the surviving corporation and Japan Senior Living Investment Corporation (“JSL”) as the absorbed corporation on March 1, 2018. Following the Merger, the Investment Corporation implemented a 2-for-1 investment unit split with an effective date as of March 1, 2018.

After “the Merger”, the Investment Corporation raised funds through six public offerings and five third-party allotments. As of January 31, 2023 (the end of the 22nd fiscal period), the number of investment units issued and outstanding totaled 1,070,433 units.

The Investment Corporation is externally managed by Kenedix Real Estate Fund Management, Inc. (“the Asset Management Company”), a subsidiary of Kenedix, Inc. As the asset manager, the Asset Management Company shall provide flexible and speedy real estate investment and management services based on the strategies of the Investment Corporation: “Flexible pursuit for appropriate investment and profit opportunities with comprehension of the real estate market trends” and “Speedy execution based on expeditious information collection and judgement.”

During the 22nd fiscal period, the Investment Corporation acquired 2 residential properties (total acquisition price of ¥4,137 million) and 6 healthcare facilities (total acquisition price of ¥6,945 million) and sold 1 residential property (acquisition price of ¥900 million, disposition price of ¥1,180 million). As a result, the Investment Corporation has a portfolio comprised of 180 properties (total acquisition price of ¥300,912 million) as of the end of the 22nd fiscal period ended January 31, 2023, which consists of 141 residential properties (total acquisition price of ¥222,570 million), 37 healthcare facilities (total acquisition price of ¥73,382 million) and 2 accommodation facilities (total acquisition price of ¥4,960 million).

The occupancy rate of the overall portfolio was 97.5% and 97.9% as of the end of the 21st and 22nd fiscal period, respectively.

During the 21st and 22nd fiscal period, the Investment Corporation borrowed ¥17,500 million and ¥6,250 million as funds for repaying borrowings due during the fiscal period, and borrowed ¥3,800 million and ¥4,600 million as funds for acquiring properties, respectively. As a result, the balance of borrowings as of the end of the 21st and 22nd fiscal period was ¥151,920 million and ¥156,520 million, respectively. The balance of interest-bearing debt including investment corporation bonds as of the end of the 21st and 22nd periods, was ¥159,620 million and ¥164,220 million, respectively.

Basis of Presentation

The Investment Corporation maintains its accounting records and prepares its financial statements in accordance with accounting principles generally accepted in Japan (Japanese GAAP), including provisions set forth in the Investment Trust Act, the Companies Act of Japan, the Financial Instruments and Exchange Act of Japan and related regulations, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

The accompanying financial statements are a translation of the audited financial statements of the Investment Corporation, which were prepared in accordance with Japanese GAAP and were presented in the Securities Report of the Investment Corporation filed with the Kanto Local Finance Bureau. In preparing the accompanying financial statements, certain reclassifications and modifications have been made to the financial statements issued domestically in order to present them in a format that is more familiar to readers outside Japan. In addition, the notes to financial statements include certain information that might not be required under Japanese GAAP but is presented herein as additional information.

The Investment Corporation fiscal period is a six-month period which ends at the end of January or July. The Investment Corporation does not prepare consolidated financial statements because it has no subsidiaries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)	Property and Equipment (including trust assets)

Property and equipment are stated at cost. Depreciation of property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets ranging as stated below:

	From August 1, 2022 to January 31, 2023	From February 1, 2022 to July 31, 2022
Buildings	2-69 years	2-69 years
Structures	3-65 years	3-65 years
Machinery and equipment	3-40 years	3-40 years
Tools, furniture and fixtures	2-30 years	2-30 years

(B)	Intangible Assets (including trust assets)

Intangible assets are amortized by the straight-line method. Fixed-term leaseholds are amortized by the straight-line method based on the contract period.

(C)	Long-term Prepaid Expenses

Long-term prepaid expenses are amortized by the straight-line method.

(D)	Unit Issuance Costs

Unit issuance costs are amortized over a period of 3 years under the straight-line method.

(E)	Investment Corporation Bond Issuance Costs

Investment corporation bond issuance costs are amortized over a maturity period under the straight-line method.

(F)	Accounting Treatment of Trust Beneficiary Interests in Real Estate

For trust beneficiary interests in real estate, which are commonly utilized in the ownership of commercial properties in Japan, all relevant assets and liabilities in trust are recorded on the balance sheet and the statement of income and retained earnings.

(G)	Revenue Recognition

Operating revenues consist of rental revenues including base rents, common area charges and other operating revenues, which include utility charge reimbursement, parking space rental revenues and other miscellaneous revenues. Rental revenues are generally recognized on an accrual basis over the life of each lease. Utility charge reimbursements are recognized when earned and their amounts can be reasonably estimated. Reimbursements from tenants including utility charge reimbursements are recorded on a gross basis and such amounts are recorded both as revenues and expenses during the fiscal period.

(H)	Taxes on Property and Equipment

Property-related taxes including property taxes, city planning taxes and depreciable property taxes are imposed on properties on a calendar year basis. These taxes are generally charged to operating expenses for the period, for the portion of such taxes corresponding to said period. Under Japanese tax regulations, the seller of the property is liable for these taxes on the property from the date of disposal to the end of the calendar year in which the property is disposed. The seller, however, is generally reimbursed by the purchaser for these accrued property-related tax liabilities.

When the Investment Corporation purchases properties, it typically allocates the portion of the property-related taxes related to the period following the purchase date of each property through the end of the calendar year. The amounts of those allocated portions of the property-related taxes are capitalized as part of the acquisition costs of the related properties. Capitalized property-related taxes amounted to ¥35,972 thousand and ¥5,436 thousand as of July 31, 2022 and January 31, 2023, respectively.

(I)	Accounting for revenues

The main content of the performance obligation regarding the revenue from contracts with the customers of the Investment Corporation and the normal point of time when satisfying the said performance obligation (normal point of time when recognizing revenue) are as follows.

1. Sale of real estate property

For the revenue from sale of real estate, etc., revenue is recorded when the buyer who is a customer gains control of the real estate by performing the obligation of handover stipulated in the contract for real estate sales.

2. Utility charge reimbursements

For utility charge reimbursement, revenue is recorded in accordance with the supply of electricity, tap water, etc. to the lessee who is a customer based on the lease agreement of real estate, etc. and the content of agreement incidental to it.

Of the utility charge reimbursement, for those that are determined to fall under the category of an agent by the Investment Corporation, the net amount obtained by deducting the amount paid to other related parties supplying electricity, gas, etc. from the amount received as the fee of electricity, gas, etc. is recognized as revenue.

(J)	Income Taxes

Deferred tax assets and liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the statutory tax rates.

(K)	Non-deductible consumption taxes

Non-deductible consumption taxes applicable to the acquisition of assets are included in the cost of acquisition for each asset.

(L)	Derivative Financial Instruments

The Investment Corporation enters into derivative transactions to hedge risks prescribed in its Articles of Incorporation based on its risk management policies. The Investment Corporation hedges interest rate volatility risk of its interest payments on its borrowings by utilizing interest rate swap as hedging instruments.

As for the method of assessment of the effectiveness of the hedge in the period from the inception of the hedge to the time of judgment of its effectiveness, the cumulative changes in cash flow of the hedged items and hedging instruments are compared and a judgment is made based on changed amount, etc. However, an assessment of the effectiveness of hedging activities is omitted in the case of interest rate swaps and other derivatives that meet the requirements for special treatment.

(M)	Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits placed with banks and short-term investments which are highly liquid, readily convertible to cash and with insignificant risk of market value fluctuation, with maturities of three months or less from the date of purchase.

(N)	Presentation of Amounts

Amounts of less than one thousand yen are truncated in the Japanese financial statements prepared in accordance with Japanese GAAP and filed with regulatory authorities in Japan. Unless otherwise noted, amounts are rounded down and ratios are rounded off in the accompanying financial statements. Totals shown in the accompanying financial statements do not necessarily agree with the sums of the individual amounts.

3. NET ASSETS

The Investment Corporation issues only non-par value units in accordance with the Investment Trust Act. The entire amount of the issue price of new units is designated as stated capital. The Investment Corporation is required to maintain net assets of at least ¥50,000 thousand as required by the Investment Trust Act.

4. RESERVE FOR TEMPORARY DIFFERENCE ADJUSTMENTS

As of January 31, 2023

The following summarizes reserve for temporary difference adjustments.

	Initial amount	Balance at the beginning of the period	Reserve during the period	Reversal during the period	Balance at the end of the period	Reason for reserve and reversal
	(in thousands of yen)
Gain on negative goodwill*	¥2,000,000	¥1,860,000	¥—	¥20,000	¥1,840,000	Appropriation for cash distributions

*

The Investment Corporation reserved part of gain on negative goodwill incurred in the 13th fiscal period as reserve for temporary difference adjustments. At least 1% of the initial amount in equal installments over 50 years (100 fiscal periods) will be reversed every fiscal period starting from the next fiscal period after the fiscal period, in which the initial amount was reserved.

As of July 31, 2022

The following summarizes reserve for temporary difference adjustments.

	Initial amount	Balance at the beginning of the period	Reserve during the period	Reversal during the period	Balance at the end of the period	Reason for reserve and reversal
	(in thousands of yen)
Gain on negative goodwill*	¥2,000,000	¥1,880,000	¥—	¥20,000	¥1,860,000	Appropriation for cash distributions

*

The Investment Corporation reserved part of gain on negative goodwill incurred in the 13th fiscal period as reserve for temporary difference adjustments. At least 1% of the initial amount in equal installments over 50 years (100 fiscal periods) will be reversed every fiscal period starting from the next fiscal period after the fiscal period, in which the initial amount was reserved.

5. COMMITMENT LINE CONTRACTS

KDR has commitment line contracts with the following financial institutions

	As of January 31, 2023	As of July 31, 2022
	(in thousands of yen)
Total amount of commitment line contracts	¥4,500,000	¥4,500,000

Balance of loans payable outstanding	—	—

Remaining amount	¥4,500,000	¥4,500,000

6. BREAKDOWN OF RENTAL AND OTHER OPERATING REVENUES, PROPERTY-RELATED EXPENSES AND GAIN ON SALES OF REAL ESTATE PROPERTY

Rental and other operating revenues and property-related expenses for the periods from August 1, 2022 to January 31, 2023, and from February 1, 2022 to July 31, 2022 consist of the following:

	From August 1, 2022 to January 31, 2023	From February 1, 2022 to July 31, 2022
	(in thousands of yen)
A. Rental and other operating revenues:
Rental revenues	¥8,667,473	¥8,402,006
Common area charges	396,649	388,325

Subtotal	¥9,064,123	¥8,790,331

Others:
Parking space rental revenues	218,133	216,894
Miscellaneous	349,853	434,271

Subtotal	567,986	651,165

Total rental and other operating revenues	¥9,632,109	¥9,441,497

B. Property-related expenses:
Property management fees and facility management fees	¥485,006	¥502,201
Utilities	142,779	117,105
Taxes	572,380	573,379
Repairs and maintenance	332,342	398,804
Insurance	15,875	15,003
Trust fees	62,198	66,844
Depreciation	1,721,183	1,665,834
Others	185,981	210,278

Total property-related expenses	¥3,517,747	¥3,549,451

C. Net operating income from real estate rental business (A-B)	¥6,114,362	¥5,892,045

Gain on sales of real estate property:

From August 1, 2022 to January 31, 2023

(in thousands of yen)
KDX Residence Higashi-sakura II
Revenue from sale of real estate property	¥1,180,000
Cost of real estate property Other sales expenses	831,329 43,940

Gain on sales of real estate property	¥304,729

From February 1, 2022 to July 31, 2022: Not applicable

7. UNITHOLDERS’ EQUITY

Total number of authorized investment units and total number of investment units issued and outstanding are as follows:

	From August 1, 2022 to January 31, 2023	From February 1, 2022 to July 31, 2022
Total number of authorized investment units	10,000,000 units	10,000,000 units
Total number of investment units issued and outstanding	1,070,433 units	1,045,758 units

8. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following as of January 31, 2023 and July 31, 2022:

	As of January 31, 2023	As of July 31, 2022
	(in thousands of yen)
Cash and deposits	¥13,949,810	¥14,043,415
Cash and deposits in trust	11,589,952	11,460,934

Cash and cash equivalents	¥25,539,762	¥25,504,350

9. LEASES

The Investment Corporation, as lessee, has entered into Fixed-term lease contract whereby fixed monthly rents are due in advance. The future minimum rental expenses under existing non-cancelable operating leases as of January 31, 2023 and July 31, 2022 are as follows:

	As of January 31, 2023	As of July 31, 2022
	(in thousands of yen)
Due in 1 year	¥12,000	¥12,000
Due after 1 year	509,000	515,000

Total	¥521,000	¥527,000

The Investment Corporation, as lessor, has entered into leases whereby fixed monthly rents are due in advance with a lease term of generally two years for residential properties. The future minimum rental revenues under existing non-cancelable operating leases as of January 31, 2023 and July 31, 2022 are as follows:

	As of January 31, 2023	As of July 31, 2022
	(in thousands of yen)
Due in 1 year	¥4,581,500	¥4,152,082
Due after 1 year	22,618,705	18,725,548

Total	¥27,200,205	¥22,877,631

10. FINANCIAL INSTRUMENTS

(A). Overview

(1) Policy for financial instruments

The Investment Corporation procures funds for asset acquisitions, repairs, payment of distributions, repayment of loans, etc. through loans from financial institutions, issuance of investment corporation bonds, issuance of investment units and other means. With regard to the procurement of interest-bearing debts, the Investment Corporation ensures that it can effectively combine stable long-term funds with flexible short-term funds. Management of surplus funds is undertaken through various bank deposits focusing on safety, liquidity and effectiveness. The Investment Corporation uses derivatives for the purpose of hedging its exposure to changes in interest rates and other risks and does not enter into derivative transactions for speculative or trading purposes.

(2) Types of financial instruments and related risk

Bank deposits are for managing the Investment Corporation’s surplus funds and are exposed to credit risk such as the bankruptcy of financial institutions at which funds are deposited. Investment securities represent equity investments in an anonymous association and are exposed to credit risk of the issuer, risk of fluctuation of value of its property and interest rate fluctuation risk.

Borrowings and investment corporation bonds are made primarily for the purpose of procuring funds for the acquisition of real estate and trust beneficiary interests in real estate and have a repayment date of a maximum of 8 years and 10 months for borrowings and also have a redemption date of a maximum of 8 years and 4 months for investment corporation bonds as of January 31, 2023, the end of the 22nd fiscal period, are exposed to liquidity risk where alternative funds may not be procured by the repayment date. Also, borrowings with floating interest rates are exposed to interest rate fluctuation risk. Derivatives are used for the purpose of hedging interest rate fluctuation risk for a certain portion of the borrowings.

(3) Risk management for financial instruments

a.	Credit risk

While bank deposits are exposed to credit risk such as the bankruptcy of financial institutions at which funds are deposited, such risk is monitored by deposits in non-interest bearing ordinary savings accounts or with financial institutions with credit ratings above a certain level. Investment securities represent equity investments in an anonymous association and are exposed to credit risk of the issuer and interest rate fluctuation risk. To manage this credit risk, the Investment Corporation regularly evaluates the results of operations and the financial condition of the issuer, etc. In utilizing derivatives, the Investment Corporation aims to mitigate counterparty risk such as by transacting with financial institutions with favorable ratings.

b.	Market risk

While borrowings with floating rates are exposed to interest rate volatility risk, such risk is monitored by adjusting the rate of the balance of borrowings with floating rates against the total borrowings according to the financial environment, interest rate forecasts by continuous monitoring, etc. and by using derivatives, etc. While investment securities, which are equity investments in an anonymous association, are exposed to credit risk of the issuer and property value fluctuation risk, the Investment Corporation periodically reviews the value of the property and financial condition of the issuer with regard to these investment securities. A risk management policy is established with regard to the execution and management of derivatives, and such transactions are entered into based on this policy.

c.	Liquidity risk

Though borrowings are subject to liquidity risk, the Investment Corporation reduces such risk by spreading out payment due dates and by diversifying financial institutions. Liquidity risk is also managed by such means as regularly checking the balance of cash reserves.

(4) Supplementary explanation of the estimated fair value of financial instruments

Since various assumptions and factors are reflected in estimating the fair value, different assumptions and factors could result in a different fair value.

(B). Estimated Fair Value of Financial Instruments

The carrying value of financial instruments on the balance sheet and estimated fair value are shown in the following table. Disclosure of cash and deposits , cash and deposits in trust and Short-term loans payable are omitted because the book value of these assets is deemed a reasonable approximation of the fair value as they are cash or with short maturities.

As of January 31, 2023

	Carrying amount	Estimated fair value	Difference
	(in thousands of yen)
(1) Current portion of investment corporation bonds	¥1,000,000	¥999,900	¥(100)
(2) Current portion of long-term loans payable	18,100,000	18,106,039	6,039
(3) Investment corporation bonds	6,700,000	6,530,860	(169,140)
(4) Long-term loans payable	130,170,000	129,736,042	(433,957)

Subtotal	155,970,000	155,372,842	(597,157)

Derivative transactions*	¥1,508,184	¥1,508,184	¥—

*	Figures indicate net amount of derivative assets/liabilities derived from derivative transactions, with minus representing net liabilities.

As of July 31, 2022

	Carrying amount	Estimated fair value	Difference
	(in thousands of yen)
(1) Current portion of investment corporation bonds	—	—	—
(2) Current portion of long-term loans payable	¥14,050,000	¥14,044,551	¥(5,448)
(3) Investment corporation bonds	7,700,000	7,667,450	(32,550)
(4) Long-term loans payable	133,470,000	133,463,068	(6,931)

Subtotal	155,220,000	155,175,069	(44,930)

Derivative transactions*	¥252,885	¥252,885	¥—

*	Figures indicate net amount of derivative assets/liabilities derived from derivative transactions, with minus representing net liabilities.

Note 1: Methods to determine the estimated fair value of financial instruments and matters related to derivative transactions.

Liabilities

(1) Current portion of long-term loans payable and (3) Long-term loans payable

Among these items, the fair value of loans payable with fixed interest rates is calculated based on the present value, which is the total amount of principal and interest discounted by the estimated interest rate to be applied in the event that the Investment Corporation conducts new borrowings of the same type. As for the fair value of loans payable with floating interest rates, it is based on the carrying amount since market interest rates are reflected in the short term and the fair value is believed to approximate the carrying amount as the credit standing of the Investment Corporation has not changed significantly since the loans were made. (However, the fair value of long-term loans payable subject to the special treatment for interest-rate swaps is based on the present value of the total of principal and interest, accounted for together with the applicable interest-rate swaps, discounted by the estimated interest rate to be applied in the event that the Investment Corporation conducts new borrowings of the same type.)

(2) Investment corporation bonds

The fair value of investment corporation bonds is based on quoted market prices.

Derivative transactions

Please refer to Note 12 “DERIVATIVE TRANSACTIONS”.

Note 2: Redemption schedule for loans payable and investment corporation bonds

As of January 31, 2023

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands of yen)
Investment corporation bonds	¥1,000,000	¥—	¥—	¥1,000,000	¥—	¥5,700,000
Long-term loans payable	18,100,000	18,400,000	24,300,000	25,000,000	24,400,000	38,070,000

Total	¥19,100,000	¥18,400,000	¥24,300,000	¥26,000,000	¥24,400,000	¥43,770,000

As of July 31, 2022

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands of yen)
Investment corporation bonds	¥—	¥1,000,000	¥—	¥—	¥1,000,000	¥5,700,000
Long-term loans payable	14,050,000	18,850,000	21,350,000	23,300,000	21,500,000	48,470,000

Total	¥14,050,000	¥19,850,000	¥21,350,000	¥23,300,000	¥22,500,000	¥54,170,000

11. REVENUE RECOGNITION

1.	Information on the breakdown of revenue from contracts with customers

22nd Fiscal Period (August 1, 2022 to January 31, 2023)

	Revenue from contracts with customers *1	Net sales to external customers
Revenue from sale of real estate, etc.	1,180,000 thousand yen	*2 304,729 thousand yen
Utility charge reimbursement	54,984 thousand yen	54,984 thousand yen
Other	— thousand yen	9,577,125 thousand yen

Total	1,234,984 thousand yen	9,936,839 thousand yen

*1

The rental revenues, etc. subject to the “Accounting Standard for Lease Transactions” (ASBJ Statement No. 13) and the sale of real estate, etc. subject to the “Practical Guidelines on Accounting by Transferors for Securitization of Real Estate Using Special Purpose Companies” (Accounting System Committee Report No. 15 of the Japanese Institute of Certified Public Accountants) are not included in the above amounts as they are excluded from revenue recognition accounting standards. Moreover, the main revenue from contracts with customers are revenue from sale of real estate, etc. and utility charge reimbursement.

*2

As proceeds from sale of real estate property are recorded as gain on sale of real estate property in the statements of income and retained earnings, the amount calculated by deducting the cost of real estate property sales and other sales expenses from proceeds from sale of real estate property is indicated.

21st Fiscal Period (February 1, 2022 to July 31, 2022)

	Revenue from contracts with customers*	Net sales to external customers
Revenue from sale of real estate, etc.	— thousand yen	— thousand yen
Utility charge reimbursement	49,184 thousand yen	49,184 thousand yen
Other	— thousand yen	9,398,520 thousand yen

Total	49,184 thousand yen	9,447,705 thousand yen

*

The rental revenues, etc. subject to the “Accounting Standard for Lease Transactions” (ASBJ Statement No. 13) and the sale of real estate, etc. subject to the “Practical Guidelines on Accounting by Transferors for Securitization of Real Estate Using Special Purpose Companies” (Accounting System Committee Report No. 15 of the Japanese Institute of Certified Public Accountants) are not included in the above amounts as they are excluded from revenue recognition accounting standards. Moreover, the main revenue from contracts with customers are revenue from sale of real estate, etc. and utility charge reimbursement.

2.	Information utilized as the base for understanding revenue from contracts with customers

The information is as described in the notes on important accounting standards.

3.

Information on relationship of fulfillment of performance obligations based on contracts with customers with cashflow generated from said contracts and amount and period of revenue expected to be recognized in the next calculation period or thereafter from contracts with customers existing at the end of the current calculation period

(1) Balance of contract assets and contract liabilities, etc.

	22nd Fiscal Period (August 1, 2022 to January 31, 2023)	21st Fiscal Period (February 1, 2022 to July 31, 2022)
Receivables from contracts with customers (balance at beginning of fiscal year)	4,864 thousand yen	2,969 thousand yen
Receivables from contracts with customers (balance at end of fiscal year)	5,699 thousand yen	4,864 thousand yen
Contract assets (balance at beginning of fiscal year)	—	—
Contract assets (balance at end of fiscal year)	—	—
Contract liabilities (balance at beginning of fiscal year)	—	—
Contract liabilities (balance at end of fiscal year)	—	—

(2) Transaction value allocated to remaining performance obligations

Not applicable

With regard to utility charge reimbursements, as the Investment Corporation has the right to receive from customers an amount directly corresponding to the value for the lessees, or customers, of sections for which performance is complete by the end of the fiscal period, the amount it has the right to claim is recognized as revenue in accordance with Paragraph 19 of the Implementation Guidance on Accounting Standard for Revenue Recognition. Accordingly, such is not included in the note on transaction value allocated to remaining performance obligations through application of the provisions of Paragraph 80-22 (2) of the Accounting Standard for Revenue Recognition.

12. DERIVATIVE TRANSACTIONS

The contract amount and the fair value of interest-rate swap transactions as of January 31, 2023 are shown in the following table.

(1)	Transactions not subject to hedge accounting

Not applicable

(2)	Transactions subject to hedge accounting

Hedge accounting method	Type of derivative transactions	Hedged items	Contract amount (in thousands of yen)		Fair value (in thousands of yen)	Calculation method for applicable fair value
			Total	Maturing after 1 year
Accounting method, in principle	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	¥97,920,000	¥88,520,000	¥1,508,184	Based on the amount provided by counterparty financial institutions
Special treatment for interest-rate swaps	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	13,950,000	8,650,000	*	—

	Total		¥111,870,000	¥97,170,000	¥1,508,184	—

*

Interest rate swaps for which the special treatment is applied are accounted for together with the underlying hedged item. As a result, their fair value is included in the fair value of the hedged long-term loans payable.

The contract amount and the fair value of interest-rate swap transactions as of July 31, 2022 are shown in the following table.

(1)	Transactions not subject to hedge accounting

Not applicable

(2)	Transactions subject to hedge accounting

Hedge accounting method	Type of derivative transactions	Hedged items	Contract amount (in thousands of yen)		Fair value (in thousands of yen)	Calculation method for applicable fair value
			Total	Maturing after 1 year
Accounting method, in principle	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	¥98,020,000	¥90,520,000	¥252,885	Based on the amount provided by counterparty financial institutions
Special treatment for interest-rate swaps	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	16,700,000	12,450,000	*	—

	Total		¥114,720,000	¥102,970,000	¥252,885	—

*

Interest rate swaps for which the special treatment is applied are accounted for together with the underlying hedged item. As a result, their fair value is included in the fair value of the hedged long-term loans payable.

13. RELATED-PARTY TRANSACTIONS

1. Parent Company, major corporate unitholders and other

22nd Fiscal Period (August 1, 2022 to January 31, 2023) and 21st Fiscal Period (February 1, 2022 to July 31, 2022): Not applicable

2. Affiliated companies and other

22nd Fiscal Period (August 1, 2022 to January 31, 2023) and 21st Fiscal Period (February 1, 2022 to July 31, 2022): Not applicable

3. Fellow subsidiary companies and other

22nd Fiscal Period (August 1, 2022 to January 31, 2023) and 21st Fiscal Period (February 1, 2022 to July 31, 2022): Not applicable

4. Directors, major individual unitholders and other

22nd Fiscal Period (August 1, 2022 to January 31, 2023) and 21st Fiscal Period (February 1, 2022 to July 31, 2022): Not applicable

14. INCOME TAXES

The Investment Corporation is subject to corporate income taxes at a regular statutory rate of approximately 32%. However, the Investment Corporation may deduct from its taxable income amounts distributed to its unitholders, provided the requirements under the Special Taxation Measures Law of Japan are met, including a requirement that it currently distributes in excess of 90% of its net income for the fiscal period in order to be able to deduct such amounts. If the Investment Corporation does not satisfy all of the requirements, the entire taxable income of the Investment Corporation will be subject to regular corporate income taxes. Since the Investment Corporation distributed in excess of 90% of its distributable income in the form of cash distributions totaling ¥4,556 million and ¥4,288 million for the periods ended January 31, 2023 and July 31, 2022, respectively, the distributions were treated as deductible distributions for purposes of corporate income taxes. The effective tax rates on the Investment Corporation’s income were 0.01% for the periods ended January 31, 2023 and July 31, 2022. The following table summarizes the significant differences between the statutory tax rate and the effective tax rate.

	From August 1, 2022 to January 31, 2023	From February 1, 2022 to July 31, 2022
Statutory tax rate	31.46%	31.46%
Deductible cash distributions	(31.20)	(31.08)
Others	(0.25)	(0.37)

Effective tax rate	0.01%	0.01%

The significant components of deferred tax assets and liabilities as of January 31, 2023 and July 31, 2022 are as follows:

	As of January 31, 2023	As of July 31, 2022
	(in thousands of yen)
Deferred tax assets:
Valuation difference on assets acquired by merger	¥597,846	¥611,183
Deferred gains or losses on hedges	317	23,013
Asset retirement obligations	21,593	21,534
Amortization of leasehold right in trust	3,979	3,436
Other	20	20

Subtotal deferred tax assets	623,757	659,189

Valuation allowance	(623,757)	(659,189)

Total deferred tax assets	¥—	¥—

Net deferred tax assets	¥—	¥—

15. ASSET RETIREMENT OBLIGATIONS

Asset retirement obligations reported on balance sheets

1. Summary of the asset retirement obligations

The Investment corporation has recognized the original state restoration obligations assumed under the general fixed-term land leasehold agreement as the asset retirement obligations in connection with Arute Ishiyagawa acquired on June 3, 2019.

2. Method of calculating asset retirement obligations

Asset retirement obligations are calculated based on a discount rate of 0.54711% and the useful life has been estimated to be 47 years and one month based on the time period from the date of acquisition to the expiration of the agreement.

3. Changes in the amount of applicable asset retirement obligations consisted of the following

	From August 1, 2022 to January 31, 2023	From February 1, 2022 to July 31, 2022
	(in thousands of yen)
Balance at the beginning of period	¥68,451	¥68,264
Accretion adjustment	187	186

Balance at the end of period	¥68,638	¥68,451

16. INVESTMENT AND RENTAL PROPERTIES

The Investment Corporation owns real estate for rental purposes in the Tokyo Metropolitan Area and other regional areas for the purpose of generating rental revenues.

The book value and fair value concerning the above real estate for rental purposes are as follows.

	22nd Fiscal Period from August 1, 2022 to January 31, 2023	21st Fiscal Period from February 1, 2022 to July 31, 2022
	(in thousands of yen)
Book value
Balance at the beginning of period	¥288,832,748	¥275,695,438
Changes during the period	10,010,707	13,137,309
Balance at the end of period	298,843,455	288,832,748
Fair value at the end of period	¥391,623,000	¥365,903,000

Note 1:	Book value excludes accumulated depreciation from acquisition costs.

Note 2:

Among changes in the amount of real estate for rental purposes that occurred during the 22nd fiscal period, the principal increase was the acquisition of real estate in 2 properties and real estate trust beneficiary interests in 6 properties totaling ¥11,712,656 thousand, and the principal decrease was the sales of real estate trust beneficiary interests in 1 property totaling ¥831,329 depreciation of ¥1,720,996 thousand and during the 21st fiscal period, the principal increase was the acquisition of real estate trust beneficiary interests in 8 properties totaling ¥13,990,070 thousand, and the principal decrease was depreciation of ¥1,665,648 thousand.

Note 3:	The fair value is the appraisal value or the survey value determined by outside appraisers.

Income and loss in the fiscal periods ended January 31, 2023 and July 31, 2022 for real estate for rental purposes is listed in Note 6 “BREAKDOWN OF RENTAL AND OTHER OPERATING REVENUES, PROPERTY-RELATED EXPENSES AND GAIN ON SALES OF REAL ESTATE PROPERTY”

17. SEGMENT AND RELATED INFORMATION

Segment and related information for the period ended from August 1, 2022 to January 31, 2023, and February 1, 2022 to July 31, 2022 from is as follows:

(A) Segment information

Disclosure is omitted because the real estate leasing business is the Investment Corporation’s sole business, and it has no reportable segment subject to disclosure.

(B) Related information

(1) Information about each product and service

Disclosure is omitted because net sales to external customers for a single product/service category account for over 90% of the operating revenue on the statement of income and retained earnings.

(2) Information about each geographic area

(a) Net sales

Disclosure is omitted because net sales to external customers in Japan account for over 90% of the operating revenue on the statement of income and retained earnings.

(b) Property, plant and equipment

Disclosure is omitted because the amount of property, plant and equipment located in Japan accounts for over 90% of the amount of property, plant and equipment on the balance sheet.

(3) Information about each major customer

Disclosure is omitted because net sales to a single external customer account for less than 10% of the operating revenue on the statement of income and retained earnings.

18. PER UNIT INFORMATION

	From August 1, 2022 to January 31, 2023	From February 1, 2022 to July 31, 2022
Net asset value per unit	¥141,655	¥138,902
Net income per unit	¥4,361	¥3,966
Weighted average number of units (units)	1,053,166	1,039,237

The weighted average number of units outstanding of 1,053,166 and 1,039,237 were used for the computation of the amount of net income per unit as of January 31, 2023 and July 31, 2022, respectively.

Net income per unit after adjusting for residual units is not included because there were no residual investment units.

The basis for calculating net income per unit is as follows:

	From August 1, 2022 to January 31, 2023	From February 1, 2022 to July 31, 2022
Net income (in thousands of yen)	¥4,593,229	¥4,122,093
Net income not available to ordinary unitholders (in thousands of yen)	—	—
Net income available to ordinary unitholders (in thousands of yen)	¥4,593,229	¥4,122,093
Weighted average number of units during the period (units)	1,053,166	1,039,237

19. SIGNIFICANT SUBSEQUENT EVENTS

Not applicable

20. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASEETS

Property, plant and equipment consist of the following as of January 31, 2023:

Type of asset		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Depreciation		Net balance at end of the period	Remarks
						Accumulated depreciation	Depreciation for the period
		(in thousands of yen)
	Buildings	¥—	¥447,056	¥—	¥447,056	¥5,962	¥5,962	¥441,093	Notes 1
	Structures	—	10,306	—	10,306	292	292	10,013
	Tools, furniture and fixtures	—	10,342	—	10,342	430	430	9,912
	Land	173,018	1,631,605	—	1,804,624	—	—	1,804,624	Notes 1

Property, plant and equipment	Sub total	173,018	2,099,311	—	2,272,330	6,685	6,685	2,265,644

	Buildings in trust	122,148,745	4,382,204	589,991	125,940,957	20,303,778	1,599,648	105,637,178	Notes 1 and 2
	Structures in trust	1,465,983	105,806	2,854	1,568,935	429,359	38,870	1,139,576	Notes 1 and 2
	Machinery and equipment in trust	1,574,807	35,128	9,827	1,600,108	552,744	35,376	1,047,363	Notes 1 and 2
	Tools, furniture and fixtures in trust	1,239,572	170,733	4,706	1,405,598	249,410	38,690	1,156,188	Notes 1 and 2
	Land in trust	180,334,732	5,769,849	356,529	185,748,052	—	—	185,748,052	Notes 1 and 2

	Sub total	306,763,840	10,463,721	963,909	316,263,652	21,535,293	1,712,585	294,728,359

	Total	306,936,859	12,563,033	963,909	318,535,982	21,541,978	1,719,271	296,994,003

Intangible assets	Leasehold right in trust	1,862,101	—	—	1,862,101	12,649	1,724	1,849,451

	Other	7,762	—	—	7,762	7,633	776	129

	Total	¥1,869,864	¥—	¥—	¥1,869,864	¥20,282	¥2,501	¥1,849,581

Note	1: The amount of increase during the period is primarily attributable to the acquisition of the real estate properties and capital expenditures.

Note	2: The amount of decrease during the period is primarily attributable to the sales of the real estate property.

Property, plant and equipment consist of the following as of July 31, 2022:

Type of asset		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Depreciation		Net balance at end of the period	Remarks
						Accumulated depreciation	Depreciation for the period
		(in thousands of yen)
	Land	¥173,018	¥—	¥—	¥173,018	¥—	¥—	¥173,018

	Sub total	173,018	—	—	173,018	—	—	173,018

Property, plant and equipment	Buildings in trust	115,859,756	6,288,988	—	122,148,745	18,830,347	1,556,646	103,318,397	Notes 1
	Structures in trust	1,335,781	130,202	—	1,465,983	392,101	38,024	1,073,882
	Machinery and equipment in trust	1,545,362	29,444	—	1,574,807	521,625	34,828	1,053,181
	Tools, furniture and fixtures in trust	1,054,703	184,869	—	1,239,572	211,213	34,424	1,028,358
	Land in trust	172,904,875	7,429,856	—	180,334,732	—	—	180,334,732	Notes 1

	Sub total	292,700,479	14,063,361	—	306,763,840	19,955,287	1,663,923	286,808,552

	Total	292,873,498	14,063,361	—	306,936,859	19,955,287	1,663,923	286,981,571

Intangible assets	Leasehold right in trust	1,122,504	739,596	—	1,862,101	10,924	1,724	1,851,176

	Other	7,762	—	—	7,762	6,857	776	905

	Total	¥1,130,267	¥739,596	¥—	¥1,869,864	¥17,781	¥2,501	¥1,852,082

Note 1: The amount of increase during the period is primarily attributable to the acquisition of the real estate properties and capital expenditures.

21. INVESTMENT CORPORATION BONDS

Outstanding Investment corporation bonds as of January 31, 2023 are as follows.

Series	Date of issue	Balance at the beginning of period	Decrease during the period	Balance at the end of period	Interest rate	Repayment date	Use	Remarks
		(in thousands of yen)
Second series of unsecured investment corporation bonds (Note 1)	August 30, 2016	1,000,000	—	1,000,000	0.540%	August 28, 2026	(Note 2)	Unsecured
Third series of unsecured investment corporation bonds (Note 1)	August 30, 2016	1,000,000	—	1,000,000	0.800%	August 30, 2028
Fourth series of unsecured investment corporation bonds (Note 1)	November 30, 2018	1,000,000	—	1,000,000	0.410%	November 30, 2023
Fifth series of unsecured investment corporation bonds (Note 1)	November 30, 2018	1,000,000	—	1,000,000	0.850%	November 30, 2028
Sixth series of unsecured investment corporation bonds (Social bond) (Note 1)	December 20, 2019	2,000,000	—	2,000,000	0.750%	December 20, 2029	(Note 3)	Unsecured
Seventh series of unsecured investment corporation bonds (Social bond) (Note 1)	May 31, 2021	1,700,000	—	1,700,000	0.720%	May 30, 2031	(Note 4)	Unsecured

Total		¥7,700,000	¥—	¥7,700,000

Note 1:	Ranking pari passu among the specified investment corporation bonds.

Note 2:	Investment corporation bonds were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate and repayment of debts.

Note 3:	Investment corporation bonds were used as the funds for repayment of borrowings procured for the purpose of appropriating funds for the acquisition of social eligible assets.

Note 4:	Investment corporation bonds were used as the funds for the acquisition of social eligible assets.

Note 5:	Annual repayments of investment corporation bonds scheduled for the next five years after the balance sheet date are as follows.

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years
	(in thousands of yen)
Investment corporation bonds	¥1,000,000	¥—	¥—	¥1,000,000	¥—

Outstanding Investment corporation bonds as of July 31, 2022 are as follows.

Series	Date of issue	Balance at the beginning of period	Decrease during the period	Balance at the end of period	Interest rate	Repayment date	Use	Remarks
		(in thousands of yen)
Second series of unsecured investment corporation bonds (Note 1)	August 30, 2016	1,000,000	—	1,000,000	0.540%	August 28, 2026	(Note 2)	Unsecured
Third series of unsecured investment corporation bonds (Note 1)	August 30, 2016	1,000,000	—	1,000,000	0.800%	August 30, 2028
Fourth series of unsecured investment corporation bonds (Note 1)	November 30, 2018	1,000,000	—	1,000,000	0.410%	November 30, 2023

Series	Date of issue	Balance at the beginning of period	Decrease during the period	Balance at the end of period	Interest rate	Repayment date	Use	Remarks
		(in thousands of yen)
Fifth series of unsecured investment corporation bonds (Note 1)	November 30, 2018	1,000,000	—	1,000,000	0.850%	November 30, 2028
Sixth series of unsecured investment corporation bonds(Social bond) (Note 1)	December 20, 2019	2,000,000	—	2,000,000	0.750%	December 20, 2029	(Note 3)	Unsecured
Seventh series of unsecured investment corporation bonds(Social bond) (Note 1)	May 31, 2021	1,700,000	—	1,700,000	0.720%	May 30, 2031	(Note 4)	Unsecured

Total		¥7,700,000	¥—	¥7,700,000

Note 1:	Ranking pari passu among the specified investment corporation bonds.

Note 2:	Investment corporation bonds were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate and repayment of debts.

Note 3:	Investment corporation bonds were used as the funds for repayment of borrowings procured for the purpose of appropriating funds for the acquisition of social eligible assets.

Note 4:	Investment corporation bonds were used as the funds for the acquisition of social eligible assets.

Note 5:	Annual repayments of investment corporation bonds scheduled for the next five years after the balance sheet date are as follows.

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years
	(in thousands of yen)
Investment corporation bonds	¥—	¥1,000,000	¥—	¥—	¥1,000,000

22. SHORT-TERM DEBT AND LONG-TERM DEBT

Short-term debt and long-term debt consist of the following as of January 31, 2023

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Short- term loans payable	Mizuho Bank, Ltd.	2,000,000	—	—	2,000,000	0.317%	March 31, 2023	(Note 6)	Unsecured/ Unguaranteed
	Sumitomo Mitsui Banking Corporation	900,000	—	—	900,000	0.317%	April 30, 2023
	Sumitomo Mitsui Banking Corporation	1,200,000	—	—	1,200,000	0.317%	June 30, 2023
	Mizuho Bank, Ltd.	300,000	—	—	300,000	0.317%	June 30, 2023
	Sumitomo Mitsui Banking Corporation	—	900,000		900,000	0.314%	July 31, 2023
	Sumitomo Mitsui Banking Corporation	—	800,000		800,000	0.314%	August 31, 2023
	Sumitomo Mitsui Banking Corporation	—	1,200,000		1,200,000	0.313%	August 31, 2023
	Mizuho Bank, Ltd.	—	900,000	—	900,000	0.312%	November 30, 2023

	Sub total	4,400,000	3,850,000	—	8,250,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Current portion of long- term loans payable	Mizuho Bank, Ltd.	950,000	—	950,000	—	1.083%	November 30, 2022	(Note 6)	Unsecured/ Unguaranteed
	Resona Bank, Limited	1,100,000	—	1,100,000	—	0.923%	August 31, 2022
	Mizuho Trust & Banking Co., Ltd.	700,000	—	700,000	—	0.923%	August 31, 2022
	Sumitomo Mitsui Banking Corporation	1,000,000	—	1,000,000	—	0.509%	August 31, 2022
	MUFG Bank, Ltd.	400,000	—	400,000	—
	Development Bank of Japan Inc.	1,600,000	—	1,600,000	—	0.498%	August 31, 2022
	SBI Shinsei Bank, Limited (Note 8)	500,000	—	500,000	—	0.272%	January 31, 2023
	Resona Bank, Limited	1,500,000	—	—	1,500,000	0.987%	April 30, 2023
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.501%	February 28, 2023
	MUFG Bank, Ltd.	1,500,000	—	—	1,500,000
	Mizuho Bank, Ltd.	800,000	—	—	800,000	0.299%	July 31, 2023
	MUFG Bank, Ltd.	500,000	—	—	500,000	0.325%	April 30, 2023
	SBI Shinsei Bank, Limited (Note 8)	500,000	—	—	500,000	0.329%	July 31, 2023
	Mizuho Trust & Banking Co., Ltd.	300,000	—	—	300,000
	Sumitomo Mitsui Trust Bank, Limited	300,000	—	—	300,000
	The Bank of Fukuoka, Ltd.	200,000	—	—	200,000
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.286%	February 28, 2023
	Mizuho Trust & Banking Co., Ltd.	200,000	—	—	200,000	0.236%	February 28, 2023
	Sumitomo Mitsui Banking Corporation (Note 2)	400,000			400,000	1.254%	August 7, 2023
	MUFG Bank, Ltd. (Note 2)	400,000			400,000
	Mizuho Bank, Ltd. (Note 2)	300,000			300,000
	Resona Bank, Limited (Note 2)	200,000			200,000
	Mizuho Trust & Banking Co., Ltd. (Note 2)	200,000			200,000
	Aozora Bank, Ltd. (Note 2)	150,000			150,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Current portion of long- term loans payable	Development Bank of Japan Inc. (Note 2)	500,000			500,000	1.320% (Note 5)	August 7, 2023	(Note 6)	Unsecured/ Unguaranteed
	MUFG Bank, Ltd. (Note 2)	1,200,000			1,200,000	1.105%	January 31, 2024
	Sumitomo Mitsui Trust Bank, Limited (Note 2)	950,000			950,000	1.047%	August 31, 2023
	Sumitomo Mitsui Banking Corporation (Note 2)	1,200,000			1,200,000	0.592%	August 31, 2023
	Aozora Bank, Ltd. (Note 2)	1,000,000			1,000,000	0.592%	August 31, 2023
	MUFG Bank, Ltd. (Note 2)	800,000			800,000	0.592%	August 31, 2023
	The Bank of Fukuoka, Ltd. (Note 2)	800,000			800,000	0.230%	November 30, 2023
	MUFG Bank, Ltd. (Note 2)	1,000,000			1,000,000	0.225% (Note 5)	October 31, 2023
	MUFG Bank, Ltd. (Note 2)	300,000			300,000	0.225% (Note 5)	November 30, 2023
	MUFG Bank, Ltd. (Note 2)	900,000	—	—	900,000	0.225% (Note 5)	January 31, 2024

	Sub total	24,350,000	—	6,250,000	18,100,000

Long- term loans payable	MUFG Bank, Ltd.	2,000,000	—	—	2,000,000	1.100%	April 30, 2024	(Note 6)	Unsecured/ Unguaranteed
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	1.265%	April 30, 2025
	MUFG Bank, Ltd.	1,700,000	—	—	1,700,000	1.169%	August 31, 2024
	Mizuho Bank, Ltd.	950,000	—	—	950,000	1.169%	August 31, 2024
	Sumitomo Mitsui Banking Corporation	2,000,000	—	—	2,000,000	1.345%	August 31, 2025
	Development Bank of Japan Inc.	1,000,000	—	—	1,000,000	1.193% (Note 5)	August 31, 2024
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	1.156%	April 27, 2025
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.819%	April 28, 2025
	Sumitomo Mitsui Banking Corporation	2,500,000	—	—	2,500,000	0.903%	April 30, 2026
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.660% (Note 5)	July 31, 2025
	Mizuho Bank, Ltd.	1,500,000	—	—	1,500,000	0.816% (Note 5)	August 31, 2026
	Aozora Bank, Ltd.	1,000,000	—	—	1,000,000	0.713%	August 31, 2024

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long- term loans payable	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000	0.797%	August 31, 2025	(Note 6)	Unsecured/ Unguaranteed
	Resona Bank, Limited	500,000	—	—	500,000
	MUFG Bank, Ltd.	2,000,000	—	—	2,000,000	0.670% (Note 5)	August 31, 2025
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000	0.751% (Note 5)
	Sumitomo Mitsui Banking Corporation	3,000,000	—	—	3,000,000	0.906%	August 31, 2026
	Development Bank of Japan Inc.	1,000,000	—	—	1,000,000	0.773% (Note 5)	October 31, 2025
	Resona Bank, Limited	1,000,000	—	—	1,000,000	0.900%	August 22, 2027
	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000
	SBI Shinsei Bank, Limited (Note 8)	1,000,000	—	—	1,000,000
	Mizuho Trust & Banking Co., Ltd.	1,200,000	—	—	1,200,000	0.928% (Note 5)	August 22, 2027
	Development Bank of Japan Inc.	1,000,000	—	—	1,000,000
	Mizuho Bank, Ltd.	500,000	—	—	500,000
	The Bank of Fukuoka, Ltd.	500,000	—	—	500,000
	Aozora Bank, Ltd.	1,500,000	—	—	1,500,000	0.582%	February 29, 2024
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.624%	August 31, 2024
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000	0.661% (Note 5)	August 31, 2024
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.665%	February 28, 2025
	Resona Bank, Limited	1,000,000	—	—	1,000,000	0.749%	February 28, 2026
	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000
	Nippon Life Insurance Company	500,000	—	—	500,000	0.900% (Note 5)	January 30, 2027
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.799%	February 2, 2026
	MUFG Bank, Ltd.	1,400,000	—	—	1,400,000
	Mizuho Bank, Ltd.	900,000	—	—	900,000
	Development Bank of Japan Inc.	500,000	—	—	500,000
	Nippon Life Insurance Company	500,000	—	—	500,000
	Resona Bank, Limited	400,000	—	—	400,000
	SBI Shinsei Bank, Limited (Note 8)	400,000	—	—	400,000
	Sumitomo Mitsui Trust Bank, Limited	400,000	—	—	400,000
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000
	Aozora Bank, Ltd.	300,000	—	—	300,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
	The Bank of Fukuoka, Ltd.	300,000	—	—	300,000
Long- term loans payable	Sumitomo Mitsui Banking Corporation	1,050,000	—	—	1,050,000	0.914%	February 28, 2027	(Note 6)	Unsecured/ Unguaranteed
	Resona Bank, Limited	500,000	—	—	500,000
	Sumitomo Mitsui Trust Bank, Limited	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	Mizuho Bank, Ltd.	250,000	—	—	250,000
	Development Bank of Japan Inc.	1,400,000	—	—	1,400,000	0.884% (Note 5)	February 28, 2027
	MUFG Bank, Ltd.	800,000	—	—	800,000	0.825% (Note 5)
	Nippon Life Insurance Company	700,000	—	—	700,000	0.920% (Note 5)	September 30, 2026
	SBI Shinsei Bank, Limited (Note 8)	1,000,000	—	—	1,000,000	1.031%	September 30, 2028
	Sumitomo Mitsui Trust Bank, Limited	800,000	—	—	800,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000	0.363%	November 30, 2024
	Mizuho Bank, Ltd.	2,000,000	—	—	2,000,000	0.330% (Note 5)	May 31, 2025
	SBI Shinsei Bank, Limited (Note 8)	500,000	—	—	500,000	0.484%	November 30, 2025
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.572%	August 31, 2026
	Resona Bank, Limited	450,000	—	—	450,000	0.336%	April 30, 2024
	MUFG Bank, Ltd.	1,500,000	—	—	1,500,000	0.600%	November 30, 2026
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.259%	February 29, 2024
	Sumitomo Mitsui Trust Bank, Limited	500,000	—	—	500,000
	Sumitomo Mitsui Banking Corporation	500,000	—	—	500,000	0.464%
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.414%	February 28, 2027
	Resona Bank, Limited	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	The Bank of Fukuoka, Ltd.	400,000	—	—	400,000
	MUFG Bank, Ltd.	400,000	—	—	400,000	0.450% (Note 5)	February 28, 2027
	Aozora Bank, Ltd.	200,000	—	—	200,000	0.531%	February 29, 2028
	MUFG Bank, Ltd.	600,000	—	—	600,000	0.300% (Note 5)	February 29, 2024
	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000	0.646%	June 30, 2028
	SBI Shinsei Bank, Limited (Note 8)	800,000	—	—	800,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long-term loans payable	Development Bank of Japan Inc.	500,000	—	—	500,000	0.616% (Note 5)	June 30, 2028	(Note 6)	Unsecured/ Unguaranteed
	Sumitomo Mitsui Banking Corporation	1,750,000	—	—	1,750,000	0.691%	July 31, 2028
	SBI Shinsei Bank, Limited (Note 8)	1,750,000	—	—	1,750,000	0.641%
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000
	Mizuho Bank, Ltd.	500,000	—	—	500,000
	Resona Bank, Limited	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.686%	July 31, 2028
	Mizuho Trust & Banking Co., Ltd.	800,000	—	—	800,000	0.637%	July 31, 2028
	MUFG Bank, Ltd.	500,000	—	—	500,000	0.640%	August 31, 2028
	Aozora Bank, Ltd.	300,000	—	—	300,000	0.690%
	Sumitomo Mitsui Banking Corporation	840,000	—	—	840,000	0.648%	September 30, 2028
	Sumitomo Mitsui Banking Corporation	900,000	—	—	900,000	0.658%	September 30, 2028
	Mizuho Bank, Ltd.	800,000	—	—	800,000
	Mizuho Bank, Ltd.	1,330,000	—	—	1,330,000
	Resona Bank, Limited	500,000	—	—	500,000	0.558%
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000	0.608%
	MUFG Bank, Ltd.	800,000	—	—	800,000	0.550% (Note 5)	September 30, 2028
	MUFG Bank, Ltd.	300,000	—	—	300,000	0.637%	October 31, 2027
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.478%	April 30, 2025
	Mizuho Trust & Banking Co., Ltd.	1,000,000	—	—	1,000,000	0.585%	October 31, 2027
	Sumitomo Mitsui Banking Corporation	2,000,000	—	—	2,000,000	0.617%	November 30, 2027
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.599%	January 31, 2028
	Mizuho Bank, Ltd.	1,200,000	—	—	1,200,000	0.409%	January 31, 2025
	Mizuho Trust & Banking Co., Ltd.	1,100,000	—	—	1,100,000	0.359%
	Aozora Bank, Ltd.	1,350,000	—	—	1,350,000	0.677%	March 31, 2029
	SBI Shinsei Bank, Limited (Note 8)	1,000,000	—	—	1,000,000	0.252%	July 31, 2024
	Daishi Hokuetsu Bank, Ltd.	500,000	—	—	500,000	0.350% (Note 5)	January 31, 2027
	The Bank of Yokohama, Ltd.	1,000,000	—	—	1,000,000	0.467%	July 31, 2029
	Sumitomo Mitsui Banking Corporation	1,400,000	—	—	1,400,000	0.598%	January 31, 2030
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.575% (Note 5)	January 31, 2030

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long- term loans payable	Nippon Life Insurance Company	1,000,000	—	—	1,000,000	0.700% (Note 5)		(Note 6)	Unsecured/ Unguaranteed
	The Yamaguchi Bank, Ltd.	800,000	—	—	800,000	0.358%	February 28, 2027
	The Chugoku Bank, Ltd.	500,000	—	—	500,000
	The 77 Bank, Ltd.	500,000	—	—	500,000
	Aozora Bank, Ltd.	350,000	—	—	350,000	0.533%	February 28, 2029
	Resona Bank, Limited	300,000	—	—	300,000	0.433%
	Sumitomo Mitsui Banking Corporation	1,200,000	—	—	1,200,000	0.585%	February 28, 2030
	MUFG Bank, Ltd.	1,200,000	—	—	1,200,000	0.575% (Note 5)	February 28, 2030
	Development Bank of Japan Inc.	1,000,000	—	—	1,000,000	0.638% (Note 5)	August 31, 2031
	Aozora Bank, Ltd.	500,000	—	—	500,000	0.540%	February 28, 2029
	MUFG Bank, Ltd.	600,000	—	—	600,000	0.525% (Note 5)	February 28, 2029
	Sumitomo Mitsui Banking Corporation	600,000	—	—	600,000	0.602%	February 28, 2030
	The Chiba Bank, Ltd.	600,000	—	—	600,000	0.325% (Note 5)	November 30, 2026
	The Musashino Bank, Ltd.	500,000	—	—	500,000
	The Hyakugo Bank, Ltd.	500,000	—	—	500,000	0.314%	November 30, 2025
	THE HACHIJUNI BANK, LTD.	500,000	—	—	500,000
	The Shizuoka Bank, Ltd.	200,000	—	—	200,000
	Aozora Bank, Ltd.	1,000,000	—	—	1,000,000	0.529% (Note 5)	May 31, 2029
	THE NISHI-NIPPON CITY BANK, LTD.	500,000	—	—	500,000	0.561%	November 30, 2029
	The Yamanashi Chuo Bank, Ltd.	500,000	—	—	500,000
	The Yamaguchi Bank, Ltd.	1,000,000	—	—	1,000,000	0.631%	November 30, 2030
	The Bank of Yokohama, Ltd.	700,000	—	—	700,000
	Kansai Mirai Bank, Limited	500,000	—	—	500,000	0.703%	November 30, 2031
	The Bank of Kyoto, Ltd.	300,000	—	—	300,000
	Sumitomo Mitsui Banking Corporation	4,000,000	—	—	4,000,000	0.447%	April 30, 2025
	Shinkin Central Bank	1,500,000	—	—	1,500,000	0.466%	October 31, 2025
	The Keiyo Bank, Ltd.	500,000	—	—	500,000	0.509%	October 31, 2026
	Aozora Bank, Ltd	1,000,000	—	—	1,000,000	0.354%	October 31, 2024
	Daishi Hokuetsu Bank, Ltd.	500,000	—	—	500,000	0.350% (Note 5)	April 30, 2027
	Aozora Bank, Ltd.	1,500,000	—	—	1,500,000	0.632%	October 31, 2027
	Aozora Bank, Ltd.	1,000,000	—	—	1,000,000	0.681%	April 30, 2028
	Nippon Life Insurance Company	500,000	—	—	500,000	0.610% (Note 5)	March 31, 2029
	Sumitomo Mitsui Trust Bank, Limited	300,000	—	—	300,000	0.425%	May 31, 2026
	Mizuho Trust & Banking Co., Ltd.	300,000	—	—	300,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long- term loans payable	Sompo Japan Insurance Inc.	1,000,000	—	—	1,000,000	0.380% (Note 5)	August 31, 2025	(Note 6)	Unsecured/ Unguaranteed
	SBI Shinsei Bank, Limited (Note 8)	1,100,000	—	—	1,100,000	0.550%	July 31, 2027
	MUFG Bank, Ltd.	—	500,000	—	500,000	0.225% (Note 5)	February 29, 2024
	Resona Bank, Limited	—	1,100,000	—	1,100,000	0.422%	August 31, 2025
	Mizuho Trust & Banking Co., Ltd.	—	700,000	—	700,000	0.549%	February 28, 2027
	Development Bank of Japan Inc.	—	1,600,000	—	1,600,000	0.711% (Note 5)	August 31, 2029
	The Norinchukin Bank	—	1,300,000	—	1,300,000	0.556% (Note 5)	November 30, 2026
	The 77 Bank, Ltd.	—	800,000	—	800,000	0.667% (Note 5)	January 31, 2027
	Daishi Hokuetsu Bank, Ltd.	—	500,000	—	500,000	0.667% (Note 5)	January 31, 2027
	SBI Shinsei Bank, Limited (Note 8)	—	500,000	—	500,000	0.790% (Note 5)	January 31, 2028

	Sub total	123,170,000	7,000,000	—	130,170,000

Total		¥151,920,000	¥10,850,000	¥6,250,000	¥156,520,000

Note 1:	Annual repayments of long-term loans payable (except for current portion of long-term loans payable) scheduled for the next five years after the balance sheet date are as follows:

	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands of yen)
Long-term loans payable	¥18,400,000	¥24,300,000	¥25,000,000	¥24,400,000	¥38,070,000

Note 2:	Borrowings listed in the current portion of long-term loans payable were listed in long-term loans payable in the previous fiscal period.

Note 3:	All debts except for the following Note 5 are borrowing at a floating rate.

Note 4:

Average interest rates are the weighted average during the period and figures are rounded to the nearest third decimal place. Also, with regard to borrowings for which interest rate swap transactions were implemented in order to hedge the interest rate volatility risk, the weighted average interest rates taking into consideration the effects of the interest rate swaps are indicated.

Note 5:	Borrowings is applied at a fixed rate.

Note 6:	All debts were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate (additional expenses are included) and repayment of debts.

Note 7:	All the repayment methods of debt financing are lump-sum repayments on the due date.

Note 8:	SBI Shinsei Bank, Limited. changed its trade name from “Shinsei Bank, Limited.” on January 4, 2023.

Short-term debt and long-term debt consist of the following as of July 31, 2022

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Short- term loans payable	Sumitomo Mitsui Banking Corporation	¥500,000	¥—	¥500,000	¥—	0.379%	April 30, 2022	(Note 6)	Unsecured/ Unguaranteed
	Sumitomo Mitsui Banking Corporation	2,000,000	—	2,000,000	—	0.379%	April 30, 2022
	Sumitomo Mitsui Banking Corporation	—	1,500,000	1,500,000	—	0.380%	April 30, 2022
	Mizuho Bank, Ltd.	—	2,000,000	—	2,000,000	0.327%	March 31, 2023
	Sumitomo Mitsui Banking Corporation	—	900,000	—	900,000	0.326%	April 30, 2023
	Sumitomo Mitsui Banking Corporation	—	1,200,000	—	1,200,000	0.330%	June 30, 2023
	Mizuho Bank, Ltd.	—	300,000	—	300,000

	Sub total	2,500,000	5,900,000	4,000,000	4,400,000

Current portion of long-term loans payable	Sumitomo Mitsui Banking Corporation	2,000,000	—	2,000,000	—	1.267%	April 30, 2022	(Note 6)	Unsecured/ Unguaranteed
	Aozora Bank, Ltd.	1,500,000	—	1,500,000	—	1.267%	April 30, 2022
	MUFG Bank, Ltd.	1,000,000	—	1,000,000	—	1.267%	April 30, 2022
	Resona Bank, Limited	1,000,000	—	1,000,000	—	1.267%	April 30, 2022
	Aozora Bank, Ltd.	2,000,000	—	2,000,000	—	0.875%	April 30, 2022
	SBI Shinsei Bank, Limited (Note 8)	1,100,000	—	1,100,000	—	1.115%	July 29, 2022
	Sumitomo Mitsui Banking Corporation	1,100,000	—	1,100,000	—
	MUFG Bank, Ltd.	1,000,000	—	1,000,000	—
	Mizuho Bank, Ltd.	300,000	—	300,000	—
	Sompo Japan Insurance Inc.	1,000,000	—	1,000,000	—
	Sumitomo Mitsui Banking Corporation	1,000,000	—	1,000,000	—	0.425%	February 28, 2022
	Sumitomo Mitsui Banking Corporation	500,000	—	500,000	—
	Mizuho Bank, Ltd.	950,000	—	—	950,000	1.083%	November 30, 2022
	Resona Bank, Limited	1,100,000	—	—	1,100,000	0.923%	August 31, 2022
	Mizuho Trust & Banking Co., Ltd.	700,000	—	—	700,000	0.923%	August 31, 2022
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.509%	August 31, 2022
	MUFG Bank, Ltd.	400,000	—	—	400,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Current portion of long-term loans payable	Development Bank of Japan Inc.	1,600,000	—	—	1,600,000	0.498% (Note 5)	August 31, 2022	(Note 6)	Unsecured/ Unguaranteed
	SBI Shinsei Bank, Limited (Note 8)	500,000	—	—	500,000	0.272%	January 31, 2023
	Resona Bank, Limited (Note 2)	1,500,000	—	—	1,500,000	0.987%	April 30, 2023
	Sumitomo Mitsui Banking Corporation (Note 2)	1,500,000	—	—	1,500,000	0.501%	February 28, 2023
	MUFG Bank, Ltd. (Note 2)	1,500,000	—	—	1,500,000
	Mizuho Bank, Ltd. (Note 2)	800,000	—	—	800,000	0.299%	July 31, 2023
	MUFG Bank, Ltd. (Note 2)	500,000	—	—	500,000	0.325%	April 30, 2023
	SBI Shinsei Bank, Limited (Note 8) (Note 2)	500,000	—	—	500,000	0.329%	July 31, 2023
	Mizuho Trust & Banking Co., Ltd. (Note 2)	300,000	—	—	300,000
	Sumitomo Mitsui Trust Bank, Limited (Note 2)	300,000	—	—	300,000
	The Bank of Fukuoka, Ltd. (Note 2)	200,000	—	—	200,000
	Mizuho Bank, Ltd. (Note 2)	500,000	—	—	500,000	0.291%	February 28, 2023
	Mizuho Trust & Banking Co., Ltd. (Note 2)	200,000	—	—	200,000	0.241%

	Sub total	27,550,000	—	13,500,000	14,050,000

Long-term loans payable	Sumitomo Mitsui Banking Corporation	400,000	—	—	400,000	1.254%	August 7, 2023	(Note 6)	Unsecured/ Unguaranteed
	MUFG Bank, Ltd.	400,000	—	—	400,000
	Mizuho Bank, Ltd.	300,000	—	—	300,000
	Resona Bank, Limited	200,000	—	—	200,000
	Mizuho Trust & Banking Co., Ltd.	200,000	—	—	200,000
	Aozora Bank, Ltd.	150,000	—	—	150,000
	Development Bank of Japan Inc.	500,000	—	—	500,000	1.320% (Note 5)	August 7, 2023

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long-term loans payable	MUFG Bank, Ltd.	1,200,000	—	—	1,200,000	1.105%	January 31, 2024	(Note 6)	Unsecured/ Unguaranteed
	MUFG Bank, Ltd.	2,000,000	—	—	2,000,000	1.100%	April 30, 2024
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	1.265%	April 30, 2025
	Sumitomo Mitsui Trust Bank, Limited	950,000	—	—	950,000	1.047%	August 31, 2023
	MUFG Bank, Ltd.	1,700,000	—	—	1,700,000	1.169%	August 31, 2024
	Mizuho Bank, Ltd.	950,000	—	—	950,000	1.169%	August 31, 2024
	Sumitomo Mitsui Banking Corporation	2,000,000	—	—	2,000,000	1.345%	August 31, 2025
	Development Bank of Japan Inc.	1,000,000	—	—	1,000,000	1.193% (Note 5)	August 31, 2024
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	1.156%	April 27, 2025
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.819%	April 28, 2025
	Sumitomo Mitsui Banking Corporation	2,500,000	—	—	2,500,000	0.903%	April 30, 2026
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.660% (Note 5)	July 31, 2025
	Mizuho Bank, Ltd.	1,500,000	—	—	1,500,000	0.816% (Note 5)	August 31, 2026
	Aozora Bank, Ltd.	1,000,000	—	—	1,000,000	0.713%	August 31, 2024
	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000	0.797%	August 31, 2025
	Resona Bank, Limited	500,000	—	—	500,000
	MUFG Bank, Ltd.	2,000,000	—	—	2,000,000	0.670% (Note 5)	August 31, 2025
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000	0.751% (Note 5)
	Sumitomo Mitsui Banking Corporation	3,000,000	—	—	3,000,000	0.906%	August 31, 2026
	Development Bank of Japan Inc.	1,000,000	—	—	1,000,000	0.773% (Note 5)	October 31, 2025
	Resona Bank, Limited	1,000,000	—	—	1,000,000	0.900%	August 22, 2027
	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000
	SBI Shinsei Bank, Limited (Note 8)	1,000,000	—	—	1,000,000
	Mizuho Trust & Banking Co., Ltd.	1,200,000	—	—	1,200,000	0.928% (Note 5)	August 22, 2027
	DevelopmentBank of Japan Inc.	1,000,000	—	—	1,000,000
	Mizuho Bank, Ltd.	500,000	—	—	500,000
	The Bank of Fukuoka, Ltd.	500,000	—	—	500,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
	Aozora Bank, Ltd.	1,500,000	—	—	1,500,000	0.582%	February 29, 2024
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.624%	August 31, 2024
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000	0.661% (Note 5)	August 31, 2024
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.665%	February 28, 2025
	Resona Bank, Limited	1,000,000	—	—	1,000,000	0.749%	February 28, 2026
	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000
	Nippon Life Insurance Company	500,000	—	—	500,000	0.900% (Note 5)	January 30, 2027
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.799%	February 2, 2026
	MUFG Bank, Ltd.	1,400,000	—	—	1,400,000
	Mizuho Bank, Ltd.	900,000	—	—	900,000
Long-term loans payable	Development Bank of Japan Inc.	500,000	—	—	500,000			(Note 6)	Unsecured/ Unguaranteed
	Nippon Life Insurance Company	500,000	—	—	500,000
	Resona Bank, Limited	400,000	—	—	400,000
	SBI Shinsei Bank, Limited (Note 8)	400,000	—	—	400,000
	Sumitomo Mitsui Trust Bank, Limited	400,000	—	—	400,000
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000
	Aozora Bank, Ltd.	300,000	—	—	300,000
	The Bank of Fukuoka, Ltd.	300,000	—	—	300,000
	Sumitomo Mitsui Banking Corporation	1,200,000	—	—	1,200,000	0.592%	August 31, 2023
	Aozora Bank, Ltd.	1,000,000	—	—	1,000,000
	MUFG Bank, Ltd.	800,000	—	—	800,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long-term loans payable	Sumitomo Mitsui Banking Corporation	1,050,000	—	—	1,050,000	0.914%	February 28, 2027	(Note 6)	Unsecured/ Unguaranteed
	Resona Bank, Limited	500,000	—	—	500,000
	Sumitomo Mitsui Trust Bank, Limited	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	Mizuho Bank, Ltd.	250,000	—	—	250,000
	Development Bank of Japan Inc.	1,400,000	—	—	1,400,000	0.884% (Note 5)	February 28, 2027
	MUFG Bank, Ltd.	800,000	—	—	800,000	0.825% (Note 5)
	Nippon Life Insurance Company	700,000	—	—	700,000	0.920% (Note 5)	September 30, 2026
	SBI Shinsei Bank, Limited (Note 8)	1,000,000	—	—	1,000,000	1.031%	September 30, 2028
	Sumitomo Mitsui Trust Bank, Limited	800,000	—	—	800,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000	0.363%	November 30, 2024
	Mizuho Bank, Ltd.	2,000,000	—	—	2,000,000	0.330% (Note 5)	May 31, 2025
	SBI Shinsei Bank, Limited (Note 8)	500,000	—	—	500,000	0.484%	November 30, 2025
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.572%	August 31, 2026
	Resona Bank, Limited	450,000	—	—	450,000	0.336%	April 30, 2024
	MUFG Bank, Ltd.	1,500,000	—	—	1,500,000	0.600%	November 30, 2026
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.259%	February 29, 2024
	Sumitomo Mitsui Trust Bank, Limited	500,000	—	—	500,000
	Sumitomo Mitsui Banking Corporation	500,000	—	—	500,000	0.464%	February 28, 2027
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.414%
	Resona Bank, Limited	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	The Bank of Fukuoka, Ltd.	400,000	—	—	400,000

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long-term loans payable	MUFG Bank, Ltd.	400,000	—	—	400,000	0.450% (Note 5)	February 28, 2027	(Note 6)	Unsecured/ Unguaranteed
	Aozora Bank, Ltd.	200,000	—	—	200,000	0.531%	February 29, 2028
	MUFG Bank, Ltd.	600,000	—	—	600,000	0.300% (Note 5)	February 29, 2024
	Sumitomo Mitsui Trust Bank, Limited	1,000,000	—	—	1,000,000	0.646%	June 30, 2028
	SBI Shinsei Bank, Limited (Note 8)	800,000	—	—	800,000
	Development Bank of Japan Inc.	500,000	—	—	500,000	0.616% (Note 5)	June 30, 2028
	Sumitomo Mitsui Banking Corporation	1,750,000	—	—	1,750,000	0.691%	July 31, 2028
	SBI Shinsei Bank, Limited (Note 8)	1,750,000	—	—	1,750,000	0.641%
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000
	Mizuho Bank, Ltd.	500,000	—	—	500,000
	Resona Bank, Limited	500,000	—	—	500,000
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.686%	July 31, 2028
	Mizuho Trust & Banking Co., Ltd.	800,000	—	—	800,000	0.637%	July 31, 2028
	MUFG Bank, Ltd.	500,000	—	—	500,000	0.640%	August 31, 2028
	Aozora Bank, Ltd.	300,000	—	—	300,000	0.690%
	Sumitomo Mitsui Banking Corporation	840,000	—	—	840,000	0.648%	September 30, 2028
	Sumitomo Mitsui Banking Corporation	900,000	—	—	900,000	0.658%	September 30, 2028
	Mizuho Bank, Ltd.	800,000	—	—	800,000
	Mizuho Bank, Ltd.	1,330,000	—	—	1,330,000
	Resona Bank, Limited	500,000	—	—	500,000	0.558%
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000	0.608%
	MUFG Bank, Ltd.	800,000	—	—	800,000	0.550% (Note 5)	September 30, 2028
	MUFG Bank, Ltd.	300,000	—	—	300,000	0.637%	October 31, 2027
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.478%	April 30, 2025
	Mizuho Trust & Banking Co., Ltd.	1,000,000	—	—	1,000,000	0.585%	October 31, 2027

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long-term loans payable	Sumitomo Mitsui Banking Corporation	2,000,000	—	—	2,000,000	0.617%	November 30, 2027	(Note 6)	Unsecured/ Unguaranteed
	MUFG Bank, Ltd	1,000,000	—	—	1,000,000	0.599%	January 31, 2028
	Mizuho Bank, Ltd.	1,200,000	—	—	1,200,000	0.409%	January 31, 2025
	Mizuho Trust & Banking Co., Ltd.	1,100,000	—	—	1,100,000	0.359%
	Aozora Bank, Ltd.	1,350,000	—	—	1,350,000	0.677%	March 31, 2029
	SBI Shinsei Bank, Limited (Note 8)	1,000,000	—	—	1,000,000	0.252%	July 31, 2024
	Daishi Hokuetsu Bank, Ltd.	500,000	—	—	500,000	0.350% (Note 5)	January 31, 2027
	The Bank of Yokohama, Ltd.	1,000,000	—	—	1,000,000	0.467%	July 31, 2029
	Sumitomo Mitsui Banking Corporation	1,400,000	—	—	1,400,000	0.598%	January 31, 2030
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.575% (Note 5)	January 31, 2030
	Nippon Life Insurance Company	1,000,000	—	—	1,000,000	0.700% (Note 5)
	The Yamaguchi Bank, Ltd.	800,000	—	—	800,000	0.358%	February 28, 2027
	The Chugoku Bank, Ltd.	500,000	—	—	500,000
	The 77 Bank, Ltd.	500,000	—	—	500,000
	Aozora Bank, Ltd.	350,000	—	—	350,000	0.533%	February 28, 2029
	Resona Bank, Limited	300,000	—	—	300,000	0.433%
	Sumitomo Mitsui Banking Corporation	1,200,000	—	—	1,200,000	0.585%	February 28, 2030
	MUFG Bank, Ltd.	1,200,000	—	—	1,200,000	0.575% (Note 5)	February 28, 2030
	Development Bank of Japan Inc.	1,000,000	—	—	1,000,000	0.638% (Note 5)	August 31, 2031
	Aozora Bank, Ltd.	500,000	—	—	500,000	0.540%	February 28, 2029
	MUFG Bank, Ltd.	600,000	—	—	600,000	0.525% (Note 5)	February 28, 2029
	Sumitomo Mitsui Banking Corporation	600,000	—	—	600,000	0.602%	February 28, 2030
	The Chiba Bank, Ltd.	600,000	—	—	600,000	0.325% (Note 5)	November 30, 2026
	The Musashino Bank, Ltd.	500,000	—	—	500,000
	The Bank of Fukuoka, Ltd.	800,000	—	—	800,000	0.230%	November 30, 2023
	The Hyakugo Bank, Ltd.	500,000	—	—	500,000	0.314%	November 30, 2025

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long-term loans payable	THE HACHIJUNI BANK, LTD.	500,000	—	—	500,000			(Note 6)	Unsecured/ Unguaranteed
	The Shizuoka Bank, Ltd.	200,000	—	—	200,000
	Aozora Bank, Ltd.	1,000,000	—	—	1,000,000	0.529% (Note 5)	May 31, 2029
	THE NISHI-NIPPON CITY BANK, LTD.	500,000	—	—	500,000	0.561%	November 30, 2029
	The Yamanashi Chuo Bank, Ltd.	500,000	—	—	500,000
	The Yamaguchi Bank, Ltd.	1,000,000	—	—	1,000,000	0.631%	November 30, 2030
	The Bank of Yokohama, Ltd.	700,000	—	—	700,000
	Kansai Mirai Bank, Limited	500,000	—	—	500,000	0.703%	November 30, 2031
	The Bank of Kyoto, Ltd.	300,000	—	—	300,000
	Sumitomo Mitsui Banking Corporation	—	4,000,000	—	4,000,000	0.447%	April 30, 2025
	Shinkin Central Bank	—	1,500,000	—	1,500,000	0.466%	October 31, 2025
	The Keiyo Bank, Ltd.	—	500,000	—	500,000	0.509%	October 31, 2026
	MUFG Bank, Ltd.	—	1,000,000	—	1,000,000	0.225% (Note 5)	October 31, 2023
	Aozora Bank, Ltd.	—	1,000,000	—	1,000,000	0.354%	October 31, 2024
	Daishi Hokuetsu Bank, Ltd.	—	500,000	—	500,000	0.350% (Note 5)	April 30, 2027
	Aozora Bank, Ltd.	—	1,500,000	—	1,500,000	0.632%	October 31, 2027
	Aozora Bank, Ltd.	—	1,000,000	—	1,000,000	0.681%	April 30, 2028
	Nippon Life Insurance Company	—	500,000	—	500,000	0.610% (Note 5)	March 31, 2029
	MUFG Bank, Ltd.	—	300,000	—	300,000	0.225% (Note 5)	November 30, 2023
	Sumitomo Mitsui Trust Bank, Limited	—	300,000	—	300,000	0.425%	May 31, 2026

Classification		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Average interest rate (Note 3) (Note 4)	Payment due date (Note 7)	Use	Remarks
	Lender
		(in thousands of yen)
Long-term loans payable	Mizuho Trust & Banking Co., Ltd.	—	300,000	—	300,000			(Note 6)	Unsecured/ Unguaranteed
	MUFG Bank, Ltd.	—	900,000	—	900,000	0.225% (Note 5)	January 31, 2024
	Sompo Japan Insurance Inc.	—	1,000,000	—	1,000,000	0.380% (Note 5)	August 31, 2025
	SBI Shinsei Bank, Limited (Note 8)	—	1,100,000	—	1,100,000	0.550%	July 31, 2027
	Sub total	118,070,000	15,400,000	—	133,470,000

	Total	¥148,120,000	¥21,300,000	¥17,500,000	¥151,920,000

Note 1:	Annual repayments of long-term loans payable (except for current portion of long-term loans payable) scheduled for the next five years after the balance sheet date are as follows:

	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands of yen)
Long-term loans payable	¥18,850,000	¥21,350,000	¥23,300,000	¥21,500,000	¥48,470,000

Note 2:	Borrowings listed in the current portion of long-term loans payable were listed in long-term loans payable in the previous fiscal period.

Note 3:	All debts except for the following Note 5 are borrowing at a floating rate.

Note 4:

Average interest rates are the weighted average during the period and figures are rounded to the nearest third decimal place. Also, with regard to borrowings for which interest rate swap transactions were implemented in order to hedge the interest rate volatility risk, the weighted average interest rates taking into consideration the effects of the interest rate swaps are indicated.

Note 5:	Borrowings is applied at a fixed rate.

Note 6:	All debts were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate (additional expenses are included) and repayment of debts.

Note 7:	All the repayment methods of debt financing are lump-sum repayments on the due date.

Note 8:	SBI Shinsei Bank, Limited. changed its trade name from “Shinsei Bank, Limited.” on January 4, 2023.

23. DISTRIBUTIONS

	22nd Fiscal Period (From August 1, 2022 to January 31,2023)	21st Fiscal Period (From February 1, 2022 to July 31, 2022)
I. Retained earnings at the end of period	¥4,718,142,642	¥4,393,566,974

II. Reversal of voluntary retained earnings

Reversal of reserve for temporary difference adjustments (Note 1)	¥20,000,000	¥20,000,000

III. Total distributions	¥4,556,833,281	¥4,288,653,558

Distributions per unit	¥4,257	¥4,101

IV. Retained earnings brought forward to the next period	¥181,309,361	¥124,913,416

Method of calculating distribution amount

In accordance with the policy described in Article 38-1 of its Articles of Incorporation, the Investment Corporation determines that the amount of distribution shall exceed the amount equivalent to 90% of its distributable profit as stipulated in Article 67-15 of the Special Taxation Measures Law, and shall not exceed its accounting profits as the maximum amount. Following this policy, the Investment Corporation has decided that it shall distribute ¥4,556,833,281, which is the amount deducted a part of gain on sale of real estate property and other adjustments from net income and added reversal of reserve for temporary difference adjustments, as the distribution of earnings.

Procedures for the distribution of amounts exceeding distributable income are outlined in Article 38-2 of the Investment Corporation’s Articles of Incorporation. In the 22nd fiscal period, the Investment Corporation has decided not to distribute cash in excess of distributable profit.

In accordance with the policy described in Article 38-1 of its Articles of Incorporation, the Investment Corporation determines that the amount of distribution shall exceed the amount equivalent to 90% of its distributable profit as stipulated in Article 67-15 of the Special Taxation Measures Law, and shall not exceed its accounting profits as the maximum amount. Following this policy, the Investment Corporation has decided that it shall distribute ¥4,288,653,558, which is the amount of ¥4,122,093,577 in net income and ¥146,559,981 from retained earnings brought forward and reversal of reserve for temporary difference adjustments, as the distribution of earnings.

Procedures for the distribution of amounts exceeding distributable income are outlined in Article 38-2 of the Investment Corporation’s Articles of Incorporation. In the 21st fiscal period, the Investment Corporation has decided not to distribute cash in excess of distributable profit.

Note 1: Reserve for temporary difference adjustments

22nd Fiscal Period (August 1, 2022 to January 31, 2023)

The Investment Corporation has reserved ¥2,000,000,000 as reserve for temporary difference adjustments from gain on negative goodwill in the 13th fiscal period. At least 1% of the initial amount in equal installments over 50 years (100 fiscal periods) will be reversed every fiscal period applied to distribution starting from the 14th fiscal period distribution. It has been decided that ¥20,000,000 shall be reversed and applied to distribution in the 22nd fiscal period distribution.

21st Fiscal Period (February 1, 2022 to July 31, 2022)

The Investment Corporation has reserved ¥2,000,000,000 as reserve for temporary difference adjustments from gain on negative goodwill in the 13th fiscal period. At least 1% of the initial amount in equal installments over 50 years (100 fiscal periods) will be reversed every fiscal period applied to distribution starting from the 14th fiscal period distribution. It has been decided that ¥20,000,000 shall be reversed and applied to distribution in the 21st fiscal period distribution.

Attachment 3

Financial Statements

(16th Fiscal Period: from October 1, 2022 to March 31, 2023)

Independent Auditor’s Report

Balance Sheet

Statement of Income and Retained Earnings

Statement of Changes in Net Assets

Statement of Cash Flows

Notes to Financial Statements

Kenedix Retail REIT Corporation

Balance Sheet

As of March 31, 2023

	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Assets
Current assets
Cash and deposits (Notes 9)	¥4,800,305	¥10,003,221
Cash and deposits in trust (Notes 9)	9,743,638	10,833,639
Operating accounts receivable	253,117	238,068
Prepaid expenses	36,795	149,376
Consumption taxes receivable	563,310	—
Other	1,907	1,907

Total current assets	15,399,074	21,226,213

Non-current assets
Property, plant and equipment (Notes 18 and 21)
Buildings	788,457	773,703
Accumulated depreciation	(126,563)	(109,983)
Buildings, net	661,894	663,720
Structures	46,777	46,777
Accumulated depreciation	(9,632)	(8,230)
Structures, net	37,144	38,547
Land	2,956,465	2,956,465
Construction in progress	—	20,666
Buildings in trust	79,948,559	72,000,294
Accumulated depreciation	(12,636,690)	(11,403,948)
Buildings in trust, net (Note 3)	67,311,868	60,596,346
Structures in trust	3,940,441	3,646,089
Accumulated depreciation	(846,266)	(774,128)
Structures in trust, net (Note 3)	3,094,175	2,871,961
Machinery and equipment in trust	367,914	339,316
Accumulated depreciation	(81,196)	(70,931)
Machinery and equipment in trust, net	286,718	268,384
Tools, furniture and fixtures in trust	200,960	191,805
Accumulated depreciation	(114,079)	(99,843)
Tools, furniture and fixtures in trust, net	86,881	91,961
Land in trust (Note 3)	191,218,540	181,272,334
Construction in progress in trust	—	238,915

Total property, plant and equipment, net	265,653,689	249,019,303

Intangible assets (Note 21)
Leasehold right in trust (Note 18)	4,709,965	4,713,944
Other	4,106	4,558

Total intangible assets	4,714,071	4,718,502

Investments and other assets
Lease and guarantee deposits	10,000	10,000
Lease and guarantee deposits in trust	62,927	62,927
Long-term prepaid expenses	861,843	900,180
Long-term deposits	140,010	98,080
Other	633,129	590,363

Total investments and other assets	1,707,910	1,661,551

Total non-current assets	272,075,670	255,399,357

Deferred assets
Investment corporation bond issuance costs	45,943	50,674
Investment unit issuance costs	48,587	23,027

Total deferred assets	94,530	73,702

Total assets	¥287,569,276	¥276,699,273

See accompanying notes to financial statements.

	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Liabilities
Current liabilities
Operating accounts payable	¥916,863	¥823,979
Short-term loans payable (Notes 11 and 22)	3,150,000	750,000
Current portion of long-term loans payable (Notes 11 and 22)	7,500,000	8,500,000
Accounts payable-other	512,462	487,701
Accrued expenses	70,109	71,705
Income taxes payable	3,599	3,705
Accrued consumption taxes	54,327	126,797
Advances received	1,531,599	1,450,130
Deposits received	96,051	22,708

Total current liabilities	13,835,013	12,236,728

Non-current liabilities
Investment corporation bonds (Notes 11 and 23)	10,000,000	10,000,000
Long-term loans payable (Notes 11 and 22)	108,650,000	105,050,000
Tenant leasehold and security deposits	148,083	156,083
Tenant leasehold and security deposits in trust (Note 3)	12,315,282	11,779,677
Asset retirement obligations (Note 15)	25,156	24,999
Other	29,185	23,554

Total non-current liabilities	131,167,708	127,034,315

Total liabilities	145,002,721	139,271,043

Net assets
Unitholders’ equity
Unitholders’ capital	138,058,250	133,103,750
Deduction from unitholders’ capital
Allowance for temporary difference adjustments (Note 5)	(40,522)	(40,522)

Total deduction from unitholders’ capital	(40,522)	(40,522)

Unitholders’ capital, net	138,017,728	133,063,228

Surplus
Unappropriated retained earnings	3,922,702	3,775,141

Total surplus	3,922,702	3,775,141

Total unitholders’ equity	141,940,430	136,838,369

Valuation and translation adjustments
Deferred gains or losses on hedges (Notes 11 and 12)	626,123	589,860

Total valuation and translation adjustments	626,123	589,860

Total net assets (Note 6)	142,566,554	137,428,230

Total liabilities and net assets	¥287,569,276	¥276,699,273

See accompanying notes to financial statements.

Kenedix Retail REIT Corporation

Statement of Income and Retained Earnings

For the period from October 1, 2022 to March 31, 2023

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
	(in thousands of yen)
Operating revenues
Rent revenue-real estate (Note 7)	¥8,530,802	¥8,011,772
Other lease business revenue (Note 7)	1,394,083	1,346,195

Total operating revenues	9,924,885	9,357,967

Operating expenses
Expenses related to rent business (Note 7)	4,445,452	3,949,838
Asset management fees	780,079	765,048
Asset custody fees	10,992	10,964
Administrative service fees	35,778	34,966
Directors’ compensation	3,000	3,000
Other operating expenses	83,788	187,889

Total operating expenses	5,359,091	4,951,708

Operating income	4,565,794	4,406,259

Non-operating income
Interest income	44	63
Gain on forfeiture of unclaimed dividends	284	258
Interest on refund	—	2

Total non-operating income	328	324

Non-operating expenses
Interest expenses	483,162	471,585
Interest expenses on investment corporation bonds	28,615	27,635
Financing-related expenses	109,287	108,498
Amortization of investment corporation bond issuance costs	4,731	4,826
Amortization of investment unit issuance costs	14,322	15,402

Total non-operating expenses	640,119	627,948

Ordinary income	3,926,003	3,778,636

Income before income taxes	3,926,003	3,778,636

Income taxes
Current	3,606	3,715

Total income taxes	3,606	3,715

Net income	3,922,396	3,774,920

Retained earnings brought forward	305	221

Unappropriated retained earnings	¥3,922,702	¥3,775,141

See accompanying notes to financial statements.

Kenedix Retail REIT Corporation

Statement of Changes in Net Assets

For the period from October 1, 2022 to March 31, 2023

	Unitholders’ equity
	Unitholders’ capital				Surplus		Total unitholders’ equity
	Unitholders’ capital	Deduction from unitholders’ capital		Unitholders’ capital, net	Unappropriated retained earnings	Total surplus
		Allowance for temporary difference adjustments	Total deduction from unitholders’ capital
	(in thousands of yen)
Balance as of March 31, 2022 (Note 8)	¥133,103,750	¥(317,378)	¥(317,378)	¥132,786,372	¥4,404,711	¥4,404,711	¥137,191,084

Changes of items during the period
Dividends from surplus					(4,127,634)	(4,127,634)	(4,127,634)
Reversal of allowance for temporary difference adjustments (Note 5)		276,855	276,855	276,855	(276,855)	(276,855)	—
Net income					3,774,920	3,774,920	3,774,920
Net changes of items other than unitholders’ equity

Total changes of items during the period	—	276,855	276,855	276,855	(629,570)	(629,570)	(352,714)

Balance as of September 30, 2022 (Note 8)	¥133,103,750	¥(40,522)	¥(40,522)	¥133,063,228	¥3,775,141	¥3,775,141	¥136,838,369

Changes of items during the period
Issuance of new investment units	4,954,500			4,954,500			4,954,500
Dividends from surplus					(3,774,835)	(3,774,835)	(3,774,835)
Net income					3,922,396	3,922,396	3,922,396
Net changes of items other than unitholders’ equity

Total changes of items during the period	4,954,500	—	—	4,954,500	147,560	147,560	5,102,060

Balance as of March 31, 2023 (Note 8)	¥138,058,250	¥(40,522)	¥(40,522)	¥138,017,728	¥3,922,702	¥3,922,702	¥141,940,430

	Valuation and translation adjustments		Total net assets
	Deferred gains or losses on hedges	Total valuation and translation adjustments
	(in thousands of yen)
Balance as of March 31, 2022 (Note 8)	¥163,403	¥163,403	¥137,354,487

Changes of items during the period
Dividends from surplus			(4,127,634)
Reversal of allowance for temporary difference adjustments (Note 5)			—
Net income			3,774,920
Net changes of items other than unitholders’ equity	426,457	426,457	426,457

Total changes of items during the period	426,457	426,457	73,742

Balance as of September 30, 2022 (Note 8)	¥589,860	¥589,860	¥137,428,230

Changes of items during the period
Issuance of new investment units			4,954,500
Dividends from surplus			(3,774,835)
Net income			3,922,396
Net changes of items other than unitholders’ equity	36,263	36,263	36,263

Total changes of items during the period	36,263	36,263	5,138,324

Balance as of March 31, 2023 (Note 8)	¥626,123	¥626,123	¥142,566,554

See accompanying notes to financial statements.

Kenedix Retail REIT Corporation

Statement of Cash Flows

For the period from October 1, 2022 to March 31, 2023

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
	(in thousands of yen)
Net cash provided by (used in) operating activities
Income before income taxes	¥3,926,003	¥3,778,636
Depreciation and amortization	1,352,642	1,245,780
Amortization of investment corporation bond issuance costs	4,731	4,826
Amortization of investment unit issuance costs	14,322	15,402
Interest income	(44)	(63)
Interest expenses	511,777	499,221
Decrease (increase) in operating accounts receivable	(15,048)	(63,712)
Decrease (increase) in consumption taxes receivable	(563,310)	—
Decrease (increase) in prepaid expenses	112,580	(124,628)
Increase (decrease) in operating accounts payable	74,870	31,418
Increase (decrease) in accounts payable-other	24,929	(114,574)
Increase (decrease) in accrued consumption taxes	(72,470)	(169,696)
Increase (decrease) in advances received	81,469	36,915
Increase (decrease) in deposits received	73,343	3,999
Decrease (increase) in long-term prepaid expenses	38,337	97,970
Decrease (increase) in long-term deposits	(41,930)	(2,400)
Other	(1,195)	(1,089)

Subtotal	5,521,009	5,238,004

Interest income received	44	63
Interest expenses paid	(513,333)	(491,822)
Income taxes paid	(3,712)	(4,055)

Net cash provided by (used in) operating activities	5,004,007	4,742,191

Net cash provided by (used in) investing activities
Purchase of property, plant and equipment	(19,198)	(34,327)
Purchase of property, plant and equipment in trust	(17,944,538)	(6,728,384)
Purchase of intangible assets	(690)	—
Purchase of intangible assets in trust	—	(425,032)
Repayments of lease and guarantee deposits in trust	—	(2,691)
Proceeds from tenant leasehold and security deposits	—	8,000
Repayments of tenant leasehold and security deposits in trust	(93,736)	(177,584)
Proceeds from tenant leasehold and security deposits in trust	621,341	370,751
Proceeds from restricted bank deposits in trust	15,000	15,000

Net cash provided by (used in) investing activities	(17,421,822)	(6,974,268)

Net cash provided by (used in) financing activities
Proceeds of short-term loans payable	3,150,000	1,000,000
Repayments of short-term loans payable	(750,000)	(1,000,000)
Proceeds from long-term loans payable	10,600,000	2,050,000
Repayments of long-term loans payable	(8,000,000)	(2,050,000)
Proceeds from issuance of investment corporation bonds	—	1,986,826
Redemption of investment corporation bonds	—	(1,000,000)
Proceeds from issuance of investment units	4,914,617	—
Dividends paid	(3,774,720)	(4,128,380)

Net cash provided by (used in) financing activities	6,139,897	(3,141,554)

Net increase (decrease) in cash and cash equivalents	(6,277,917)	(5,373,632)

Cash and cash equivalents at the beginning of the period	20,674,361	26,047,993

Cash and cash equivalents at the end of the period (Note 9)	¥14,396,443	¥20,674,361

See accompanying notes to financial statements.

Kenedix Retail REIT Corporation

Notes to Financial Statements

For the period from October 1, 2022 to March 31, 2023

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization

Kenedix Retail REIT Corporation (“KRR”) was established on October 3, 2014, under the Act on Investment Trusts and Investment Corporations of Japan (the “Investment Trust Act”). On February 10, 2015, KRR was listed on the Real Estate Investment Trust Securities (J-REIT) Market of Tokyo Stock Exchange, Inc. (the Tokyo Stock Exchange) (Securities code: 3453). Subsequently, KRR raised funds through public offerings, including international offerings. As a result, the number of investment units issued as of March 31, 2023 was 602,177 units.

KRR seeks to invest primarily in neighborhood, community and other shopping centers that cater to the day-to-day needs of local area customers and have stable demand from retailers and customers, and also seeks to invest in distribution centers, which supplement shopping centers in providing goods to consumers, in order to provide stable investment returns over the long term. Sponsored by Kenedix, Inc., KRR entrusts its asset management and investment operations to Kenedix Real Estate Fund Management, Inc. (“KFM”), with the following strategies.

(Note)	For management purposes and ease of classification, KRR defines neighborhood, community and other shopping centers for daily needs as retail properties that generally have the following characteristics:

a.	Retail trade area of an approximate radius of one to ten kilometers (and generally, a radius of three to five kilometers), with customers predominantly from local areas surrounding the retail property

b.	Operational capacity to accommodate certain daily local retail needs and strong customer traffic on both weekdays and weekends

c.	Composed of various specialty stores to meet a range of day-to-day needs such as groceries, clothing and other daily goods and services

In the previous period, KRR acquired three assets (Sun Street Hamakita (10% trust beneficiary quasi co-ownership interests) with acquisition price of 1,200 million yen, Higashimatsuyama Shopping Center with acquisition price of 4,080 million yen and Prima Meat Packers Kinki Center with acquisition price of 1,047 million yen). For the period ended September 30, 2022, the portfolio of 68 properties (total acquisition price of 253,619 million yen) as a whole performed well with an overall occupancy ratio of 99.3% as of September 30, 2022.

In the current period, KRR acquired two assets ( iias Kasugai (70% trust beneficiary quasi co-ownership interests)with acquisition price of 14,490 million yen, Coop Sapporo Shunko with acquisition price of 1,110 million yen. In addition, KRR completed an additional acquisition of a new building through a property expansion within Unicus Ina (acquisition price of 172 million yen). For the period ended March 31, 2023, the portfolio of 70 properties (total acquisition price of 270,381 million yen) as a whole performed well with an overall occupancy ratio of 99.5% as of March 31, 2023.

Furthermore, the portfolio was diversified in terms of tenants as there were 524 and 608 end-tenants as of September 30, 2022 and March 31, 2023 in KRR’s properties, respectively.

Basis of Presentation

KRR maintains its accounting records and prepares its financial statements in accordance with accounting principles generally accepted in Japan (Japanese GAAP), including provisions set forth in the Investment Trust Act, the Companies Act of Japan, the Financial Instruments and Exchange Act of Japan and related regulations, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

The accompanying financial statements are basically a translation of the financial statements of KRR, which were prepared in accordance with Japanese GAAP and were presented in the Semiannual Securities Report of KRR filed with the Kanto Local Finance Bureau. In preparing the accompanying financial statements, certain reclassifications and modifications have been made to the financial statements issued domestically in order to present them in a format that is more familiar to readers outside Japan. In addition, the notes to financial statements include certain information that might not be required under Japanese GAAP but is presented herein as additional information.

KRR’s fiscal period is a six-month period which ends at the end of March or September. KRR does not prepare consolidated financial statements because it has no subsidiaries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)	Property, Plant and Equipment (including trust assets)

Property, plant and equipment are stated at cost. Depreciation of property and equipment is calculated on a straight-line method over the estimated useful lives of the assets ranging as stated below:

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
Buildings	2-70 years	2-70 years
Structures	8-65 years	8-59 years
Machinery and equipment	2-25 years	2-25 years
Tools, furniture and fixtures	3-15 years	3-15 years

(B)	Intangible Assets (including trust assets)

Intangible assets are amortized by the straight-line method.

(C)	Long-term Prepaid Expenses

Long-term prepaid expenses are amortized by the straight-line method.

(D)	Investment Unit Issuance Costs

Investment unit issuance costs are amortized over a period of 3 years under the straight-line method.

(E)	Investment Corporation Bond Issuance Costs

Investment corporation bond issuance costs are amortized over a maturity period under the straight-line method.

(F)	Accounting Treatment of Trust Beneficiary Interests in Real Estate

For trust beneficiary interests in real estate, which are commonly utilized in the ownership of commercial properties in Japan, all relevant assets and liabilities in trust are recorded on the balance sheets and the statements of income and retained earnings.

(G)	Revenue Recognition

Operating revenues consist of rental revenues including base rents, common area charges and other operating revenues, which include utility charge reimbursements, parking space rental revenues and other miscellaneous revenues. Rental revenues are generally recognized on an accrual basis over the life of each lease. Utility charge reimbursements are recognized when earned and their amounts can be reasonably estimated. Reimbursements from tenants including utility charge reimbursements are recorded on a gross basis and such amounts are recorded both as revenues and expenses during the fiscal period.

(H)	Taxes on Property and Equipment

Property-related taxes including property taxes, city planning taxes and depreciable property taxes are imposed on properties on a calendar year basis. These taxes are generally charged to operating expenses for the period, for the portion of such taxes corresponding to said period. Under Japanese tax regulations, the seller of the property is liable for these taxes on the property from the date of disposal to the end of the calendar year in which the property is disposed. The seller, however, is generally reimbursed by the purchaser for these accrued property-related tax liabilities.

When KRR purchases properties, it typically allocates the portion of the property-related taxes related to the period following the purchase date of each property through the end of the calendar year. The amounts of those allocated portions of the property-related taxes are capitalized as part of the acquisition costs of the related properties. Capitalized property-related taxes amounted to ¥22,301 thousand and ¥24,236 thousand as of September 30, 2022 and, March 31, 2023 respectively.

(I)	Accounting for Revenues

The details of main performance obligations concerning revenue generated from contracts between KRR and its customers and the general timing of the fulfillment of said performance obligations (general timing of revenue recognition) are as follows.

1. Sale of real estate property

Revenue from sale of real estate properties is recorded as revenue when a buyer who is a customer obtains control over a real estate property following the seller’s fulfilment of its obligation to hand over the property which is stipulated in the contract associated with the sale of real estate property.

2. Utility charge reimbursements

Revenue from utility charge reimbursements is recorded revenue according to the supply of electric power, water, etc. to lessees who are customers based on lease agreements and other terms related to the real estate properties.

With regard to utility charge reimbursements which KRR deems to fall under that for an agent, the net amount after deducting the amount paid to another party from the amount that is received as charges for electric power, gas, etc. which is supplied by another concerned party is recognized as revenue.

(J)	Income Taxes

Deferred tax assets and liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the statutory tax rates.

(K)	Non-deductible Consumption Taxes

Non-deductible consumption taxes applicable to the acquisition of assets are included in the cost of acquisition for each asset.

(L)	Derivative Financial Instruments

KRR utilizes interest-rate swap contracts as derivative financial instruments only for the purpose of hedging its exposure to changes in interest rates. KRR deferred recognition of gains or losses resulting from changes in fair value of interest-rate swap contracts because these contracts met the criteria for deferral hedge accounting. However, KRR adopted the special treatment for interest-swap contracts if they met the criteria for hedge accounting under this treatment. An assessment of the effectiveness of hedging is omitted for interest rate swaps because they fulfill the requirements for the special treatment.

(M)	Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits placed with banks and short-term investments which are highly liquid, readily convertible to cash and with insignificant risk of market value fluctuation, with maturities of three months or less from the date of purchase.

(N)	Presentation of Amounts

Amounts have been truncated in the Japanese financial statements prepared in accordance with Japanese GAAP and filed with regulatory authorities in Japan. Unless otherwise noted, amounts are rounded down and ratios are rounded off in the accompanying financial statements. Totals shown in the accompanying financial statements do not necessarily agree with the sums of the individual amounts.

3. COLLATERAL

Assets pledged as collateral and related secured liabilities are as follows:

Assets pledged as collateral	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Buildings in trust	¥618,238	¥628,385
Structures in trust	16,769	17,972
Land in trust	2,709,001	2,709,001

Total	¥3,344,009	¥3,355,359

Secured liabilities	As of March 31, 2023	As of September 30, 2022
Tenant leasehold and security deposits in trust	¥326,080	¥348,077

Total	¥326,080	¥348,077

4. COMMITMENT LINE CONTRACTS

KRR has commitment line contracts with the following financial institutions.

	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Total amount of commitment line contracts	¥3,000,000	¥3,000,000
Balance of loans payable outstanding	—	—

Remaining amount	¥3,000,000	¥3,000,000

5. ALLOWANCE FOR TEMPORARY DIFFERENCE ADJUSTMENTS

The following summarizes allowance for temporary difference adjustments as of March 31, 2023

1. Reasons, related assets, initial amount, allowance and reversal

Related assets, etc.	Reason for allowance	Initial amount	Balance at the beginning of the period	Allowance during the period	Reversal during the period	Balance at the end of the period	Reason for reversal
		(in thousands of yen)
Buildings in trust, Leasehold right in trust	Amortization of leasehold right in trust and the amount in excess of depreciation	¥40,522	¥40,522	¥—	¥—	¥40,522	—

Total		¥40,522	¥40,522	¥—	¥—	¥40,522	—

2. Method of reversal

Method of reversal
Buildings in trust, Leasehold right in trust	Upon sale, the corresponding amount is scheduled to be reversed.

The following summarizes allowance for temporary difference adjustments as of September 30, 2022

1. Reasons, related assets, initial amount, allowance and reversal

Related assets, etc.	Reason for allowance	Initial amount	Balance at the beginning of the period	Allowance during the period	Reversal during the period	Balance at the end of the period	Reason for reversal
		(in thousands of yen)
Buildings in trust, Leasehold right in trust	Amortization of leasehold right in trust and the amount in excess of depreciation	¥40,522	¥40,522	¥—	¥—	¥40,522	—
Deferred gains or losses on hedges	Loss on interest-rate swaps recognized at the end of the fiscal period	276,855	276,855	—	(276,855)	—	Changes in fair value of derivative transactions

Total		¥317,378	¥317,378	¥—	¥(276,855)	¥40,522	—

2. Method of reversal

Method of reversal
Buildings in trust, Leasehold right in trust	Upon sale, the corresponding amount is scheduled to be reversed.
Deferred gains or losses on hedges	Based on changes in the fair value of the hedging instruments, the corresponding amount is scheduled to be reversed.

6. NET ASSETS

KRR issues only non-par value units in accordance with the Investment Trust Act. The entire amount of the issue price of new units is designated as stated capital. KRR is required to maintain net assets of at least ¥50 million as required by the Investment Trust Act.

7. BREAKDOWN OF RENTAL AND OTHER OPERATING REVENUES, PROPERTY-RELATED EXPENSES AND GAIN ON SALES OF REAL ESTATE PROPERTY

Rental and other operating revenues and property-related expenses for the periods from October 1, 2022 to March 31, 2023 and April 1, 2022 to September 30, 2022 from consist of the following:

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
	(in thousands of yen)
Rental and other operating revenues:
Rent revenue-real estate:
Rental revenues	¥7,322,312	¥6,820,886
Rental revenues from limited proprietary rights of land	929,433	928,021
Common area charges	279,056	262,864

Subtotal	8,530,802	8,011,772

Other lease business revenue:
Parking space rental revenues	198,616	178,905
Utility charge reimbursement	857,547	810,240
Miscellaneous	337,919	357,049

Subtotal	1,394,083	1,346,195

Total rental and other operating revenues	9,924,885	9,357,967

Property-related expenses:
Expenses related to rent business:
Property management fees and facility management fees	808,884	687,655
Utilities	970,172	824,618
Taxes	806,828	806,828
Repairs and maintenance	134,573	104,105
Insurance	24,458	22,564
Trust fees	27,301	27,351
Depreciation	1,351,499	1,244,644
Others	321,733	232,070

Total property-related expenses	4,445,452	3,949,838

Net operating income from real estate rental business	¥5,479,433	¥5,408,129

8. UNITHOLDERS’ EQUITY

Total number of authorized investment units and total number of investment units issued and outstanding are as follows:

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
Total number of authorized investment units	5,000,000 units	5,000,000 units
Total number of investment units issued and outstanding	602,177 units	582,177 units

9. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following as of March 31, 2023 and September 30, 2022:

	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Cash and deposits	¥4,800,305	¥10,003,221
Cash and deposits in trust	9,743,638	10,833,639
Restricted bank deposits in trust *	(147,500)	(162,500)

Cash and cash equivalents	¥14,396,443	¥20,674,361

*	Restricted bank deposits in trust are retained for repayment of tenant leasehold and security deposits in trust.

10. LEASES

(As lessee)

Future minimum lease payments under non-cancelable operating leases as of March 31, 2023 and September 30, 2022 are as follows:

	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Due within 1 year	¥10,500	¥10,500
Due after 1 year	136,048	141,298

Total	¥146,548	¥151,798

(As lessor)

Future minimum lease income under the non-cancelable operating leases as of March 31, 2023 and September 30, 2022 are as follows:

	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Due within 1 year	¥10,838,715	¥10,389,207
Due after 1 year	53,175,672	52,938,573

Total	¥64,014,387	¥63,327,781

11. FINANCIAL INSTRUMENTS

(A). Overview

(1) Policy for financial instruments

KRR procures funds for asset acquisitions, repairs, payment of distributions, repayment of loans, etc. through loans from financial institutions, issuance of investment corporation bonds, issuance of investment units and other means. With regard to the procurement of interest-bearing debts, KRR ensures that it can effectively combine stable long-term funds with flexible short-term funds. Management of surplus funds is undertaken through various bank deposits focusing on safety, liquidity and effectiveness. KRR uses derivatives for the purpose of hedging its exposure to changes in interest rates and other risks and does not enter into derivative transactions for speculative or trading purposes.

(2) Types of financial instruments and related risk

Bank deposits are for managing KRR’s surplus funds and are exposed to credit risk such as the bankruptcy of financial institutions at which funds are deposited.

Loans payable and investment corporation bonds, which are made or issued primarily for the purpose of procuring funds for the acquisition of real estate and trust beneficiary interests in real estate and have a repayment date of a maximum of 8 years and 1 month for loans payable and also have a redemption date of a maximum of 8 years and 10 months for investment corporation bonds as of March 31, 2023, the end of the 16th fiscal period, are exposed to liquidity risk where alternative funds may not be procured by the repayment date. Also, loans payable with floating interest rates are exposed to interest rate fluctuation risk. Derivatives are used for the purpose of hedging interest rate fluctuation risk for a certain portion of the loans payable.

Tenant leasehold and security deposits are deposits received from tenants, which are exposed to liquidity risks when the tenants vacate the properties.

(3) Risk management for financial instruments

a. Credit risk

While bank deposits are exposed to credit risk such as the bankruptcy of financial institutions at which funds are deposited, such risk is monitored by deposits in non-interest bearing ordinary savings accounts or with financial institutions with credit ratings above a certain level. In utilizing derivatives, KRR aims to mitigate counterparty risk such as by transacting with financial institutions with favorable ratings.

b. Market risk

While loans payable with floating rates are exposed to interest rate fluctuation risk, such risk is monitored by adjusting the rate of the balance of loans payable with floating rates against the total loans payable according to the financial environment, interest rate forecasts by continuous monitoring, etc. and by using derivatives, etc. A risk management policy is established with regard to the execution and management of derivatives and such transactions are conducted based on this policy.

c. Liquidity risk

Though loans payable are subject to liquidity risk, KRR reduces such risk by spreading out payment due dates and by diversifying financial institutions. Liquidity risk is also managed by such means as regularly checking the balance of cash reserves.

Though tenant leasehold and security deposits are subject to liquidity risk, in principle, KRR reduces such risk by retaining funds that would enable KRR to return necessary amounts to tenants.

(4) Supplementary explanation of the estimated fair value of financial instruments

Since various assumptions and factors are reflected in estimating the fair value, different assumptions and factors could result in a different fair value.

(B). Estimated Fair Value of Financial Instruments

The carrying value of financial instruments on the balance sheets and estimated fair value are shown in the following table. Furthermore, “cash and deposits”, “cash and deposits in trust” and “short-term loans payable” are omitted as they are settled with cash and in a short span of time and are therefore similar in fair value to the carrying value. Also, “tenant leasehold and security deposits in trust” is omitted as it is immaterial.

As of March 31, 2023

	Carrying amount	Estimated fair value	Difference
	(in thousands of yen)
(1) Current portion of investment corporation bonds	¥—	¥—	¥—
(2) Current portion of long-term loans payable	7,500,000	7,540,755	40,755
(3) Investment corporation bonds	10,000,000	9,866,800	(133,200)
(4) Long-term loans payable	108,650,000	108,241,668	(408,331)

Total	126,150,000	125,649,223	(500,776)

Derivative transactions	¥626,123	¥626,123	¥—

(Note)	The value of assets and liabilities arising from derivatives is shown at net value and with the amount in parentheses representing the net liability position.

As of September 30, 2022

	Carrying amount	Estimated fair value	Difference
	(in thousands of yen)
(1) Current portion of investment corporation bonds	¥—	¥—	¥—
(2) Current portion of long-term loans payable	8,500,000	8,497,359	(2,640)
(3) Investment corporation bonds	10,000,000	9,874,800	(125,200)
(4) Long-term loans payable	105,050,000	104,897,191	(152,808)

Total	123,550,000	123,269,351	(280,648)

Derivative transactions	¥589,860	¥589,860	¥—

(Note)	The value of assets and liabilities arising from derivatives is shown at net value and with the amount in parentheses representing the net liability position.

*1:	Methods to determine the estimated fair value of financial instruments and matters related to derivative transactions

Liabilities

(1) Current portion of investment corporation bonds and (3) Investment corporation bonds

The fair value of investment corporation bonds is based on quoted market prices.

(2) Current portion of long-term loans payable and (4) Long-term loans payable

Among these items, the fair value of loans payable with fixed interest rates is calculated based on the present value, which is the total amount of principal and interest discounted by the estimated interest rate to be applied in the event that KRR conducts new loans of the same type. As for the fair value of loans payable with floating interest rates, it is based on the carrying amount since market interest rates are reflected in the short term and the fair value is believed to approximate the carrying amount as the credit standing of KRR has not changed significantly since the loans were made. (However, the fair value of long-term loans payable subject to the special treatment for interest-rate swaps is based on the present value of the total of principal and interest, accounted for together with the applicable interest-rate swaps, discounted by the estimated interest rate to be applied in the event that KRR conducts new loans payable of the same type.)

Derivative transactions

Please refer to Note “12. DERIVATIVE TRANSACTIONS”.

*2:	Redemption of long-term loans payable and other interest-bearing debt scheduled to be due after the balance sheet date

As of March 31, 2023

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands of yen)
Investment corporation bonds	¥—	¥—	¥1,000,000	¥1,000,000	¥4,000,000	¥4,000,000

Long-term loans payable	7,500,000	10,510,000	19,590,000	23,310,000	22,090,000	33,150,000

Total	¥7,500,000	¥10,510,000	¥20,590,000	¥24,310,000	¥26,090,000	¥37,150,000

As of September 30, 2022

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands of yen)
Investment corporation bonds	¥—	¥—	¥1,000,000	¥—	¥3,000,000	¥6,000,000

Long-term loans payable	8,500,000	9,490,000	15,320,000	20,850,000	21,500,000	37,890,000

Total	¥8,500,000	¥9,490,000	¥16,320,000	¥20,850,000	¥24,500,000	¥43,890,000

12. DERIVATIVE TRANSACTIONS

The contract amount and the fair value of interest-rate swap transactions as of March 31, 2023 are shown in the following table.

(1) Transactions not subject to hedge accounting

Not applicable

(2) Transactions subject to hedge accounting

Hedge accounting method	Type of derivative transactions	Hedged items	Contract amount (in thousands of yen)			Fair value (in thousands of yen)	Calculation method for applicable fair value
				Maturing after 1 year
Principle method	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	¥66,560,000	¥66,560,000		¥626,123	Based on the amount provided by counterparty financial institutions

Special treatment of interest-rate swaps	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	17,000,000	10,000,000	*		—

Total			¥83,560,000	¥76,560,000		¥626,123

*

Interest rate swaps for which the special treatment is applied are accounted for together with the underlying hedged item. As a result, their fair value is included in the fair value of the hedged long-term loans payable. (Please refer to Note “11. FINANCIAL INSTRUMENTS” (*1) Methods to determine the estimated fair value of financial instruments and matters related to derivative transactions; Liabilities (2) Current portion of long-term loans payable and (4) Long-term loans payable.)

The contract amount and the fair value of interest-rate swap transactions as of September 30, 2022 are shown in the following table.

(1)	Transactions not subject to hedge accounting

Not applicable

(2)	Transactions subject to hedge accounting

Hedge accounting method	Type of derivative transactions	Hedged items	Contract amount (in thousands of yen)			Fair value (in thousands of yen)	Calculation method for applicable fair value
				Maturing after 1 year
Principle method	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	¥64,360,000	¥64,360,000		¥589,860	Based on the amount provided by counterparty financial institutions

Special treatment of interest-rate swaps	Interest rate swap transaction: Receive/floating and pay/fixed	Long-term loans payable	21,000,000	17,000,000	*		—

Total			¥85,360,000	¥81,360,000		¥589,860

*

Interest rate swaps for which the special treatment is applied are accounted for together with the underlying hedged item. As a result, their fair value is included in the fair value of the hedged long-term loans payable. (Please refer to Note “11. FINANCIAL INSTRUMENTS” (*1) Methods to determine the estimated fair value of financial instruments and matters related to derivative transactions; Liabilities (2) Current portion of long-term loans payable and (4) Long-term loans payable.)

13. RELATED PARTY TRANSACTIONS

1	Parent Company, major corporate unitholders and other

16th Fiscal Period (October 1, 2022 to March 31, 2023) and 15th Fiscal Period (April 1, 2022 to September 30, 2022) : Not applicable

2	Affiliated companies and other

16th Fiscal Period (October 1, 2022 to March 31, 2023) and 15th Fiscal Period (April 1, 2022 to September 30, 2022) : Not applicable

3	Fellow subsidiary companies and other

16th Fiscal Period (October 1, 2022 to March 31, 2023) and 15th Fiscal Period (April 1, 2022 to September 30, 2022) : Not applicable

4	Directors, major individual unitholders and other

16th Fiscal Period (October 1, 2022 to March 31, 2023) and 15th Fiscal Period (April 1, 2022 to September 30, 2022): Not applicable

14. INCOME TAXES

KRR is subject to corporate income taxes at a regular statutory rate of approximately 31%. However, KRR may deduct from its taxable income amounts distributed to its unitholders, provided the requirements under the Special Taxation Measures Law of Japan are met, including a requirement that it currently distributes in excess of 90% of its net income for the fiscal period in order to be able to deduct such amounts. If KRR does not satisfy all of the requirements, the entire taxable income of KRR will be subject to regular corporate income taxes. Since KRR distributed in excess of 90% of its distributable income in the form of cash distributions totaling ¥3,922 million and ¥3,774 million for the periods ended March 31, 2023 and September 30, 2022, respectively, the distributions were treated as deductible distributions for purposes of corporate income taxes. The effective tax rates on KRR’s income were 0.09% and 0.10% for the periods ended March 31, 2023 and September 30, 2022, respectively. The following table summarizes the significant differences between the statutory tax rate and the effective tax rate:

	As of March 31, 2023	As of September 30, 2022
Statutory tax rate	31.46%	31.46%
Deductible cash distributions	(31.43)	(31.43)
Others	0.06	0.07

Effective tax rate	0.09%	0.10%

The significant components of deferred tax assets and liabilities:

	As of March 31, 2023	As of September 30, 2022
	(in thousands of yen)
Deferred tax assets:
Enterprise tax payable	¥215	¥224
Amortization of leasehold right in trust	20,443	19,192
Depreciation	7,358	6,908
Asset retirement obligations	7,914	7,864

Subtotal deferred tax assets	35,932	34,189

Valuation allowance	(35,932)	(34,189)

Total deferred tax assets	¥—	¥—

15. ASSET RETIREMENT OBLIGATIONS

Asset retirement obligations reported on balance sheets

1. Summary of the asset retirement obligations

KRR has recognized the original state restoration obligations assumed under the fixed-term business-purpose land leasehold agreement as the asset retirement obligations in connection with Sunny Noma acquired on February 10, 2015.

2. Method of calculating asset retirement obligations

Asset retirement obligations are calculated based on a discount rate of 1.256% after the useful life has been estimated to be 22 years and 2 months based on the time period from the date of acquisition to the expiration of the agreement.

3. Changes in the amount of applicable asset retirement obligations consisted of the following:

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
	(in thousands of yen)
Balance at the beginning of the period	¥24,999	¥24,843
Accretion adjustment	157	156

Balance at the end of the period	¥25,156	¥24,999

16. REVENUE RECOGNITION

1. Disaggregation of revenue from contracts with customers

16th Fiscal Period (From October 1, 2022 to March 31, 2023)

	Revenues generated from contracts with customers *1	Sales to external customers
	(in thousands of yen)
Revenue from sale of real estate property	¥—	¥—
Utility charge reimbursements	857,547	857,547
Other	—	9,067,337

Total	¥857,547	¥9,924,885

*1

Rental revenues, etc. which are subject to Accounting Standard for Lease Transactions (ASBJ Statement No. 13) and the transfer of real estate properties which is subject to the “Practical Guidelines on Accounting by Transferors for Securitization of Real Estate Using Special Purpose Companies” (Accounting System Committee Report No.15 of the Japanese Institute of Certified Public Accountants) are not included in the above amounts as they are excluded from revenue recognition accounting standards. Revenue generated from contracts with major customers include of revenue from sale of real estate properties and utility charge reimbursements.

15th Fiscal Period (From April 1, 2022 to September 30, 2022)

	Revenues generated from contracts with customers *1	Sales to external customers
	(in thousands of yen)
Revenue from sale of real estate property	¥—	¥—
Utility charge reimbursements	810,240	810,240
Other	—	8,547,727

Total	¥810,240	¥9,357,967

*1

Rental revenues, etc. which are subject to Accounting Standard for Lease Transactions (ASBJ Statement No. 13) and the transfer of real estate properties which is subject to the “Practical Guidelines on Accounting by Transferors for Securitization of Real Estate Using Special Purpose Companies” (Accounting System Committee Report No.15 of the Japanese Institute of Certified Public Accountants) are not included in the above amounts as they are excluded from revenue recognition accounting standards. Revenue generated from contracts with major customers include of revenue from sale of real estate properties and utility charge reimbursements.

2. Basis for understanding revenues generated from contracts with customers

16th Fiscal Period (October 1, 2022 to March 31, 2023) and 15th Fiscal Period (April 1, 2022 to September 30, 2022)

The basis for understanding revenues generated from contracts with customers is as indicated in the Summary of Significant Accounting Policies.

3. Information on relationship of fulfillment of performance obligations based on contracts with customers and cashflow generated from said contracts along with amount and period of revenue expected to be recognized in the next fiscal period or thereafter from contracts with customers existing at the end of the fiscal period.

16th Fiscal Period (From October 1, 2022 to March 31, 2023)

(1) Balance of contract assets and contract liabilities, etc.

From October 1, 2022 to March 31, 2023
(in thousands of yen)
Receivables generated from contracts with customers (balance at beginning of fiscal period)	¥192,333
Receivables generated from contracts with customers (balance at end of fiscal period)	167,894
Contract assets (balance at beginning of fiscal period)	—
Contract assets (balance at end of fiscal period)	—
Contract liabilities (balance at beginning of fiscal period)	—
Contract liabilities (balance at end of fiscal period)	¥—

(2) Transaction price allocated to remaining performance obligations

Not applicable.

KRR does not include contracts whose terms are initially expected to be one year or less.

Also, with regard to utility charge reimbursements, as KRR has the right to receive from customers an amount directly corresponding to the value for the lessees who are customers of sections for which performance is complete by the end of the fiscal period, the amount it has the right to claim according to Paragraph 19 of the Implementation Guidelines of the Accounting Standard for Revenue Recognition is recognized as revenue. Accordingly, such is not included in the note on transaction value allocated to remaining performance obligations through application of the provisions of Paragraph 80-22 (2) of the Accounting Standard for Revenue Recognition.

15th Fiscal Period (From April 1, 2022 to September 30, 2022)

(1) Balance of contract assets and contract liabilities, etc.

From April 1, 2022 to September 30, 2022
(in thousands of yen)
Receivables generated from contracts with customers (balance at beginning of fiscal period)	¥124,784
Receivables generated from contracts with customers (balance at end of fiscal period)	192,333
Contract assets (balance at beginning of fiscal period)	—
Contract assets (balance at end of fiscal period)	—
Contract liabilities (balance at beginning of fiscal period)	—
Contract liabilities (balance at end of fiscal period)	¥—

(2) Transaction price allocated to remaining performance obligations

Not applicable.

KRR does not include contracts whose terms are initially expected to be one year or less.

Also, with regard to utility charge reimbursements, as KRR has the right to receive from customers an amount directly corresponding to the value for the lessees who are customers of sections for which performance is complete by the end of the fiscal period, the amount it has the right to claim according to Paragraph 19 of the Implementation Guidelines of the Accounting Standard for Revenue Recognition is recognized as revenue. Accordingly, such is not included in the note on transaction value allocated to remaining performance obligations through application of the provisions of Paragraph 80-22 (2) of the Accounting Standard for Revenue Recognition.

17. SEGMENT INFORMATION

Segment information for the periods from October 1, 2022 to March 31, 2023 and April 1, 2022 to September 30, 2022 is as follows:

(A) Segment information

Disclosure is omitted because the real estate leasing business is KRR’s sole business and it has no reportable segment information to disclose.

(B) Related information

(1) Information about each product and service

Disclosure is omitted because net sales to external customers for a single product/service category account for over 90% of the operating revenue on the statements of income and retained earnings.

(2) Information about each geographic area

(a) Net sales

Disclosure is omitted because net sales to external customers in Japan account for over 90% of the operating revenue on the statements of income and retained earnings.

(b) Property, plant and equipment

Disclosure is omitted because the amount of property, plant and equipment located in Japan accounts for over 90% of the amount of property, plant and equipment on the balance sheets.

(3) Information about each major customer

Disclosure is omitted because no net sales to a single external customer accounts for more than 10% of the operating revenue on the statements of income and retained earnings.

18. INVESTMENT AND RENTAL PROPERTIES

KRR owns retail properties and logistics facility for rental purposes mainly in the four major metropolitan areas and other regional areas of Japan.

The book value and fair value concerning the above real estate for rental purposes are as follows.

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
	(in thousands of yen)
Book value
Balance at the beginning of the period	¥253,736,770	¥247,974,742
Changes during the period	16,630,209	5,762,028
Balance at the end of the period	270,366,979	253,736,770
Fair value at the end of the period	¥291,694,000	¥274,185,000

Note 1:	Book value is acquisition cost less accumulated depreciation.

Note 2:

Among changes in the amount of real estate for rental purposes that occurred during the 15th fiscal period, the principal increase was the acquisition of real estate trust beneficiary interest in 2 properties totaling 5,221,986 thousand yen and the additional acquisition of 1 real estate trust beneficiary interest amounting to 1,221,185 thousand yen and the principal decrease was the depreciation of 1,244,488 thousand yen and during the 16th fiscal period, the principal increase was the acquisition of real estate trust beneficiary interest in 2 properties totaling 16,300,622 thousand yen and additional acquisition of 1 real estate trust beneficiary interests amounting to 182,058 thousand yen and conversion work for 1 real estate trust amounted to 1,238,127 thousand yen and the principal decrease was the depreciation of 1,351,341 thousand yen.

Note 3:	The fair value at the end of the period is the appraisal value determined by outside appraisers.

The profit or loss for the periods ended March 31, 2023 and September 30, 2022 concerning investment and rental properties is included in Note “7. BREAKDOWN OF RENTAL AND OTHER OPERATING REVENUES, PROPERTY-RELATED EXPENSES AND GAIN ON SALES OF REAL ESTATE PROPERTY.”

19. PER UNIT INFORMATION

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
Net asset value per unit	¥236,751	¥236,059
Net income per unit	¥6,535	¥6,484

Net income per unit is calculated by dividing net income by the day-weighted average number of investment units outstanding during the fiscal period ended March 31, 2023(600,199 units) and during the fiscal period ended September 30, 2022 (582,177 units). Net income per unit after adjusting for residual units is not included because there were no residual investment units.

The basis for calculating net income per unit is as follows:

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
Net income (in thousands of yen)	¥3,922,396	¥3,774,920
Net income not attributable to ordinary unitholders (in thousands of yen)	—	—
Net income attributable to ordinary unitholders (in thousands of yen)	¥3,922,396	¥3,774,920
Weighted average number of units during the period (units)	600,199	582,177

20. SIGNIFICANT SUBSEQUENT EVENTS

Kenedix Office Investment Corporation (“KDO”), Kenedix Residential Next Investment Corporation (“KDR”) and Kenedix Retail REIT Corporation (“KRR”; and KRR, KDO, and KDR are collectively referred to as “Each REIT”) announced that each of them has, at Each REIT’s Board of Directors Meeting held on June 13, 2023, resolved to undertake an absorption-type merger, with November 1, 2023 as the effective date, whereby KDO will be the surviving corporation and KDR and KRR will be the dissolving corporations in the merger (the “Merger”), and have today also executed a merger agreement (the “Merger Agreement”) as follows.

1. Purpose of the Merger

The Japanese economy is making a moderate recovery as movement restrictions to prevent the spread of COVID-19 infections was removed, and its economic and social activities are being normalized. However, there are uncertain factors in the economic conditions in and outside Japan such as changes in the global affairs, emergence of geopolitical risks and effects of economic sanctions related to these risks as a result of the invasion of Ukraine by Russia, continuous global inflation related to rising commodity prices and fuel costs, increase of the policy interest rates by major countries, and bankruptcies of overseas financial institutions.

In such environment, the current real estate investment trust securities market (the “J-REIT market”) is unstable and affected by the concern for rising operational costs due to inflation and the fear for the rise in the long-term interest rates due to future changes of the monetary policies by the Bank of Japan.

The asset management company of Each REIT, Kenedix Real Estate Fund Management, Inc. (“KFM”), was established as follows: Kenedix Residential Partners, Inc. established in March 2011 merged with Kenedix Office Partners, Inc. and Kenedix Advisors, Inc. (both established in November 2003) in October 2013 in an absorption-type merger, and changed its corporate name to the current name of the asset management company. Each REIT has received sponsor support from Kenedix, Inc., the parent company of KFM, and its group companies and has achieved operational results.

Each REIT has implemented various measures to ensure the acquisition of stable profits and the continued growth of investment assets by leveraging each characteristic.

However, the real estate market’s evaluations of the mid-sized office buildings, which are KDO’s main investment target, have not changed because of their scarcity and liquidity. Thus, the capitalization rate remains low and it remains hard to acquire mid-sized office buildings. Moreover, recently, unit prices of KDO are significantly below NAV per unit due to the concern for the market outlook regarding secondary vacancies and rent decline due to large supplies of large office buildings, and there are limited opportunities for external growth that involve public offering. Therefore, there are issues with ensuring continued future growth. As for KDR, although KDR has conducted public offerings for five consecutive years, there is the possibility that the acquisition competition may escalate and the acquisition opportunities may decrease due to the relatively stable profitability of residential properties, and recently unit price is below NAV per unit. Moreover, KDR’s LTV is relatively high in the J-REIT market, and KDR has concerns regarding the increase in costs when interest rates are rising. As for KRR, although KRR has a rich real estate pipeline, it has been increasingly difficult to acquire shopping centers for daily needs since the COVID-19 pandemic. In addition, there are concerns over increase in costs caused by inflation, and there are issues such as limited room for the future internal growth as a whole due to the long-term fixed rents.

Moreover, Each REIT is watching the trends of interest levels and price levels such as costs of utilities, which may have an impact on the profitability of their portfolios in the future, and Each REIT recognizes this situation as their common issues.

In such circumstances, Each REIT agreed to start negotiation for merger and carefully deliberated on the issues in order to deal with the issues described above, respond flexibly to environmental changes and attain continued growth. As a result, Each REIT came to the same conclusion that the Merger will contribute to maximize unitholders’ value by leading to the continued growth by expanding investment target sectors, improving their presence and stability in the market by increasing the sizes of their assets, and enabling more commitment for sustainability. Therefore, the Merger Agreement was made and entered into by and among Each REIT today.

Each REIT considers that the Merger has the following rationale:

i)	Sustainable growth driven by expansion of investment universe

The New REIT (defined below) will continue to focus on their main investment target, i.e. mid-sized office buildings, residential properties, healthcare facilities, and shopping centers for daily needs, and it will start to additionally focus on logistics facilities and hotels, in which Each REIT has conducted only limited investments until now, to increase opportunities for acquisitions. In addition, the Merger will enable asset reshuffling among different asset types, disposing of properties with less competitiveness or profitability, allow flexibly to the changes of the external environment surrounding the real estate market, and activate the investments in the investment target sectors that are expected to grow, and thus leading to the improvement of portfolio profitability. As described above, the New REIT aims to attain continued growth beyond the boundary of the strategic management for the existing specialized REIT through a strategic management that ensures a wide range of opportunities for acquisitions and flexibility related to the expansion of the investment target sectors.

ii)	Improvement in the market presence and ability

Through the Merger, the asset size of the investment corporation after the Merger (the “New REIT”) will be ranked third in the J-REIT market(Note 1) and this will significantly improve the presence in the market and liquidity of investment units, and the portfolio is expected to own a total of 350(Note2) properties after the Merger. Having the largest expected number of properties in the J-REIT market will enhance diversification and contribute to improve the stability of the portfolio. In addition, a property manager that leverages the advantage of its scale will contribute to increase resilience against the pressure of the rising costs.

iii)	Further commitment to sustainability

Each REIT has recognized sustainability as a significant issue and has taken the initiative in implementing various initiatives. Specifically, KDO has become the first investment corporation in the J-REIT market to participate in GRESB Real Estate Assessment, KDR was the first J-REIT to issue social bonds, and KRR was the first J-REIT to introduce investment unit performance fee. The New REIT plans to integrate and elevate expertise accumulated by Each REIT through the Merger and aims to be a leading company in the sustainability initiatives. Moreover, the New REIT plans to further enforce the sustainability initiatives under the management system with a high degree of specialization and diversity by introducing a new management fee structure that is linked to unitholder value and sustainability metric, improving governance through the enhancement of supervisory officers, and promoting diversity.

(Note 1)

The amount of asset size after the Merger is calculated by totaling the asset size of Each REIT. The asset size of KDO is assumed to be the total of acquisition price of the properties in the portfolio as of April 30, 2023, plus the acquisition (scheduled) price reflecting the acquisitions and sales (including one that are scheduled) of the properties from May 1, 2023 to the effective date of the Merger. The asset size of KDR and KRR is considered to be the appraisal values of the properties as of the end of the latest fiscal period (relating to KDR, as of January 31, 2023 (provided, however, that, this includes the acquisitions of Sunny Life Tachikawa and Rehabili-home Bon Sejour Minamisenzoku; relating to KRR, as of March 31, 2023). The asset sizes of the other investment corporations in the J-REIT market are calculated based on the asset sizes including any properties that the other investment corporations announced the acquisition and sale thereof in the J-REIT market as of April 30, 2023 (acquisition (scheduled) price basis). Therefore, it is not guaranteed that the New REIT after the Merger will have the third largest asset size in the J-REIT market as of the effective date of the Merger. In regard to the asset size after the Merger, because it is planned that assets of KDR and KRR will be succeeded at market price based on the purchase method by KDO as the acquiring corporation, the asset size will not be a simple sum of the total (scheduled) acquisition price of KDO and the total appraisal values of KDR and KRR as of the end of the latest accounting period.

(Note 2)

The number of properties of the portfolio after the Merger is based on the number of properties of KDO, KDR and KRR as of the date hereof and reflecting the change in the number of the acquisitions and sales of the properties (including ones that are scheduled) by the effective date of the Merger. KDX Chofu Building is treated as one property in the calculation of the number of properties of the portfolio after the Merger though KDO owns its office tower and KRR owns its retail wing respectively as of today. The numbers of the properties of the other investment corporations in the J-REIT market is calculated based on the number of properties including those that the other investment corporations announced acquisition and sale thereof in the J-REIT market as of April 30, 2023. Therefore, it is not guaranteed that the portfolio of the New REIT after the Merger will have the largest number of properties in the J-REIT market as of the effective date of the Merger.

2. Form of the Merger

KDO will be the surviving corporation under an absorption-type merger and KDR and KRR will be dissolved in the Merger.

3. Allocation of Investment Units under the Merger

	KDO (Surviving corporation in the absorption-type merger)	KDR (Dissolving corporation in the absorption-type merger)	KRR (Dissolving corporation in the absorption-type merger)
Allocation of investment units under the Merger	1	1.34	1.68
		(Reference) Before the Investment Unit Split 0.67	(Reference) Before the Investment Unit Split 0.84

(Note 1)	The number of new KDO investment units to be issued as a result of the Merger (the number of units taking into account the Investment Unit Split of KDO): 2,446,037

(Note 2)

KDO plans to split one investment unit into 2 investment units with October 31, 2023 as the record date for splitting the investment units and November 1, 2023 as the effective date of the split; the allocation ratio shown above and the number of the New Investment units KDO will allocate and deliver are subject to the Investment Unit Split taking effect. If 0.67 KDO investment units are allocated and delivered against 1 KDR investment unit and 0.84 KDO investment units are allocated and delivered against 1 KRR investment unit on the basis of the merger ratio before the Investment Unit Split, there will be many unitholders of KDR and KRR being allocated fractions of less than one KDO investment unit. To make it possible for unitholders of KDR and KRR to continue holding KDO investment units after the Merger, a split of KDO investment units will be carried out before the allocation towards unitholders of KDR and KRR, in the ratio of two KDO investment units to one KDO investment unit for the purpose of delivering to all unitholders of KDR and KRR at least one KDO investment unit, and 1.34 KDO investment unit post- Investment Unit Split will be allocated and delivered for every one KDR investment unit and 1.68 KDO investment unit post- Investment Unit Split will be allocated and delivered every one KRR investment unit.

4. Delivery of Payment upon the Merger

In addition to the above mentioned investment units, KDO intends to pay unitholders of KDR and KRR (the unitholders stated or recorded in the final unitholders’ registers of KDR and KRR on the day before the effective date of the Merger (excluding Each REIT and unitholders of KDR and KRR who has demanded the purchase of their investment units pursuant to Article 149-3 of the Act on Investment Trusts and Investment Corporations (excluding those who have withdrawn such demand for purchase) (hereinafter referred to as the “Unitholders Subject to Allocation”))), in lieu of cash distributions (distributions of profits) for the last fiscal period of KDR and KRR which ends the day before the effective date of the Merger, the Payment upon the Merger in the form of cash distributions based on distributable income of KDR and KRR for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of distributable income of KDR and KRR on the date before the effective date of the Merger by the number of issued investment units of KDR and KRR on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The Payment upon the Merger will be paid within a reasonable period from the effective date of the Merger.

5. Overview of the Previous Fiscal Period for KDO and KDR

Overview of the Previous Fiscal Period (ending April 30, 2023) for KDO

Business	: To invest assets mainly in specified assets as set forth in the Investment Trust Act
Operating Revenue	: 17,290 million yen
Net Profit	: 7,205 million yen
Total Assets	: 474,274 million yen
Total Liabilities	: 243,791 million yen
Net Assets	: 230,482 million yen

Overview of the Previous Fiscal Period (ending January 31, 2023) for KDR

Business	: To invest assets mainly in specified assets as set forth in the Investment Trust Act
Operating Revenue	: 9,936 million yen
Net Profit	: 4,593 million yen
Total Assets	: 327,014 million yen
Total Liabilities	: 175,381 million yen
Net Assets	: 151,632 million yen

6. Time of the Merger

Effective date of the Merger	: November 1, 2023 (planned)

21. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

Property, plant and equipment and intangible assets consist of the following as of March 31, 2023

Type of asset		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Depreciation		Net balance at the end of the period	Remarks
						Accumulated depreciation	Depreciation for the period
		(in thousands of yen)
Property, plant and equipment	Buildings	¥773,703	¥14,754	¥—	¥788,457	¥126,563	¥16,580	¥661,894
	Structures	46,777	—	—	46,777	9,632	1,402	37,144
	Land	2,956,465	—	—	2,956,465	—	—	2,956,465
	Construction in progress	20,666	—	20,666	—	—	—	—

	Subtotal	3,797,612	14,754	20,666	3,791,700	136,195	17,982	3,655,504

	Buildings in trust	72,000,294	7,948,265	—	79,948,559	12,636,690	1,232,742	67,311,868	*1
	Structures in trust	3,646,089	294,351	—	3,940,441	846,266	72,137	3,094,175
	Machinery and equipment in trust	339,316	28,598	—	367,914	81,196	10,264	286,718
	Tools, furniture, and fixtures in trust	191,805	9,155	—	200,960	114,079	14,235	86,881
	Land in trust	181,272,334	9,946,206	—	191,218,540	—	—	191,218,540	*1
	Construction in progress in trust	238,915	—	238,915	—	—	—	—

	Subtotal	257,688,755	18,226,576	238,915	275,676,417	13,678,232	1,329,380	261,998,184

Total		261,486,368	18,241,331	259,582	279,468,117	13,814,428	1,347,363	265,653,689

Intangible assets	Leasehold right in trust	4,774,948	—	—	4,774,948	64,983	3,978	4,709,965
	Other	16,719	690	—	17,410	13,303	1,143	4,106

Total		¥4,791,668	¥690	¥—	¥4,792,358	¥78,287	¥5,121	¥4,714,071

*1	The amount of increase during the period is primarily attributable to the acquisition of the real estate properties and capital expenditures.

Property, plant and equipment and intangible assets consist of the following as of September 30, 2022

Type of asset		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Depreciation		Net balance at the end of the period	Remarks
						Accumulated depreciation	Depreciation for the period
		(in thousands of yen)
Property, plant and equipment	Buildings	¥764,808	¥8,895	¥—	¥773,703	¥109,983	¥16,051	¥663,720
	Structures	46,777	—	—	46,777	8,230	1,402	38,547
	Land	2,956,465	—	—	2,956,465	—	—	2,956,465
	Construction in progress	—	20,666	—	20,666	—	—	20,666

	Subtotal	3,768,051	29,561	—	3,797,612	118,213	17,454	3,679,399

	Buildings in trust	70,054,703	1,945,590	—	72,000,294	11,403,948	1,131,721	60,596,346
	Structures in trust	3,495,870	150,219	—	3,646,089	774,128	68,310	2,871,961
	Machinery and equipment in trust	308,571	30,744	—	339,316	70,931	9,367	268,384
	Tools, furniture and fixtures in trust	183,512	8,293	—	191,805	99,843	13,656	91,961
	Land in trust	176,940,236	4,332,098	—	181,272,334	—	—	181,272,334	*1
	Construction in progress in trust	153,057	92,254	6,397	238,915	—	—	238,915

	Subtotal	251,135,951	6,559,201	6,397	257,688,755	12,348,851	1,223,055	245,339,903

Total		254,904,002	6,588,763	6,397	261,486,368	12,467,065	1,240,509	249,019,303

Intangible assets	Leasehold right in trust	4,349,916	425,032	—	4,774,948	61,004	3,978	4,713,944
	Other	16,719	—	—	16,719	12,160	1,136	4,558

Total		¥4,366,636	¥425,032	¥—	¥4,791,668	¥73,165	¥5,114	¥4,718,502

*1	The amount of increase during the period is primarily attributable to the acquisition of the real estate properties.

22. SHORT-TERM LOANS PAYABLE AND LONG-TERM LOANS PAYABLE

The following summarizes short-term loans payable and long-term loans payable outstanding as of March 31, 2023:

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)
Short- Term Loans Payable	Sumitomo Mitsui Banking Corporation	750,000	—	750,000	—	0.463	January 31, 2023	(Note 5)	Unsecured/ Unguaranteed

	Sumitomo Mitsui Banking Corporation	—	1,000,000	—	1,000,000	0.412	October 31, 2023

	Sumitomo Mitsui Banking Corporation	—	750,000	—	750,000	0.402	January 31, 2024

	Sumitomo Mitsui Trust Bank, Ltd.	—	600,000	—	600,000	0.363	March 31, 2024

	Mizuho Bank, Ltd.	—	400,000	—	400,000

	Mizuho Trust & Banking Co., Ltd.	—	400,000	—	400,000

	Sub Total	750,000	3,150,000	750,000	3,150,000

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)
Current portion of long-term loans payable	Sumitomo Mitsui Banking Corporation	1,000,000	—	1,000,000	—	0.467	October 31, 2022	(Note 5)	Unsecured/ Non- guaranteed

	MUFG Bank, Ltd.	1,000,000	—	1,000,000	—	0.975	March 31, 2023

	Sumitomo Mitsui Trust Bank, Ltd.	600,000	—	600,000	—

	Mizuho Bank, Ltd.	400,000	—	400,000	—

	Resona Bank, Ltd.	400,000	—	400,000	—

	Mizuho Trust & Banking Co., Ltd.	400,000	—	400,000	—

	MUFG Bank, Ltd.	400,000	—	400,000	—

	Development Bank of Japan Inc. (Note 6)	1,500,000	—	1,500,000	—	0.994	March 31, 2023

	MUFG Bank, Ltd.	450,000	—	450,000	—	0.987	March 31, 2023

	Resona Bank, Ltd.	200,000	—	200,000	—

	The Musashino Bank, Ltd.	150,000	—	150,000	—

	Development Bank of Japan Inc. (Note 6)	1,500,000	—	1,500,000	—	1.013	March 31, 2023

	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.670	September 29, 2023

	Sumitomo Mitsui Banking Corporation (Note 7)	3,000,000	—	—	3,000,000	1.110	March 31, 2024

	Mizuho Bank, Ltd. (Note 7)	1,150,000	—	—	1,150,000

	MUFG Bank, Ltd. (Note 7)	1,000,000	—	—	1,000,000

	Mizuho Trust & Banking Co., Ltd. (Note 7)	700,000	—	—	700,000

	Sumitomo Mitsui Trust Bank, Ltd. (Note 7)	650,000	—	—	650,000

	Resona Bank, Ltd. (Note 7)	500,000	—	—	500,000

	Sub Total	15,500,000	—	8,000,000	7,500,000

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)
Long- Term Loans Payable	Sumitomo Mitsui Banking Corporation	4,600,000	—	—	4,600,000	1.366	April 16, 2025	(Note 5)	Unsecured/ Non- guaranteed

	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	1.243	April 16, 2025
	MUFG Bank, Ltd.	400,000	—	—	400,000

	Sumitomo Mitsui Trust Bank, Ltd.	450,000	—	—	450,000	0.803	September 30, 2024

	Development Bank of Japan Inc. (Note 6)	890,000	—	—	890,000	0.760	September 30, 2024

	Sumitomo Mitsui Banking Corporation	2,670,000	—	—	2,670,000	0.932	April 21, 2026

	MUFG Bank, Ltd.	890,000	—	—	890,000	0.888	October 31, 2025

	Development Bank of Japan Inc. (Note 6)	2,000,000	—	—	2,000,000	1.049	January 31, 2027

	Mizuho Trust & Banking Co., Ltd. (Note 6)	1,000,000	—	—	1,000,000	1.049

	Resona Bank, Ltd.	500,000	—	—	500,000	1.002

	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.772	October 31, 2024

	Sumitomo Mitsui Trust Bank, Ltd.	400,000	—	—	400,000

	Aozora Bank, Ltd.	400,000	—	—	400,000

	Resona Bank, Ltd.	300,000	—	—	300,000

	MUFG Bank, Ltd. (Note 6)	600,000	—	—	600,000	0.696	October 31, 2024

	Mizuho Bank, Ltd. (Note 6)	600,000	—	—	600,000	0.815

	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	0.814

	Mizuho Trust & Banking Co., Ltd. (Note 6)	200,000	—	—	200,000	0.814

	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.903	October 31, 2026

	Sumitomo Mitsui Banking Corporation	500,000	—	—	500,000	1.033	May 18, 2027
	Sumitomo Mitsui Trust Bank, Ltd.	500,000	—	—	500,000

	Resona Bank, Ltd.	400,000	—	—	400,000

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)
Long- term loans payable	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	1.050	May 18, 2027	(Note 5)	Unsecured/ Non- guaranteed

	Mizuho Bank, Ltd. (Note 6)	500,000	—	—	500,000	1.049

	Mizuho Trust & Banking Co., Ltd. (Note 6)	300,000	—	—	300,000	1.050

	Sumitomo Mitsui Trust Bank, Ltd.	1,500,000	—	—	1,500,000	0.918	September 30, 2026

	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.930	September 29, 2027

	Mizuho Bank, Ltd. (Note 6)	1,500,000	—	—	1,500,000	1.029

	Sumitomo Mitsui Trust Bank, Ltd.	1,500,000	—	—	1,500,000	1.100	September 29, 2028

	Sumitomo Mitsui Banking Corporation	500,000	—	—	500,000	1.035	October 3, 2027

	MUFG Bank, Ltd. (Note 6)	1,200,000	—	—	1,200,000	1.000	February 10, 2028

	Sumitomo Mitsui Banking Corporation	900,000	—	—	900,000	0.988	April 30, 2027

	Sumitomo Mitsui Banking Corporation	2,600,000	—	—	2,600,000	0.985	April 30, 2027

	Sumitomo Mitsui Banking Corporation	2,000,000	—	—	2,000,000	0.902	April 30, 2026

	Mizuho Bank, Ltd.	1,000,000	—	—	1,000,000	1.090	April 30, 2028

	The Bank of Fukuoka, Ltd.	1,000,000	—	—	1,000,000	0.907	May 31, 2026

	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.999	May 31, 2027

	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.900

	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.999

	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000	0.999

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)
Long- term loans payable	Nippon Life Insurance Company	700,000	—	—	700,000	0.913	March 31, 2025	(Note 5)	Unsecured/ Non- guaranteed

	Sumitomo Mitsui Trust Bank, Ltd.	700,000	—	—	700,000	0.726	March 31, 2026

	Resona Bank, Ltd.	500,000	—	—	500,000	0.676

	Aozora Bank, Ltd.	500,000	—	—	500,000	0.726

	Mizuho Bank, Ltd.	400,000	—	—	400,000	0.726

	The Musashino Bank, Ltd.	400,000	—	—	400,000	0.676

	Sumitomo Mitsui Banking Corporation	1,850,000	—	—	1,850,000	0.910	March 31, 2028

	MUFG Bank, Ltd.	1,300,000	—	—	1,300,000	0.860

	Resona Bank, Ltd.	650,000	—	—	650,000	0.460	August 31, 2024

	Aozora Bank, Ltd.	890,000	—	—	890,000	0.585	August 31, 2026

	Mizuho Bank, Ltd.	1,370,000	—	—	1,370,000	0.718	March 31, 2028

	Sumitomo Mitsui Trust Bank, Ltd.	820,000	—	—	820,000	0.550	October 31, 2024

	MUFG Bank, Ltd.	1,270,000	—	—	1,270,000	0.750	January 31, 2028

	Mizuho Trust & Banking Co., Ltd. (Note 6)	650,000	—	—	650,000	0.670	April 30, 2028

	MUFG Bank, Ltd. (Note 6)	1,500,000	—	—	1,500,000	0.520	October 31, 2026

	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.644

	Mizuho Bank, Ltd.	1,000,000	—	—	1,000,000	0.644

	Mizuho Trust & Banking Co., Ltd. (Note 6)	500,000	—	—	500,000	0.550

	Resona Bank, Ltd.	300,000	—	—	300,000	0.644

	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	0.830	October 31, 2029

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long- term loans payable	The Gunma Bank, Ltd.	400,000	—	—	400,000	0.498	January 31, 2025	(Note 5)	Unsecured/ Non- guaranteed

	The Musashino Bank, Ltd. (Note 6)	400,000	—	—	400,000	0.478	January 31, 2025

	Sumitomo Mitsui Banking Corporation	700,000	—	—	700,000	0.758	September 30, 2028

	Aozora Bank, Ltd.	450,000	—	—	450,000	0.725	January 31, 2029

	Sumitomo Mitsui Banking Corporation	3,000,000	—	—	3,000,000	0.809	January 31, 2030

	MUFG Bank, Ltd.	700,000	—	—	700,000

	Sumitomo Mitsui Trust Bank, Ltd.	500,000	—	—	500,000

	Resona Bank, Ltd.	450,000	—	—	450,000

	Mizuho Bank, Ltd.	400,000	—	—	400,000

	Development Bank of Japan Inc. (Note 6)	1,500,000	—	—	1,500,000	0.888	January 31, 2031

	Sumitomo Mitsui Banking Corporation	2,400,000	—	—	2,400,000	0.535	February 28, 2026

	MUFG Bank, Ltd.	1,600,000	—	—	1,600,000

	Sumitomo Mitsui Trust Bank, Ltd.	550,000	—	—	550,000

	Resona Bank, Ltd.	500,000	—	—	500,000

	Aozora Bank, Ltd.	500,000	—	—	500,000

	Mizuho Bank, Ltd.	350,000	—	—	350,000

	Mizuho Trust & Banking Co., Ltd.	300,000	—	—	300,000

	Sumitomo Mitsui Banking Corporation	600,000	—	—	600,000	0.407	April 30, 2025

	Mizuho Bank, Ltd.	500,000	—	—	500,000

	Resona Bank, Ltd.	400,000	—	—	400,000

	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.400	April 30, 2025

	Aozora Bank, Ltd.	500,000	—	—	500,000	0.461	April 30, 2026

	Mizuho Trust & Banking Co., Ltd.	200,000	—	—	200,000

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long- term loans payable	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.490	October 31, 2026	(Note 5)	Unsecured/ Non- guaranteed

	MUFG Bank, Ltd. (Note 6)	400,000	—	—	400,000	0.475	October 31, 2026

	Sumitomo Mitsui Banking Corporation	1,600,000	—	—	1,600,000	0.548	October 31, 2027

	Mizuho Bank, Ltd.	400,000	—	—	400,000

	Sumitomo Mitsui Trust Bank, Ltd.	300,000	—	—	300,000

	Resona Bank, Ltd.	300,000	—	—	300,000

	MUFG Bank, Ltd. (Note 6)	600,000	—	—	600,000	0.525	October 31, 2027

	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	0.856	April 30, 2031

	The 77 Bank, Ltd.	500,000	—	—	500,000	0.426	April 30, 2026

	The Musashino Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.350
	Sumitomo Mitsui Banking Corporation	800,000	—	—	800,000	0.601	April 30, 2028
	Sumitomo Mitsui Trust Bank, Ltd.	700,000	—	—	700,000
	Mizuho Trust & Banking Co., Ltd.	600,000	—	—	600,000
	Aozora Bank, Ltd.	600,000	—	—	600,000	0.601	April 30, 2028
	Mizuho Bank, Ltd.	500,000	—	—	500,000
	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.550	April 30, 2028
	SUMITOMO LIFE INSURANCE COMPANY (Note 6)	500,000	—	—	500,000
	Development Bank of Japan Inc. (Note 6)	300,000	—	—	300,000	0.824	April 30, 2031
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.357	April 30, 2024
	MUFG Bank, Ltd. (Note 6)	200,000	—	—	200,000	0.525	October 31, 2027
	Aozora Bank, Ltd.	200,000	—	—	200,000	0.601	April 30, 2028

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long- term loans payable	The Gunma Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.450	September 30, 2026	(Note 5)	Unsecured/ Non- guaranteed
	The Bank of Fukuoka, Ltd.	500,000	—	—	500,000	0.387	March 31, 2026
	The Nishi-Nippon City Bank, Ltd.	500,000	—	—	500,000
	SBI Shinsei Bank, Ltd. (Note 8)	800,000	—	—	800,000	0.599	September 30, 2029
	The Yamaguchi Bank, Ltd.	700,000	—	—	700,000
	The Higo Bank, Ltd.	500,000	—	—	500,000
	Sumitomo Mitsui Banking Corporation	2,600,000	—	—	2,600,000	0.722	January 31, 2029
	Sumitomo Mitsui Trust Bank, Ltd.	600,000	—	—	600,000
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000
	Aozora Bank, Ltd.	400,000	—	—	400,000
	Mizuho Bank, Ltd.	300,000	—	—	300,000
	Resona Bank, Ltd.	300,000	—	—	300,000
	MUFG Bank, Ltd. (Note 6)	800,000	—	—	800,000	0.640	January 31, 2029
	Development Bank of Japan Inc.	1,600,000		—	1,600,000	0.879	January 31, 2031
	Mizuho Bank, Ltd. (Note 6)	600,000	—	—	600,000	0.604	February 28, 2027
	MUFG Bank, Ltd. (Note 6)	950,000	—	—	950,000	0.800	August 31, 2029
	SUMITOMO LIFE INSURANCE COMPANY (Note 6)	500,000	—	—	500,000	0.720
	Sumitomo Mitsui Banking Corporation	—	500,000	—	500,000	0.387	April 30, 2024
	Sumitomo Mitsui Trust Bank, Ltd.	—	400,000	—	400,000
	Mizuho Trust & Banking Co., Ltd.	—	300,000	—	300,000
	Shinkin Central Bank	—	500,000	—	500,000	0.720	September 30, 2026
	Resona Bank, Ltd.	—	400,000	—	400,000	0.720	September 30, 2026
	MUFG Bank, Ltd. (Note 6)	—	500,000	—	500,000	0.647
	Sumitomo Mitsui Banking Corporation	—	500,000	—	500,000	0.897	April 30, 2028
	Shinkin Central Bank	—	500,000	—	500,000

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long- term loans payable	Mizuho Bank, Ltd.	—	300,000	—	300,000	0.897	April 30, 2028	(Note 5)	Unsecured/ Non- guaranteed
	SBI Shinsei Bank, Ltd. (Note 6) (Note 8)	—	500,000	—	500,000	0.790	October 31, 2028
	Kansai Mirai Bank, Ltd. (Note 6)	—	600,000	—	600,000	0.620	September 30, 2030
	SBI Shinsei Bank, Ltd. (Note 6) (Note 8)	—	500,000	—	500,000	0.430	March 31, 2026
	MUFG Bank, Ltd. (Note 6)	—	1,350,000	—	1,350,000	0.549	March 31, 2027
	Development Bank of Japan Inc. (Note 6)	—	1,500,000	—	1,500,000	0.717	September 30, 2028
	Development Bank of Japan Inc. (Note 6)	—	1,500,000	—	1,500,000	0.840	September 30, 2029
	Resona Bank, Ltd. (Note 6)	—	600,000	—	600,000
	The Musashino Bank, Ltd. (Note 6)	—	150,000	—	150,000	0.703	March 31, 2030

	Sub Total	98,050,000	10,600,000	—	108,650,000

Total		¥114,300,000	¥13,750,000	¥8,750,000	¥119,300,000

Note 1:	Annual repayments of long-term loans payable (except for current portion of long-term loans payable) scheduled after the balance sheet date are as follows:

	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands yen)
Long-term loans payable	¥10,510,000	¥19,590,000	¥23,310,000	¥22,090,000	¥33,150,000

Note 2:	All debts except for the following Note 6 are loans payable at a floating rate.
Note 3:

Average interest rates are the weighted average during the period and figures are rounded to the nearest third decimal place. Also, with regard to loans payable for which interest rate swap transactions were implemented in order to hedge the interest rate volatility risk, the weighted average interest rates taking into consideration the effects of the interest rate swaps are indicated.

Note 4:	All the repayment methods of debt financing are lump-sum repayments on the due date.
Note 5:	All debts were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate (additional expenses are included) and repayment of debts.
Note 6:	Loans payable at a fixed rate.
Note 7:	Borrowings are listed in the current portion of long-term loans payable from the fiscal period under review, listed in long-term loans payable in the previous fiscal period.
Note 8:	SBI Shinsei Bank, Limited. changed its trade name from “Shinsei Bank, Limited.” on January 4, 2023.

The following summarizes short-term loans payable and long-term loans payable outstanding as of September 30, 2022:

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)
Short- Term Loans Payable	Sumitomo Mitsui Banking Corporation	750,000	—	—	750,000	0.477	January 31, 2023	(Note 5)	Unsecured/ Unguaranteed
	Sumitomo Mitsui Banking Corporation (Note 8)	—	1,000,000	1,000,000	—	0.425	August 31, 2022

	Sub Total	750,000	1,000,000	1,000,000	750,000

Current portion of long-term loans payable	MUFG Bank, Ltd.	1,250,000	—	1,250,000	—	0.603	August 31, 2022	(Note 5)	Unsecured/ Non- guaranteed
	Mizuho Bank, Ltd.	800,000	—	800,000	—
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.467	October 31, 2022
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000	0.975	March 31, 2023
	Sumitomo Mitsui Trust Bank, Ltd.	600,000	—	—	600,000
	Mizuho Bank, Ltd.	400,000	—	—	400,000
	Resona Bank, Ltd.	400,000	—	—	400,000
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000
	MUFG Bank, Ltd.	400,000	—	—	400,000
	Development Bank of Japan Inc.(Note 6)	1,500,000	—	—	1,500,000	0.994	March 31, 2023
	MUFG Bank, Ltd.	450,000	—	—	450,000	0.987	March 31, 2023
	Resona Bank, Ltd.	200,000	—	—	200,000
	The Musashino Bank, Ltd.	150,000	—	—	150,000
	Development Bank of Japan Inc. (Note 6)	1,500,000	—	—	1,500,000	1.013	March 31, 2023
	MUFG Bank, Ltd. (Note 6) (Note 7)	500,000	—	—	500,000	0.670	September 29, 2023

	Sub Total	10,550,000	—	2,050,000	8,500,000

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long-Term Loans Payable	Sumitomo Mitsui Banking Corporation	4,600,000	—	—	4,600,000	1.366	April 16, 2025	(Note 5)	Unsecured/ Non- guaranteed
	Sumitomo Mitsui Banking Corporation	3,000,000	—	—	3,000,000	1.110	March 31, 2024
	Mizuho Bank, Ltd.	1,150,000	—	—	1,150,000
	MUFG Bank, Ltd.	1,000,000	—	—	1,000,000
	Mizuho Trust & Banking Co., Ltd.	700,000	—	—	700,000
	Sumitomo Mitsui Trust Bank, Ltd.	650,000	—	—	650,000
	Resona Bank, Ltd.	500,000	—	—	500,000
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	1.243	April 16, 2025
	MUFG Bank, Ltd.	400,000	—	—	400,000
	Sumitomo Mitsui Trust Bank, Ltd.	450,000	—	—	450,000	0.803	September 30, 2024
	Development Bank of Japan Inc. (Note 6)	890,000	—	—	890,000	0.760	September 30, 2024
	Sumitomo Mitsui Banking Corporation	2,670,000	—	—	2,670,000	0.932	April 21, 2026
	MUFG Bank, Ltd.	890,000	—	—	890,000	0.888	October 31, 2025
	Development Bank of Japan Inc. (Note 6)	2,000,000	—	—	2,000,000	1.049	January 31, 2027
	Mizuho Trust & Banking Co., Ltd. (Note 6)	1,000,000	—	—	1,000,000	1.049
	Resona Bank, Ltd.	500,000	—	—	500,000	1.002
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.772	October 31, 2024
	Sumitomo Mitsui Trust Bank, Ltd.	400,000	—	—	400,000
	Aozora Bank, Ltd.	400,000	—	—	400,000
	Resona Bank, Ltd.	300,000	—	—	300,000
	MUFG Bank, Ltd. (Note 6)	600,000	—	—	600,000	0.696	October 31, 2024
	Mizuho Bank, Ltd. (Note 6)	600,000	—	—	600,000	0.815
	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	0.814
	Mizuho Trust & Banking Co., Ltd. (Note 6)	200,000	—	—	200,000	0.814
	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.903	October 31, 2026
	Sumitomo Mitsui Banking Corporation	500,000	—	—	500,000	1.033	May 18, 2027

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long-term loans payable	Sumitomo Mitsui Trust Bank, Ltd.	500,000	—	—	500,000			(Note 5)	Unsecured/ Non- guaranteed
	Resona Bank, Ltd.	400,000	—	—	400,000
	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	1.050	May 18, 2027
	Mizuho Bank, Ltd. (Note 6)	500,000	—	—	500,000	1.049
	Mizuho Trust & Banking Co., Ltd. (Note 6)	300,000	—	—	300,000	1.050
	Sumitomo Mitsui Trust Bank, Ltd.	1,500,000	—	—	1,500,000	0.918	September 30, 2026
	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.930	September 29, 2027
	Mizuho Bank, Ltd. (Note 6)	1,500,000	—	—	1,500,000	1.029
	Sumitomo Mitsui Trust Bank, Ltd.	1,500,000	—	—	1,500,000	1.100	September 29, 2028
	Sumitomo Mitsui Banking Corporation	500,000	—	—	500,000	1.035	October 3, 2027
	MUFG Bank, Ltd. (Note 6)	1,200,000	—	—	1,200,000	1.000	February 10, 2028
	Sumitomo Mitsui Banking Corporation	900,000	—	—	900,000	0.988	April 30, 2027
	Sumitomo Mitsui Banking Corporation	2,600,000	—	—	2,600,000	0.985	April 30, 2027
	Sumitomo Mitsui Banking Corporation	2,000,000	—	—	2,000,000	0.902	April 30, 2026
	Mizuho Bank, Ltd.	1,000,000	—	—	1,000,000	1.090	April 30, 2028
	The Bank of Fukuoka, Ltd.	1,000,000	—	—	1,000,000	0.907	May 31, 2026
	Sumitomo Mitsui Banking Corporation	1,500,000	—	—	1,500,000	0.999	May 31, 2027
	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.900
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.999
	Mizuho Trust & Banking Co., Ltd.	500,000	—	—	500,000	0.999
	Nippon Life Insurance Company	700,000	—	—	700,000	0.913	March 31, 2025
	Sumitomo Mitsui Trust Bank, Ltd.	700,000	—	—	700,000	0.726	March 31, 2026
	Resona Bank, Ltd.	500,000	—	—	500,000	0.676
	Aozora Bank, Ltd.	500,000	—	—	500,000	0.726
	Mizuho Bank, Ltd.	400,000	—	—	400,000	0.726
	The Musashino Bank, Ltd.	400,000	—	—	400,000	0.676

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long-term loans payable	Sumitomo Mitsui Banking Corporation	1,850,000	—	—	1,850,000	0.910	March 31, 2028	(Note 5)	Unsecured/ Non- guaranteed
	MUFG Bank, Ltd.	1,300,000	—	—	1,300,000	0.860
	Resona Bank, Ltd.	650,000	—	—	650,000	0.460	August 31, 2024
	Aozora Bank, Ltd.	890,000	—	—	890,000	0.585	August 31, 2026
	Mizuho Bank, Ltd.	1,370,000	—	—	1,370,000	0.718	March 31, 2028
	Sumitomo Mitsui Trust Bank, Ltd.	820,000	—	—	820,000	0.550	October 31, 2024
	MUFG Bank, Ltd.	1,270,000	—	—	1,270,000	0.750	January 31, 2028
	Mizuho Trust & Banking Co., Ltd. (Note 6)	650,000	—	—	650,000	0.670	April 30, 2028
	MUFG Bank, Ltd. (Note 6)	1,500,000	—	—	1,500,000	0.520	October 31, 2026
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.644
	Mizuho Bank, Ltd.	1,000,000	—	—	1,000,000	0.644
	Mizuho Trust & Banking Co., Ltd. (Note 6)	500,000	—	—	500,000	0.550
	Resona Bank, Ltd.	300,000	—	—	300,000	0.644
	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	0.830	October 31, 2029
	The Gunma Bank, Ltd.	400,000	—	—	400,000	0.498	January 31, 2025
	The Musashino Bank, Ltd. (Note 6)	400,000	—	—	400,000	0.478	January 31, 2025
	Sumitomo Mitsui Banking Corporation	700,000	—	—	700,000	0.758	September 30, 2028
	Aozora Bank, Ltd.	450,000	—	—	450,000	0.725	January 31, 2029
	Sumitomo Mitsui Banking Corporation	3,000,000	—	—	3,000,000	0.809	January 31, 2030
	MUFG Bank, Ltd.	700,000	—	—	700,000
	Sumitomo Mitsui Trust Bank, Ltd.	500,000	—	—	500,000
	Resona Bank, Ltd.	450,000	—	—	450,000
	Mizuho Bank, Ltd.	400,000	—	—	400,000
	Development Bank of Japan Inc. (Note 6)	1,500,000	—	—	1,500,000	0.888	January 31, 2031
	Sumitomo Mitsui Banking Corporation	2,400,000	—	—	2,400,000	0.535	February 28, 2026
	MUFG Bank, Ltd.	1,600,000	—	—	1,600,000
	Sumitomo Mitsui Trust Bank, Ltd.	550,000	—	—	550,000
	Resona Bank, Ltd.	500,000	—	—	500,000
	Aozora Bank, Ltd.	500,000	—	—	500,000

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long-term loans payable	Mizuho Bank, Ltd.	350,000	—	—	350,000			(Note 5)	Unsecured/ Non- guaranteed
	Mizuho Trust & Banking Co., Ltd.	300,000	—	—	300,000
	Sumitomo Mitsui Banking Corporation	600,000	—	—	600,000	0.407	April 30, 2025
	Mizuho Bank, Ltd.	500,000	—	—	500,000
	Resona Bank, Ltd.	400,000	—	—	400,000
	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.400	April 30, 2025
	Aozora Bank, Ltd.	500,000	—	—	500,000	0.461	April 30, 2026
	Mizuho Trust & Banking Co., Ltd.	200,000	—	—	200,000
	Sumitomo Mitsui Banking Corporation	1,000,000	—	—	1,000,000	0.490	October 31, 2026
	MUFG Bank, Ltd. (Note 6)	400,000	—	—	400,000	0.475	October 31, 2026
	Sumitomo Mitsui Banking Corporation	1,600,000	—	—	1,600,000	0.548	October 31, 2027
	Mizuho Bank, Ltd.	400,000	—	—	400,000
	Sumitomo Mitsui Trust Bank, Ltd.	300,000	—	—	300,000
	Resona Bank, Ltd.	300,000	—	—	300,000
	MUFG Bank, Ltd. (Note 6)	600,000	—	—	600,000	0.525	October 31, 2027
	Development Bank of Japan Inc. (Note 6)	500,000	—	—	500,000	0.856	April 30, 2031
	The 77 Bank, Ltd.	500,000	—	—	500,000	0.426	April 30, 2026
	The Musashino Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.350	April 30, 2026
	Sumitomo Mitsui Banking Corporation	800,000	—	—	800,000	0.601	April 30, 2028
	Sumitomo Mitsui Trust Bank, Ltd.	700,000	—	—	700,000
	Mizuho Trust & Banking Co., Ltd.	600,000	—	—	600,000
	Aozora Bank, Ltd.	600,000	—	—	600,000	0.601	April 30, 2028
	Mizuho Bank, Ltd.	500,000	—	—	500,000
	MUFG Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.550	April 30, 2028
	SUMITOMO LIFE INSURANCE COMPANY (Note 6)	500,000	—	—	500,000
	Development Bank of Japan Inc. (Note 6)	300,000	—	—	300,000	0.824	April 30, 2031
	Mizuho Bank, Ltd.	500,000	—	—	500,000	0.357	April 30, 2024
	MUFG Bank, Ltd. (Note 6)	200,000	—	—	200,000	0.525	October 31, 2027

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (Note 2) (Note 3)	Payment due date (Note 4)	Use	Remarks
Lender
		(in thousands of yen)				(%)

Long-term loans payable	Aozora Bank, Ltd.	200,000	—	—	200,000	0.601	April 30, 2028	(Note 5)	Unsecured/ Non- guaranteed
	The Gunma Bank, Ltd. (Note 6)	500,000	—	—	500,000	0.450	September 30, 2026
	The Bank of Fukuoka, Ltd.	500,000	—	—	500,000	0.387	March 31, 2026
	The Nishi-Nippon City Bank, Ltd.	500,000	—	—	500,000
	Shinsei Bank, Ltd.	800,000	—	—	800,000	0.599	September 30, 2029
	The Yamaguchi Bank, Ltd.	700,000	—	—	700,000
	The Higo Bank, Ltd.	500,000	—	—	500,000
	Sumitomo Mitsui Banking Corporation	2,600,000	—	—	2,600,000	0.722	January 31, 2029
	Sumitomo Mitsui Trust Bank, Ltd.	600,000	—	—	600,000
	Mizuho Trust & Banking Co., Ltd.	400,000	—	—	400,000
	Aozora Bank, Ltd.	400,000	—	—	400,000
	Mizuho Bank, Ltd.	300,000	—	—	300,000
	Resona Bank, Ltd.	300,000	—	—	300,000
	MUFG Bank, Ltd. (Note 6)	800,000	—	—	800,000	0.640	January 31, 2029
	Development Bank of Japan Inc.	1,600,000	—	—	1,600,000	0.879	January 31, 2031
	Mizuho Bank, Ltd. (Note 6)	—	600,000	—	600,000	0.604	February 28, 2027
	MUFG Bank, Ltd. (Note 6)	—	950,000	—	950,000	0.800
	SUMITOMO LIFE INSURANCE COMPANY (Note 6)	—	500,000	—	500,000	0.720	August 31, 2029
	Sub Total	103,000,000	2,050,000	—	105,050,000

Total		¥114,300,000	¥3,050,000	¥3,050,000	¥114,300,000

Note 1:	Annual repayments of long-term loans payable (except for current portion of long-term loans payable) scheduled after the balance sheet date are as follows:

	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	(in thousands yen)
Long-term loans payable	¥9,490,000	¥15,320,000	¥20,850,000	¥21,500,000	¥37,890,000

Note 2:	All debts except for the following Note 6 are loans payable at a floating rate.
Note 3:

Average interest rates are the weighted average during the period and figures are rounded to the nearest third decimal place. Also, with regard to loans payable for which interest rate swap transactions were implemented in order to hedge the interest rate volatility risk, the weighted average interest rates taking into consideration the effects of the interest rate swaps are indicated.

Note 4:	All the repayment methods of debt financing are lump-sum repayments on the due date.
Note 5:	All debts were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate (additional expenses are included) and repayment of debts.
Note 6:	Loans payable at a fixed rate.
Note 7:	Borrowings are listed in the current portion of long-term loans payable from the fiscal period under review, listed in long-term loans payable in the previous fiscal period.
Note 8:	Full prepayment of 1,000,000 thousand yen was made on June 30, 2022.

23. INVESTMENT CORPORATION BONDS

Outstanding investment corporation bonds as of March 31, 2023 are as follows.

Series	Date of issue	Balance at the beginning of period	Decrease during the period	Balance at the end of period	Interest rate	Repayment date	Use	Remarks
		(in thousands of yen)			(%)
Second series of unsecured investment corporation bonds (Note 1)	October 31, 2016	¥1,000,000	—	¥1,000,000	0.600	October 30, 2026	(Note 3)	Unsecured
Fourth series of unsecured investment corporation bonds (Note 1)	August 31, 2017	2,000,000	—	2,000,000	0.700	August 31, 2027	(Note 4)
Fifth series of unsecured investment corporation bonds (Note 1)	April 26, 2018	2,000,000	—	2,000,000	0.700	April 26, 2028
Sixth series of unsecured investment corporation bonds (Note 2)	April 30, 2020	1,000,000	—	1,000,000	0.400	April 30, 2025
Seventh Series Unsecured Investment Corporation Bonds (Green Bonds) (Note 1)	January 28, 2022	2,000,000	—	2,000,000	0.460	January 28, 2032	(Note 5)
Eighth Series Unsecured Investment Corporation Bonds (Green Bonds) (Note 1)	June 22, 2022	2,000,000	—	2,000,000	0.500	October 29, 2027	(Note 5)

Total		¥10,000,000	¥—	¥10,000,000

Note 1:	Ranking pari passu among the specified investment corporation bonds.
Note 2:	Ranking pari passu among the specified investment corporation bonds and small private placement with restrictions on splits of denomination of each bond.
Note 3:	Investment corporation bonds were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate and repayment of debts.
Note 4:	Investment corporation bonds were used as the funds for repayment of debts.
Note 5:	Investment corporation bonds were used as the funds for repayment of debts that were borrowed for the purpose to acquire the eligible green assets.

Note 6:	Annual repayments of investment corporation bonds scheduled for the next five years after the balance sheet date are as follows.

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years
	(in thousands of yen)
Investment corporation bonds	¥—	¥—	¥1,000,000	¥1,000,000	¥4,000,000

Outstanding investment corporation bonds as of September 30, 2022 are as follows.

Series	Date of issue	Balance at the beginning of period	Decrease during the period	Balance at the end of period	Interest rate	Repayment date	Use	Remarks
		(in thousands of yen)			(%)
Second series of unsecured investment corporation bonds (Note 1)	October 31, 2016	1,000,000	—	1,000,000	0.600	October 30, 2026	(Note 3)	Unsecured
Third series of unsecured investment corporation bonds (Note 1)	August 31, 2017	1,000,000	1,000,000	—	0.320	August 31, 2022	(Note 4)
Fourth series of unsecured investment corporation bonds (Note 1)	August 31, 2017	2,000,000	—	2,000,000	0.700	August 31, 2027
Fifth series of unsecured investment corporation bonds (Note 1)	April 26, 2018	2,000,000	—	2,000,000	0.700	April 26, 2028
Sixth series of unsecured investment corporation bonds (Note 2)	April 30, 2020	1,000,000	—	1,000,000	0.400	April 30, 2025
Seventh Series Unsecured Investment Corporation Bonds (Green Bonds) (Note 1)	January 28, 2022	2,000,000	—	2,000,000	0.460	January 28, 2032	(Note 5)
Eighth Series Unsecured Investment Corporation Bonds (Green Bonds) (Note 1)	June 22, 2022	—	—	2,000,000	0.500	October 29, 2027	(Note 6)

Total		¥9,000,000	¥1,000,000	¥10,000,000

Note 1:	Ranking pari passu among the specified investment corporation bonds.
Note 2:	Ranking pari passu among the specified investment corporation bonds and small private placement with restrictions on splits of denomination of each bond.
Note 3:	Investment corporation bonds were used as the funds for acquiring real estate properties or trust beneficiary interest in real estate and repayment of debts.
Note 4:	Investment corporation bonds were used as the funds for repayment of debts.
Note 5:	Investment corporation bonds were used as the funds for repayment of debts that were borrowed for the purpose to acquire the eligible green assets.
Note 6:	Investment corporation bonds were used as the funds for repayment of Investment corporation bonds and debts that were borrowed for the purpose to acquire the eligible green assets.
Note 7:	Annual repayments of investment corporation bonds scheduled for the next five years after the balance sheet date are as follows.

	Due in 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years
	(in thousands of yen)
Investment corporation bonds	¥—	¥—	¥1,000,000	¥—	¥3,000,000

24. DISTRIBUTIONS

	From October 1, 2022 to March 31, 2023	From April 1, 2022 to September 30, 2022
I. Retained earnings at the end of period	¥3,922,702,444	¥3,775,141,552

II. Total distributions	¥3,922,580,978	¥3,774,835,668

Distributions per unit	¥6,514	¥6,484

III. Retained earnings brought forward to the next period	¥121,466	¥305,884

Method of calculating distribution amount

In accordance with the policy described in Article 39-1 of its Articles of Incorporation, KRR determines that the amount of distribution shall exceed the amount equivalent to 90% of its distributable profit as stipulated in Article 67-15 of the Special Taxation Measures Law and shall be up to its profits as the maximum amount. Following this policy, KRR has decided that it shall distribute 3,922,580,978 yen which is almost the entire amount of retained earnings as the distributions of earnings.

Procedures for the distribution of amounts exceeding distributable income are outlined in Article 39-2 of KRR’s Articles of Incorporation. In the 15th fiscal period, KRR has decided not to distribute cash in excess of distributable profit.

In accordance with the policy described in Article 39-1 of its Articles of Incorporation, KRR determines that the amount of distribution shall exceed the amount equivalent to 90% of its distributable profit as stipulated in Article 67- 15 of the Special Taxation Measures Law and shall be up to its profits as the maximum amount. Following this policy, KRR has decided that it shall distribute ¥3,774,835,668 which is almost the entire amount of retained earnings as the distributions of earnings.

Procedures for the distribution of amounts exceeding distributable income are outlined in Article 39-2 of KRR’s Articles of Incorporation. In the 15th fiscal period, KRR has decided not to distribute cash in excess of distributable profit.